UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a)
of the Securities Exchange Act of 1934
(Amendment No.     )

Filed by the Registrant	☒

Filed by a Party other than the Registrant	☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12

PIXELWORKS, INC.
(Name of Registrant as Specified In Its Charter)
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

1)	Title of each class of securities to which transaction applies:

2)	Aggregate number of securities to which transaction applies:

3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

4)	Proposed maximum aggregate value of transaction:

5)	Total fee paid:

☐	Fee paid previously with preliminary materials

☐
Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

1)	Amount Previously Paid:

2)	Form, Schedule or Registration Statement No.:

3)	Filing Party:

4)	Date Filed:

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD ON MAY 15, 2020
The 2020 Annual Meeting of Shareholders of Pixelworks, Inc. will be held telephonically on May 15, 2020 at 1:00 p.m. Pacific Daylight Time. As a result of the outbreak of COVID-19, and to support the health and well-being of our officers, directors, employees and stockholders, the 2020 Annual Meeting of Shareholders will be held via telephone. Accordingly, you will be able to attend and participate in the 2020 Annual Meeting of Shareholders by dialing 888-788-0099. The conference ID number for the 2020 Annual Meeting of Shareholders is 944739259. The telephonic meeting has been designed to provide the same rights that you would otherwise have at an in-person meeting, as further described below. The 2020 Annual Meeting of Shareholders is being held to conduct the following items of business:

1.	To elect six Directors to serve until the 2021 Annual Meeting of Shareholders or until their successors are duly elected or qualified;

2.	To approve the amended and restated 2006 Stock Incentive Plan;

3.	To approve the amended and restated 2010 Employee Stock Purchase Plan;

4.	To hold an advisory vote on executive compensation;

5.	To ratify the appointment of Armanino LLP as Pixelworks’ independent registered public accounting firm for the current fiscal year; and

6.	To transact any other business that properly comes before the meeting or any postponement or adjournment of the meeting.
The foregoing items of business are more fully described in the Proxy Statement which accompanies this Notice of Annual Meeting of Shareholders. None of the proposals requires the approval of any other proposal to become effective.
The board of directors of Pixelworks, Inc. has fixed the close of business on March 20, 2020 as the record date for the Annual Meeting. Only shareholders of record of our common stock at the close of business on March 20, 2020 are entitled to receive notice of, attend and vote at the meeting or any postponement or adjournment thereof. Beginning two business days after this Notice is given, a complete list of shareholders entitled to vote at the Annual Meeting of Shareholders will be available at the Secretary's office at 226 Airport Parkway, Suite 595, San Jose, California 95110.
YOUR VOTE IS IMPORTANT. WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING, PLEASE SIGN AND DATE THE ENCLOSED PROXY CARD AND RETURN IT OR VOTE YOUR SHARES ELECTRONICALLY THROUGH THE INTERNET OR BY TELEPHONE. VOTING INSTRUCTIONS ARE PROVIDED BELOW IN THE PROXY STATEMENT BEGINNING ON PAGE 1 AND ON THE ENCLOSED PROXY CARD.
We appreciate your continued support of Pixelworks, Inc.

BY ORDER OF THE BOARD OF DIRECTORS

Todd A. DeBonis
President and Chief Executive Officer (Principal Executive Officer)
San Jose, California
April 16, 2020
This Proxy Statement and accompanying proxy card are first being distributed on or about April 16, 2020.
This Proxy Statement, along with the proxy card and our Annual Report on Form 10-K are available on our website at www.pixelworks.com.

PIXELWORKS, INC.
226 Airport Parkway, Suite 595
San Jose, CA 95110
PROXY STATEMENT
2020 ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD ON MAY 15, 2020

THE MEETING
Purpose, Date, Time and Place
This proxy statement (the “Proxy Statement”) is being provided in connection with the 2020 Annual Meeting of Shareholders (the “Annual Meeting”) of Pixelworks, Inc. (“Pixelworks” or the “Company”), an Oregon corporation, or any postponement or adjournment of that meeting. The related proxy is solicited on behalf of the Board of Directors (the “Board”) of the Company. These proxy materials were first sent to shareholders on or about April 16, 2020.
The Annual Meeting will be held telephonically on May 15, 2020, at 1:00 p.m. Pacific Daylight Timefor the purposes set forth in the accompanying Notice of Annual Meeting of Shareholders. As a result of the outbreak of COVID-19, and to support the health and well-being of our officers, directors, employees and stockholders, the 2020 Annual Meeting of Shareholders will be held via telephone. Accordingly, you will be able to attend and participate in the 2020 Annual Meeting of Shareholders by dialing 888-788-0099. The conference ID number for the 2020 Annual Meeting of Shareholders is 944739259.
Record Date
The Board has fixed the close of business on March 20, 2020 as the record date for the Annual Meeting. Shareholders of Pixelworks common stock at the close of business on March 20, 2020, will be entitled to receive notice of, attend and vote at the Annual Meeting. On the record date, there were approximately 120 registered shareholders of record and a substantially greater number of beneficial owners because a significant portion of our outstanding common stock is held in broker “street name.” On the record date there were 39,247,988 shares of common stock outstanding and each share of common stock is entitled to one vote on each matter.
Appointment of Proxy Holders
Our Board asks you to appoint Todd A. DeBonis and Elias N. Nader as your proxy holders to vote your shares at the Annual Meeting. You may make this appointment by voting the enclosed proxy card using one of the voting methods described below.
If appointed by you, the proxy holders will vote your shares as you direct on the matters described in this Proxy Statement. In the absence of your direction, they will vote your shares as recommended by our Board.

Unless you otherwise indicate on the proxy card, you also authorize your proxy holders to vote your shares on any matters not known by our Board at the time this Proxy Statement was printed and which, under our Second Amended and Restated Bylaws, may be properly presented for action at the Annual Meeting.
Voting
Shares Registered in Your Name
You may vote shares registered in your name in person at the Annual Meeting, or by proxy by using the enclosed proxy card, over the telephone or on the Internet. Whether or not you plan to attend the Annual Meeting, we urge you to vote to ensure your vote is counted. You may still attend and vote during the Annual Meeting if you have already voted by proxy.

1.
To vote using the proxy card, simply complete, sign and date the enclosed proxy card and return it promptly in the envelope provided. If you return your signed proxy card to us before the Annual Meeting, we will vote your shares as you direct.

2.
To vote during the Annual Meeting, please notify us by sending written notice of your intent to attend telephonically by no later than 11:59 p.m., Eastern Daylight Time, on May 14, 2020. Notice should be sent to our Secretary, care of Pixelworks, Inc., 226 Airport Parkway, Ste. 595, San Jose, CA 95110 or by email to legal@pixelworks.com. On the day of the Annual Meeting, dial 888-788-0099 at the appointed time, and use conference ID number 944739259. Any votes cast telephonically during the Annual Meeting will be reviewed by our inspector of elections.

3.
To vote over the telephone prior to the Annual Meeting, dial toll-free (800) 690-6903 using a touch-tone phone and follow the recorded instructions. You will be asked to provide the control number from the enclosed proxy card. Your vote must be received by 11:59 p.m., Eastern Daylight Time on May 14, 2020 to be counted.

4.
To vote on the Internet, go to www.proxyvote.com to complete an electronic proxy card. You will be asked to provide the control number from the enclosed proxy card. Your vote must be received by 11:59 p.m., Eastern Daylight Time on May 14, 2020 to be counted.

If shares are registered in your name and you execute a proxy but either (i) indicate when voting on the Internet or by telephone that you wish to vote as recommended by the Board or (ii) sign and return a proxy card without providing specific voting instructions, the shares will be voted:

1.	“FOR” each of the six nominees for Director listed in this Proxy Statement;

2.	“FOR” approval of the amended and restated 2006 Stock Incentive Plan;

3.	“FOR” approval of the amended and restated 2010 Employee Stock Purchase Plan;

4.	“FOR” the proposal regarding an advisory vote on executive compensation; and

5.	“FOR” the ratification of Armanino LLP as Pixelworks’ independent registered public accounting firm for the year ending December 31, 2020.
Shares Registered in the Name of Broker, Bank or Other Agent
If you are a beneficial owner of shares registered in the name of your broker, bank or other agent, you should have received a proxy card and voting instructions with these proxy materials from that organization. Simply complete and mail the proxy card to ensure that your vote is counted. Alternatively, you may vote by telephone or over the Internet as instructed by your broker, bank or other agent. To vote during the Annual Meeting, you must obtain and submit a valid proxy from your broker, bank or other agent. Follow the instructions from your broker, bank or other agent included with these proxy materials, or contact your broker, bank or other agent to request a valid proxy.
If you are a beneficial owner of shares registered in the name of your broker, bank or other agent and you do not provide specific voting instructions to your broker, bank or other agent, under the rules of certain securities exchanges, including the Nasdaq rules, the broker, bank or other agent holding those shares may generally vote as the nominee determines in its discretion on behalf of the beneficial owner on routine matters, but cannot vote on non-routine matters, the latter of which results in “broker non-votes.” We understand that, under Nasdaq rules, proposals one, two, three and four involve non-routine matters, and without your instruction, your broker cannot vote your shares. Accordingly, broker non-votes are expected. No broker non-votes are expected for proposal five as it involves matters we believe to be routine. See “ — Effect of Abstentions and Broker Non-Votes,” below.
Revocability of Proxy
You can revoke your proxy at any time before the final vote at the Annual Meeting. You may revoke your proxy in any one of three ways:

1.	A duly executed proxy card with a later date or time than the previously submitted proxy;

2.	A written notice that you are revoking your proxy sent to our Secretary, care of Pixelworks, Inc., 226 Airport Parkway, Ste. 595, San Jose, CA 95110; or

3.	A later-dated vote by telephone or Internet or a ballot cast at the Annual Meeting (simply attending the Meeting will not, by itself, revoke your proxy).
Quorum
A quorum is required for the shareholders to conduct business at the Annual Meeting. The presence, in person or by proxy, of a majority of the total number of outstanding shares of our common stock entitled to vote at the Annual Meeting is necessary to constitute a quorum at the Annual Meeting. Abstentions, broker non-votes and other proxies received but not marked, if any, will be included in the calculation of the number of shares considered to be present at the Annual Meeting for quorum purposes.

Votes Required to Adopt Proposals
Each outstanding share of our common stock on the record date is entitled to one vote on each of the six Director nominees and one vote on each other matter. Our Directors are elected by a plurality of the votes cast by the shares entitled to vote in the matter. This means that the six nominees for Director receiving the most affirmative votes will be elected. Approval of other matters requires that the number of votes cast “for” the matter exceed the number of votes cast “against” the matter.

Effect of Abstentions and Broker Non-Votes
Abstentions, broker non-votes and shares not present at the meeting are counted for purposes of determining whether a quorum exists at the Annual Meeting, but have no effect on the results of voting. If you are a beneficial holder and do not provide specific voting instructions to your broker, bank or other agent, the organization that holds your shares will not be authorized to vote on the election of Directors or approval of any of the other proposals other than the ratification of Armanino LLP as the auditor for 2020.
Expenses and Solicitation
The Company will bear the cost of this solicitation. Our Directors, officers, and other employees, without additional compensation, may also solicit proxies personally or in writing, by telephone, email, or otherwise. We are required to request that brokers and nominees who hold stock in their names furnish our proxy materials to the beneficial owners of the stock, and we must reimburse these brokers and nominees for the expenses of doing so in accordance with statutory fee schedules. At this time, we have not engaged a proxy solicitor. If we do engage a proxy solicitor, we will pay the customary costs associated with such engagement.
Electronic Delivery of Proxy Materials
Any shareholder may request to receive a full set of proxy materials in printed form by mail or electronically by email on an ongoing basis. Choosing to receive future proxy materials by email will save the Company the cost of printing and mailing documents to shareholders and will reduce the impact of annual meetings on the environment. A shareholder who chooses to receive future proxy materials by email will receive the full set of such materials by email prior to next year’s annual meeting. A shareholder’s election to receive proxy materials by email rather than in printed form will remain in effect until the shareholder terminates it. You may request to receive proxy materials by email by entering the control number provided on your proxy card at www.investordelivery.com or www.proxyvote.com.
Householding of Proxy Materials
We are “householding” our proxy materials pursuant to Securities and Exchange Commission (“SEC”) rules. This procedure allows the Company to reduce its printing costs, mailing costs and fees by delivering one copy of our annual report and Proxy Statement to multiple shareholders who share the same mailing address, unless the Company received contrary instructions from an affected shareholder.
We will promptly deliver upon written or oral request a separate copy of this Proxy Statement and our Annual Report on Form 10-K for the fiscal year ended December 31, 2019 to any shareholder at a shared address to which a single copy of any of these documents was delivered. To request a separate copy of any of these documents, shareholders may write or call the Company at our principal executive offices:
Pixelworks, Inc.
Attn: Secretary
226 Airport Parkway, Ste. 595
San Jose, CA 95110
(408) 200-9200
Shareholders of record who would like to revoke householding consent and receive a separate copy of proxy materials, and shareholders sharing an address and receiving multiple copies of proxy materials who would like to give householding consent and request delivery of a single copy of these documents, should contact Broadridge Financial Solutions, Inc., either by calling toll free at (800) 579-1639 or by writing to Broadridge, Householding Department, 51 Mercedes Way, Edgewood, New York 11717. Within 30 days of receipt of revocation of a shareholder’s consent, the shareholder will be removed from the householding program. If you hold your shares in street name, please contact your bank, broker or other holder of record to request information about householding.

PROPOSAL NO. 1: ELECTION OF DIRECTORS
Our Sixth Amended and Restated Articles of Incorporation, as amended by the First, Second and Third Amendments thereto, and our Second Amended and Restated Bylaws provide that the number of members of the Board shall not be less than three or more than twelve with the exact number to be fixed by resolution of the Board. Our Sixth Amended and Restated Articles of Incorporation, as amended, and our Second Amended and Restated Bylaws require that our Board be divided into three classes serving staggered terms when the authorized number of Directors is fixed at eight or more, and if the authorized number of Directors is fixed at seven or less, the Directors shall hold office until the earlier of the next annual meeting of shareholders, a successor being elected and qualified, or such member's resignation, death or removal.
The authorized number of Directors is currently set at six (6) members. The Corporate Governance and Nominating Committee recommended to the Board that each of Todd A. DeBonis, Amy L. Bunszel, C. Scott Gibson, Daniel J. Heneghan, Richard L. Sanquini and David J. Tupman be nominated for re-election to serve as Directors of the Company until the next annual meeting of shareholders.
In the event these six nominees for Director are re-elected, following the Annual Meeting, our Board would consist of the following individuals.

Name	Age	Committees
Todd A. DeBonis	55	None
Amy L. Bunszel	52	Compensation and Corporate Governance and Nominating
C. Scott Gibson	67	Audit and Compensation (Chair)
Daniel J. Heneghan	64	Audit (Chair) and Corporate Governance and Nominating
Richard L. Sanquini*	85	Audit
David J. Tupman	57	Compensation and Corporate Governance and Nominating (Chair)

*	Chairman of the Board

The proxies given to the proxy holders will be voted or not voted as directed and, if no direction is given, will be voted FOR the six nominees. If any nominee is unable or declines to serve as Director at the time of the Annual Meeting, an event not now anticipated, proxies will be voted for any nominee designated by our Board to fill the vacancy.

Director Nominees for Election

In accordance with SEC regulations, the names of the nominees and certain biographical information about the nominees, including the Director’s business experience, director positions held currently or at any time during the last five years, information regarding involvement in certain legal or administrative proceedings, if applicable, and the experiences, qualifications, attributes or skills that caused the Corporate Governance and Nominating Committee to recommend that the nominee should serve on our Board, are set forth below. For additional information about how we identify and evaluate nominees for Director, see " — Qualifications of Directors."

TODD A. DEBONIS has served as our Chief Executive Officer and as a Director since April 2016, and previously served as our Chief Operating Officer from February 2016 to April 2016, and as our Executive Vice President, Sales, Marketing & Business Development from January 2016 to February 2016. Prior to joining Pixelworks, Mr. DeBonis served as the Vice President of Global Sales & Strategic Development at TriQuint Semiconductor, Inc. ("TriQuint"), a semiconductor company, from April 2004 to December 2015, where his responsibilities included global sales, business development, strategic planning, customer support, contract negotiation and corporate marketing. Prior to TriQuint, Mr. DeBonis served as Vice President of Worldwide Sales & Marketing at Centillium Communications, a designer, developer and supplier of integrated programmable SoC solutions, Vice President of Worldwide Sales of Ishoni Networks Inc., a silicon and software solution provider, and also held executive positions at Infineon Technologies AG, VisCom Corporation and Electec SoCal. Mr. DeBonis served on the Board of Directors of Poet Technologies Inc. (TSX VENTURE: PTK) until January 2018. Mr. DeBonis received a B.S. in Electrical Engineering with a focus in digital design and control systems from the University of Nevada.
Mr. DeBonis’ leadership and in-depth knowledge of the operations of the Company contribute to informed decision-making at the Board level. In addition, his prior experience as an executive at complementary semiconductor companies provides him with critical analysis and decision-making skills, deep relationships within our industry and knowledge of best-practices across the key functions of an organization.
AMY L. BUNSZEL has served as a Director of Pixelworks since March 2019. Ms. Bunszel is currently the Senior Vice President, Design and Creation Products at Autodesk, Inc. ("Autodesk"), an American multinational software corporation that makes software services for the architecture, engineering, construction, manufacturing, media, and entertainment industries, and has served in that role since September 2017. Prior to her current role at Autodesk, Ms. Bunszel served as Autodesk's Vice President of Digital Engineering Products from December 2015 to September 2017, Vice President of AutoCAD Products from November 2010 to December 2015 and served in other roles at Autodesk, from February 2003 to November 2010. Before joining Autodesk, she co-founded Linius Technologies Ltd. in 1996, a wire harness design software company serving the manufacturing industry, which technology was later integrated with Autodesk’s Inventor 3D mechanical design software when Autodesk acquired the company in 2003. Ms. Bunszel holds a B.S. in Electrical Engineering from Cornell University and an M.S. in Electrical Engineering from the University of Massachusetts, Amherst. She is a member of the President’s Council for Cornell Women, the Entrepreneurship Program at Cornell, and The Athena Alliance.
Ms. Bunszel’s expertise in visual-centric software solutions brings value to the board and adds insight into industry trends and developments, further building on the Company’s existing strengths in hardware-based display processing.
C. SCOTT GIBSON has served as a Director of Pixelworks since May 2002 and currently serves on public company boards, which has been his full-time professional job for more than the past five years. From January 1983 through February 1992, Mr. Gibson co-founded and served as President, and Co-CEO of Sequent Computer Systems, Inc. ("Sequent"), a computer systems company. Prior to co-founding Sequent, Mr. Gibson served as General Manager, Memory Components Operation, at Intel Corporation. Since March 1992, Mr. Gibson served as a Director for several high technology companies. Mr. Gibson is currently the Vice Chair of the Board of Directors of Northwest Natural Holding Company (NYSE: NWN) and served on the Board of Directors of Qorvo, Inc. (Nasdaq: QRVO) until October 2019. Within the past five years, Mr. Gibson also served on the Board of Directors of RadiSys Corporation (Nasdaq: RSYS), Verigy Ltd. (Nasdaq: VRGY) and TriQuint Semiconductor, Inc., which subsequently merged with RF Micro Devices, Inc., and became Qorvo, Inc. in January 2015. Mr. Gibson serves as Trustee of the St. John's Health, and the Community Foundation of Jackson Hole. Mr. Gibson holds a B.S.E.E. and an M.B.A. from the University of Illinois. Mr. Gibson was awarded the NACD Board Fellow credential in January 2017.
Mr. Gibson's semiconductor expertise and experience in the high-technology industry provide him with a deep understanding of our business. Mr. Gibson's significant experience as a director of other public companies provides him with a current working knowledge of business and economic trends that affect our industry. Mr. Gibson's prior experience co-founding and leading Sequent Computer Systems, along with other senior management positions he has held, provide him with insight into a range of issues that face Pixelworks. Through his board experience, Mr. Gibson has worked extensively with compensation consultants, and has gained a thorough knowledge of executive compensation trends and practices. Additionally, Mr. Gibson’s extensive work on public and non-profit audit committees, and his qualification as an audit committee financial expert as defined by SEC rules, lends perspective and experience to our Audit Committee.

DANIEL J. HENEGHAN has served as a Director of Pixelworks since April 2006. Mr. Heneghan has served as an advisor to the semiconductor industry for more than the past five years. From 1999 to 2005, he served as Vice President and Chief Financial Officer of Intersil Corporation, a world leader in the design and manufacture of high performance analog solutions. From 1980 to 1999, Mr. Heneghan worked in various management positions in finance, information technology, purchasing and operations for Harris Corporation, an international communications and information technology company serving government and commercial markets, including the position of Vice President and Controller of Harris Semiconductor Corporation, which he held from 1996 until leaving the company. Mr. Heneghan served on the board of directors of NTELOS Holdings Corp. from February 2006 until it was acquired by Shenandoah Telecommunications in May 2016. Mr. Heneghan also served on the Board of Directors of Micrel, Inc. from November 2008, until it was acquired by by Microchip Technology in August, 2015. Mr. Heneghan also served on the Board of Directors for Freescale Semiconductor, Inc. from July 2010 until it was acquired by NXP Semiconductors N.V. in December 2015. Mr. Heneghan is a graduate of Quincy University with a B.S. in Accounting. Mr. Heneghan also earned an M.B.A. from Western Illinois University.
Mr. Heneghan’s role as an advisor to the semiconductor industry brings the Company access to relationships with key industry participants and a current working knowledge of practices and developments in the industry. Additionally, Mr. Heneghan has experience directly managing companies that are complementary to and face similar issues to those faced by Pixelworks. His leadership experience extends to financial and information technology oversight of large companies, which makes him particularly well suited to work with the Company on risk management and oversight. Mr. Heneghan’s service on the audit committee of other publicly traded companies provides him with significant experience with financial and accounting developments.
RICHARD L. SANQUINI has served as a Director of Pixelworks since February 2010. For the past several years, Mr. Sanquini has worked as an industry consultant, investor, and board director with young companies and has a strong reputation for helping to build and prepare them for public offering and/or acquisition. In addition to Pixelworks, Mr. Sanquini currently serves on the boards of Synaptics Incorporated (Nasdaq: SYNA), a developer and supplier of custom designed human interface solutions, R2 Semiconductor Inc., a privately-held fabless semiconductor company, Intravue Inc., a privately held medical devide company and Kuprion, Inc., a nano copper materials company. Mr. Sanquini has also served as a director on many successful startup company boards during the last few years, including serving as the Chairman of PortalPlayer, the company that developed the silicon and operating system for the Apple iPod. Prior to his current role, Mr. Sanquini worked at National Semiconductor, initially as vice president of microprocessors, microcontrollers, and peripherals' with subsequent roles of senior vice president of the consumer and commercial division and as the company’s chief technology officer. He began his career at RCA’s Solid State Electronics Division, as an integrated circuit design engineer and eventually served as the general manager and director of memories and microprocessors. Mr. Sanquini holds a Bachelor of Science in Electrical Engineering (BSEE) from the Milwaukee School of Engineering, Wisconsin.
Mr. Sanquini’s experience in senior management positions and his experience with intellectual property protection and China operations, provide him with specific knowledge that is valuable to the Board’s understanding of our business. His current service on complementary public company boards allows him to draw on experiences and knowledge from across the industry, and enables him to identify best practices and developments. Mr. Sanquini has served as a chairman and member of the audit and compensation committees and as a member of the nominations and corporate governance committees, of other public company boards, which supports his knowledge of corporate governance trends and regulatory requirements.
DR. DAVID J. TUPMAN has served as a Director of Pixelworks since April 2014 and served as a consultant to Pixelworks from July 2012 until March 2016. Since July 2015, Dr. Tupman has also served on the Board of Directors of Cirrus Logic Inc. (Nasdaq: CRUS). From 2001 to 2011, Dr. Tupman rose from manager to Vice President of hardware engineering at Apple, Inc., where he led the hardware engineering and technology teams for multiple mobile devices, including the iPhone and iPod devices. Prior to Apple, Dr. Tupman worked at Psion Computers in London, England from 1995 to 2001 as a hardware-engineering manager where he developed a number of PDAs including the Psion Series 5MX and the Revo. From 1988 to 1995, Dr. Tupman was a Principal Design Engineer at Schlumberger NV in Farnborough, England where he developed low power, high precision sensors for the gas, fuel and aerospace industries. Dr. Tupman holds a Bachelors in Electronics Engineering from the University of Salford, England, where he also received an honorary Doctor of Science degree in 2014. Dr. Tupman is named as an inventor on more than 30 U.S. patents.
Dr. Tupman brings over 30 years of engineering and technology experience in the consumer electronics and industrial markets, which we believe will provide valuable insights and industry expertise to our Board.

Required Vote
Directors will be elected by a plurality of the votes cast at the Annual Meeting where a quorum is present. This means the six Director nominees who receive the highest number of “for” votes properly cast will be elected as Directors, even if none receive a majority of the votes cast. Shareholders may not cumulate their votes. Because Directors are elected by a plurality of the votes, an “abstain” vote will have no effect on the outcome of the election but will be counted for purposes of determining whether a quorum is present. In addition, a "withheld" vote will not be counted in determining the number of votes cast for the Director nominees.
THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR THE
ELECTION OF EACH OF ITS NOMINEES FOR DIRECTOR.

INFORMATION ABOUT OUR BOARD OF DIRECTORS

Board Responsibilities
The Board is governed by our Corporate Governance Guidelines, which can be found on our website at www.pixelworks.com. The Board’s primary responsibilities include:

•	Understanding the factors that determine the Company’s success and the risks and problems that affect it;

•	Understanding, reviewing, approving and overseeing fundamental business strategies, financial strategies and major corporate actions;

•	Nominating Directors, reviewing the structure and operation of the Board and overseeing effective corporate governance;

•	Establishing a corporate environment that promotes timely and effective disclosure, financial accountability, high ethical standards and compliance with all applicable laws and regulations;

•	Understanding the results of operations and financial condition of the Company;

•	Evaluating the performance of the Company’s senior executives and taking action where appropriate;

•	Approving the compensation of the Company’s senior executives and overseeing succession planning for these executives; and

•	Providing advice and assistance to the Company’s senior executives.

Board Structure
Our Board currently consists of six Directors. The current Board members include five independent Directors and our Chief Executive Officer ("CEO"). The Board believes that, if all six nominees for Director are elected at the Annual Meeting, following the Annual Meeting there will be a majority of independent Directors on the Board.

Board Leadership Structure
Both independent and management Directors, including our CEO, are eligible for appointment as Chairman of the Board. Currently, the functions of Chairman of the Board and the CEO are separated. Among the duties of the Chairman of the Board is the management of the Board, including prioritizing current matters in front of the Board and setting the agenda for meetings with the input of management. Mr. Sanquini has served as Chairman of the Board since July 2010. The CEO manages the Company and is accountable for corporate performance. Mr. DeBonis has served as CEO and President of Pixelworks and has served on the Board since April 2016.
While both independent and management Directors are currently eligible to serve as Chairman of the Board, the Board believes that there may be advantages to having an independent Chairman of the Board for matters such as facilitating communications between the Board, the CEO, and other senior management and assisting the Board in reaching consensus on particular strategies and policies.

Director Independence
Our Corporate Governance Guidelines provide that a majority of our Directors will be independent. The Board affirmatively determines the independence of each Director and nominee for election as a Director in accordance with the elements of independence set forth in applicable Nasdaq and SEC rules. Periodically and no less than annually, the Board conducts a review of Director independence, which includes a review of all relevant transactions, if any, or relationships between each Director or any of his or her family members and the Company, any member of our senior management or our independent registered public accounting firm. Based on this review and the review and recommendation by the Corporate Governance and Nominating Committee, the Board affirmatively determined all of our Directors, except Todd A Debonis, our CEO, are independent as defined by the applicable rules of the SEC and Nasdaq and have no current relationship with the Company, except as a Director and shareholder.
All Compensation Committee members are also “non-employee directors” within the meaning of Rule 16b-3 ("Rule 16b-3") of the Securities Exchange Act of 1934 (the "Exchange Act") to allow our Company to exempt certain option grants and similar transactions from the short-swing profits prohibition of Section 16 of the Exchange Act. To facilitate these determinations, annually each Director completes a questionnaire that provides information about relationships that might affect the determination of independence. Management provides the Corporate Governance and Nominating Committee and our Board with relevant facts and circumstances of any relationship bearing on the independence of a Director or nominee.
As required under applicable Nasdaq listing standards, in the 2019 fiscal year, our independent Directors regularly met in scheduled executive sessions at which only independent Directors were present.
Board Oversight of Risk
Management continually monitors the material risks facing the Company, including financial, strategic, operational, and legal and compliance risks. An overall review of risk is inherent in the Board’s ongoing consideration of the Company’s long-term strategies, transactions and other matters presented to and discussed by the Board. Additionally, the Board formally reviews the Company’s risk management policies and practices at least annually, after receiving a report from the CEO and Chief Financial Officer (“CFO”). This annual review includes a discussion of the likelihood and potential magnitude of various risks, as well as any actions management has taken to limit, monitor or control those risks. The CEO and CFO also report to the Board, in a timely manner, events that arise that present material risks to the Company or that materially and adversely change previously identified risks. Additionally, although the full Board has responsibility for overall risk oversight, the Audit Committee annually reviews the Company’s investment policy, corporate information technology policy and risks related to currency fluctuations and cybersecurity, and the Compensation Committee seeks to avoid creating incentives for employees to take excessive or inappropriate risks when establishing and administering compensation programs. In performing these functions, these committees assess the appropriateness of the Company’s policies relevant to these risks and consider changes to such policies as appropriate.

Board and Committee Meetings
Our Board holds regularly scheduled quarterly meetings and also holds special meetings and acts by written consent from time to time, as appropriate. At each quarterly Board meeting, time is set aside for the independent Directors to meet without management present. Our Board met seven times during 2019.
We have adopted a policy that requires a majority of Directors to attend annual meetings of stockholders either in person or via telephone conference. Each director serving during our 2019 fiscal year attended at least 75% of the total regularly scheduled and special meetings held by the Board and the committees on which such Director served during the Director’s tenure in the last completed fiscal year.

Standing Committees of the Board
The Board has adopted written charters for its three standing committees: the Audit Committee, the Compensation Committee and the Corporate Governance and Nominating Committee, all of which are available on our website at www.pixelworks.com.
The Board has determined that all members of the Audit Committee, the Compensation Committee and the Corporate Governance and Nominating Committee are independent Directors as defined by the applicable rules of the SEC and Nasdaq and that all members of such committees satisfy the relevant SEC and Nasdaq requirements for members of such committees.

Audit Committee
The Audit Committee provides objective oversight of corporate accounting, financial reporting practices, cybersecurity matters and financial statement audits of the Company and has the responsibility to select, evaluate and, where appropriate, replace the Company’s independent registered public accounting firm. In addition, the Audit Committee is directly responsible for the oversight of the work of such independent registered public accounting firm. The Audit Committee reviews and discusses with management and the Company’s independent registered public accounting firm the Company’s audited financial statements and the effectiveness of the accounting and financial and other controls of the Company.
The current members of the Audit Committee are Directors Daniel J. Heneghan, who chairs the committee, C. Scott Gibson, and Richard L. Sanquini. After reviewing the qualifications of the members of the Audit Committee, the Board has determined that each member meets the financial experience requirements under the rules of the SEC and Nasdaq. In addition, the Board has determined that each member qualifies as an audit committee financial expert as defined by SEC rules.
The Audit Committee met six times in 2019.
Compensation Committee
The Compensation Committee assists the Board in fulfilling its responsibilities with respect to compensation of the Company’s Directors, executive officers and employees and oversight and administration of the Company’s incentive and stock-based compensation plans. The Compensation Committee determines compensation for the CEO and all other executive officers of the Company. The Compensation Committee’s other responsibilities include evaluating candidates for executive positions, maintaining a CEO succession plan and reviewing the annual proxy statement.
The current members of the Compensation Committee are Directors C. Scott Gibson, who chairs the committee, Amy L. Bunszel, and David J. Tupman.
The Compensation Committee met four times in 2019.
Corporate Governance and Nominating Committee
The Corporate Governance and Nominating Committee identifies individuals qualified to become members of the Board, recommends the slate of Directors to be nominated by the Board at the annual meeting of shareholders and recommends candidates to fill vacancies on the Board. The Corporate Governance and Nominating Committee is also responsible for developing and recommending to the Board a set of applicable corporate governance guidelines and principles, developing policies and procedures relating to the process for identification and evaluation of Director candidates and minimum qualifications for Directors, and overseeing an evaluation of the Board and recommending Directors to be appointed to committees of the Board (other than to the Corporate Governance and Nominating Committee itself).
The Corporate Governance and Nominating Committee will consider recommendations for nominees for Director submitted by shareholders. As set forth in our Second Amended and Restated Bylaws, shareholders seeking to make nominations for Directors should send written notice to the Secretary of the Company not less than 60 days nor more than 90 days prior to the meeting, provided, however, that in the event that less than 60 days’ notice or prior public disclosure of the date of the meeting is given or made to shareholders, notice by the shareholder to be timely must be so received not later than the close of business on the 10th day following the day on which such notice of the date of the meeting was mailed or such public disclosure was made. Such shareholder’s notice shall set forth (a) as to each person whom the shareholder proposes to nominate for election or re-election as a Director, (i) the name, age, business address and residence address of such person, (ii) the principal occupation or employment of such person, (iii) the class and number of shares of stock of the Company beneficially owned by such person, and (iv) any other information relating to such person that is required to be disclosed in solicitations of proxies for election of Directors, or is otherwise required, in each case pursuant to Regulation 14A under the Exchange Act (including, without limitation, such person’s written consent to being named in the proxy statement as a nominee and to serving as a Director if elected); and (b) as to the shareholder giving the notice, (i) the name and address, as they appear on the Company’s books, of such shareholder, and (ii) the class and number of shares of stock of the Company which are beneficially owned by such shareholder. The Corporate Governance and Nominating Committee considers candidates recommended by shareholders in the same manner in which the Corporate Governance and Nominating Committee evaluates candidates recommended by other sources, including the Board and individual Directors.
The current members of the Corporate Governance and Nominating Committee are Directors David J. Tupman who chairs the committee, Amy L. Bunszel and Daniel J. Heneghan.
The Corporate Governance and Nominating Committee met two times in 2019.

Qualifications of Directors
The Corporate Governance and Nominating Committee conducts appropriate inquiries into the backgrounds and qualifications of proposed Director nominees. At a minimum, candidates must possess experience with businesses or organizations of comparable or greater size than the Company. If a candidate is deemed to have the requisite experience and qualifications, reference checks are performed before the Corporate Governance and Nominating Committee recommends the candidate for nomination to the Board.
Factors considered in the selection of Director nominees may include the following:

•	Independence from management;

•	Relevant business experience;

•	Judgment, skill, integrity and reputation;

•	Existing commitments to other businesses;

•	Potential conflicts of interest with other pursuits;

•	Legal considerations such as antitrust issues and involvement by the candidate in specific legal proceedings during the past ten years;

•	Corporate governance background, including directorships held with public companies or investment companies registered under the Investment Company Act of 1940 at any time during the past five years;

•	Financial and accounting background, to enable the committee to determine whether the candidate would be suitable for Audit Committee membership;

•	Executive compensation background, to enable the committee to determine whether the candidate would be suitable for Compensation Committee membership; and

•	The size and composition of the existing Board.
The Company is committed to nondiscrimination on the basis of age, gender, ethnic background, religious affiliation or other personal characteristics unrelated to the Company’s purpose and mission. The Board does not have a policy with regard to the consideration of diversity in identifying Director nominees. However, the Board values diversity and considers qualifications and skills that are complementary to those of existing Board members to be highly desirable.
Director Compensation
The Compensation Committee periodically reviews Director compensation levels and practices, including retainer committee chair fees, equity compensation, and other forms of compensation, and recommends changes from time to time to the Board. Beginning in 2019, the Directors were subject to an annual compensation maximum of $500,000 per director, applicable to the combined value of the cash retainer fees and equity compensation (valued as of the date of the grant).
Fee Compensation
Members of our Board who were not officers or employees of the Company or any of its subsidiaries ("non-employee Directors") received cash compensation as follows during 2019:

•	$10,000 per quarter for service on the Board, with the exception of the Chairman of the Board, who received $16,250 per quarter of service;

•	$2,000 per quarter for service on the Audit Committee, with the exception of the Chairman of the Audit Committee, who received $4,750 per quarter of service;

•	$1,250 per quarter for service on the Compensation Committee, with the exception of the Chairman of the Compensation Committee, who received $2,500 per quarter of service; and

•
$750 per quarter for service on the Corporate Governance and Nominating Committee, with the exception of the Chairman of the Corporate Governance and Nominating Committee, who received $1,875 per quarter of service.

Beginning in 2020, the Chairman of the Board will receive $17,000 per quarter for service on the Board. All Directors have agreed to accept awards of Restricted Stock Units in lieu of cash during 2020, if the Company deems it necessary and appropriate given the impact of the COVID-19 pandemic. See below under “Equity Compensation” for further details. No other changes to 2020 cash compensation are expected for 2020.

Equity Compensation
During 2019, non-employee Directors who continued to serve on the Board after the 2019 Annual Meeting of Shareholders received an award of Restricted Stock Units ("RSUs") equal to the quotient of $74,000 divided by the 30-day average closing price of the Company's common stock for the 30 trading days immediately preceding the grant date. These awards are scheduled to vest on the first to occur of (1) the day before the next annual meeting of the Company’s shareholders that follows the grant date, or (2) the first anniversary of the grant date, and are payable in shares of the Company’s common stock.
The Company's Board compensation policy also provides that any newly elected or appointed non-employee Directors, upon election or appointment to the Board, will receive an initial option award to purchase shares of the Company's common stock that is calculated to have a grant date Black-Scholes value of $74,000 based on the 30-day average closing price of the Company's common stock for the 30 trading days immediately preceding the grant date. The option will have an exercise price equal to the closing price of the Company's common stock on the grant date, and a maximum term of six years. The award will vest with respect to 25% of the shares on the first anniversary of the grant date, and ratably on a monthly basis thereafter for the next three years. During 2019, there was one newly elected or appointed non-employee Director who was granted an option award to purchase 33,484 shares of the Company's common stock.
During 2020, the Company may pay the cash compensation due to each non-employee Director via an award of RSUs equal to the quotient of the amount of cash compensation then due divided by the closing stock price approximately 15 days after quarter end, the timing of when the fees would normally be paid in cash.
Each of the awards discussed above was, or currently would be, granted under the Company’s 2006 Stock Incentive Plan (the “2006 Plan”) and, in the event of a change of control of the Company, any unvested portion of any then in effect and unexpired option will become fully vested immediately prior to the change of control. Non-employee Directors may elect to defer the settlement of vested RSUs under our 2006 Plan.
Director Stock Ownership Requirement
Board membership includes a requirement that within five years of the date of joining the Board, all members, including Mr. DeBonis and any other employee Directors, shall own at minimum $115,000 of common stock, to be held during each member's tenure on the Board.

Director Compensation Table — 2019
The following table reflects our non-employee Directors’ compensation for fiscal year 2019. The compensation paid to Mr. DeBonis, our CEO is presented below in “Executive Compensation — Summary Compensation Table” and the related explanatory tables. Directors who are also officers or employees of the Company or its subsidiaries receive no additional compensation for their services as Directors, and therefore Mr. DeBonis is excluded from the table below.

Name	Fees Earned And Paid in Cash	Stock Awards (1) (2)	Option Awards (1)(3)	Total
Amy L. Bunszel (4)	$34,000	$60,190	$74,599	$168,789
C. Scott Gibson (5)	57,000	60,190	—	117,190
Daniel J. Heneghan (5)	62,000	60,190	—	122,190
Richard L. Sanquini (5)	78,000	60,190	—	138,190
David J. Tupman (6)	52,500	60,190	—	112,690

(1)
This column represents the aggregate grant date fair value of stock awards granted to our non-employee Directors during 2019 calculated in accordance with Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) Topic 718, "Compensation — Stock Compensation". For additional information on the valuation assumptions used for the grants, see Note 15 to the Company’s consolidated financial statements in our Annual Report on Form 10-K for the fiscal year ended December 31, 2019.

(2)
Each of our non-employee Directors who continued to serve on the Board after the 2019 Annual Meeting of Shareholders, including Ms. Bunszel, Mr. Gibson, Mr. Heneghan, Mr. Sanquini and Dr. Tupman, received an RSU award covering 18,075 shares of our common stock on May 15, 2019, the date of our 2019 Annual Meeting of Shareholders. The grant date fair value of each RSU was $60,190.

(3)	Our non-employee Director who joined the Board in 2019, Ms. Bunszel, was granted an option to purchase 33,484 shares of our common stock.

(4)	Ms. Bunszel held options to purchase 33,484 shares of our common stock and had 18,075 unvested RSUs outstanding as of December 31, 2019.

(5)	Mr. Gibson, Mr. Heneghan and Mr. Sanquini each had 18,075 unvested RSUs outstanding as of December 31, 2019.

(6)	Dr. Tupman held options to purchase 10,000 shares of our common stock and had 18,075 unvested RSUs outstanding as of December 31, 2019.

Communications with the Board
Shareholders or other interested parties can contact any Director or committee of the Board by writing to them at:
Pixelworks Board of Directors
226 Airport Parkway, Ste. 595
San Jose, CA 95110
Board members may also be contacted via email at bod@pixelworks.com.
Communication received will be distributed to the full Board at the next regularly scheduled Board meeting, or sooner, if deemed necessary. Communication that is unduly hostile, threatening, illegal or similarly inappropriate will be discarded and appropriate legal action may be taken.

Code of Ethics
The Company has a Code of Business Conduct and Ethics (the “Code of Business Conduct”) that applies to all Directors and employees, including the CEO, CFO and all other executive officers of the Company. The Company also has a Code of Ethics for Senior or Designated Financial Personnel (the “Code of Ethics for Senior or Designated Financial Personnel”) that applies to our senior financial officers, including our CEO, CFO and other designated financial personnel. The Code of Ethics for Senior or Designated Financial Personnel and the Code of Business Conduct are available on our website at www.pixelworks.com. The Company intends to disclose any changes in or waivers from its Code of Ethics for Senior or Designated Financial Personnel by posting such information on its website at www.pixelworks.com or by filing a Current Report on Form 8-K.

PROPOSAL NO. 2: APPROVAL OF AMENDED AND RESTATED 2006 STOCK INCENTIVE PLAN

Overview

On April 8, 2020, based on a recommendation from our Compensation Committee, the Board approved an amendment and restatement of the Company’s Amended and Restated 2006 Stock Incentive Plan (the “2006 Plan”) and directed that it be submitted for shareholder approval at the Annual Meeting. The proposed amendment and restatement of the 2006 Plan increases the number of shares authorized for issuance thereunder by 2,900,000 shares to 19,683,333 shares and would extend the term of the 2006 Plan until April 7, 2030, the date that is ten (10) years following the effective date of the restatement. This change will be effective as of the date the Board approved the amendment and restatement of the 2006 Plan, subject to shareholder approval of this proposal at the Annual Meeting.

    The Board determined that the available shares under the 2006 Plan were insufficient to provide annual grants to our executive officers and employees similar to those provided in the prior year. The Board believes that approval of this share reserve increase will allow the Company to provide additional long-term incentives to the Company’s executive officers, employees and Directors, as well as maintain compensation packages that align our employees', executive officers', and Directors' interests to those of our shareholders and remain competitive to attract and retain individuals that can contribute to our success. If approved, the total number of shares available following the increase will represent approximately 8.5% of the Company's outstanding common stock, which the Board believes is a reasonable amount of potential dilution.

Promotion of Good Corporate Governance

The existing 2006 Plan includes a number of responsible corporate governance provisions. These include, but are not limited to, the following:

•	No Discounted Options. Stock options and stock appreciation rights ("SARs") may not be granted with exercise prices lower than the fair market value of the underlying shares on the grant date.

•	No Transferability. Awards generally may not be transferred, except by will or the laws of descent and distribution, except as otherwise specifically provided for in the award agreement.

•	No Tax Gross-ups. The 2006 Plan does not provide for any tax gross-ups.

Key Data

As of March 20, 2020, awards representing the right to acquire 19,743,049 shares of our common stock have been granted pursuant to the 2006 Plan. As of March 20, 2020, there are 3,243,277 shares subject to RSUs outstanding and 509,859 shares subject to stock options outstanding under the 2006 Plan, which is the only equity plan under which we have awards outstanding. The stock options outstanding under the 2006 Plan have a weighted average exercise price of $2.88 and a weighted average remaining contractual life of 2.2 years. Our three year average burn rate for the years 2017 through 2019, calculated as the total number of shares granted, shares underlying options grants and shares underlying RSUs divided by our total common shares outstanding is 16.8%.

Based on the number of shares which have been issued under the 2006 Plan and those covered by awards outstanding, as of March 20, 2020, there are 317,203 shares that remain available for grant under the 2006 Plan prior to approval of the 2,900,000 share pool increase. This available share number reflects the reduction of the available share pool by 1.33 shares for each share issued on or after May 19, 2009, with respect to a full value award. Full value awards include RSUs and restricted share awards. The following table shows information regarding the distribution of awards under the 2006 Plan, as of March 20, 2020.

	Number of shares subject to stock options	Number of shares subject to RSUs	Total
Gross Number of Shares Covered by Past Awards	6,217,377	10,181,755	16,399,132
Adjustment for Full Value Awards (1.33:1 ratio for share pool)	—	3,343,917	3,343,917
Aggregate Past Grants (with Adjustment for Full Value Awards)	6,217,377	13,525,672	19,743,049
Cancellations	(2,419,704)	(857,215)	(3,276,919)
Outstanding Grants (with Adjustment for Full Value Awards)	3,797,673	12,668,457	16,466,130
Shares Currently Authorized for Issuance			16,783,333
Shares Currently Remaining Available for Grant			317,203

For a description of the 2006 Plan, see “ — Summary Description of the 2006 Plan” below.

If our shareholders do not approve this proposal, the current share limits under, and other terms and conditions of, the 2006 Plan will continue in effect.

Summary Description of the 2006 Plan

In 2006, the Board adopted, and our shareholders approved, the 2006 Plan. The 2006 Plan has since been amended on certain occasions, most recently on May 15, 2019 when our shareholders approved an increase to the total number of authorized shares to 16,783,333. On April 8, 2020, the Board approved, subject to and effective upon shareholder approval, the amendment and restatement of the 2006 Plan to increase the number of shares authorized for issuance thereunder by 2,900,000 shares and extend the term until April 7, 2030. If the proposal to amend and restate the 2006 Plan is approved by our shareholders, the total number of authorized shares will increase to a total of 19,683,333 shares, and the term of the 2006 Plan will be extended for a term of ten (10) years following the effective date of the amendment and restatement.

The following summary of the material features of the 2006 Plan is qualified by reference to the terms of the 2006 Plan, the full text of which is attached to this Proxy Statement as Appendix A in substantially the form in which it will take effect if this Proposal 2 is approved by the shareholders. The 2006 Plan has also been filed electronically with the SEC and, together with this Proxy Statement, can be accessed on the SEC’s website at www.sec.gov. You may also obtain, free of charge, a copy of the 2006 Plan by writing to our Secretary, care of Pixelworks, Inc. at 226 Airport Parkway, Suite 595, San Jose, CA 95110. If shareholder approval of this proposal is not obtained, no additional grants of options to purchase shares of common stock, SARs, restricted shares or RSUs under the 2006 Plan in excess of those authorized for issuance prior to the amendment and restatement would be made.

Eligibility
All of our employees, Directors and consultants are eligible to participate in the 2006 Plan. As of March 20, 2020, we had approximately 221 full-time employees and five non-employee Directors. Our Named Executive Officers (as defined below) received RSUs under the 2006 Plan in 2019 as set forth in this Proxy Statement in " — Long-Term Equity Awards" table under "Executive Compensation." Our non-employee Directors received RSUs under the 2006 Stock Plan in 2019 as set forth in this Proxy Statement under "Information About our Board of Directors — Director Compensation."

Administration
The 2006 Plan is required to be administered by the Board or a committee appointed by the Board. The 2006 Plan is currently administered by the Compensation Committee of the Board, which is composed of members that are "non-employee directors" within the meaning of Rule 16b-3 under the Exchange Act. Subject to applicable law, our Board may also authorize one or more officers to designate employees, other than employees who are subject to Section 16 of the Exchange Act, to receive awards under the 2006 Stock Plan and/or determine the number of such awards to be received by such employees subject to limits specified by our Board. All questions of interpretation or application of the 2006 Plan are determined in the sole discretion of the Board or the Compensation Committee, whose decisions are final, conclusive and binding upon all participants. Members of the Board are permitted to participate in the 2006 Plan.
Subject to the provisions of the 2006 Plan, the Compensation Committee has the authority to construe and interpret the 2006 Plan, to prescribe, adopt, amend and rescind rules and regulations relating to the administration of the 2006 Plan and to make all other determinations necessary or advisable for its administration. Subject to the limitations of the 2006 Plan, the Compensation Committee also selects from among the eligible persons those individuals who will receive awards under the 2006 Plan, the type(s) of award(s) any such individual will receive and the terms of any such awards.

No Repricing
In no case (except due to an adjustment to reflect a stock split or similar event or any repricing that may be approved by shareholders) will any adjustment be made to a stock option or SAR award under the 2006 Plan (by amendment, cancellation and re-grant, exchange or other means) that would constitute a repricing of the per share exercise or base price of the award.

Shares Subject to the 2006 Plan
The maximum cumulative aggregate number of shares of our common stock to be issued under the 2006 Plan and currently approved by shareholders is 16,783,333, subject to adjustment as described below. At the Annual Meeting, the shareholders are being asked to approve an amendment and restatement of the 2006 Plan to increase the number of shares of common stock reserved for issuance thereunder by 2,900,000 shares. The maximum number of shares that may be issued upon the exercise of Incentive Stock Options would also be increased to the same number.
Since May 19, 2009, shares issued in respect of any “full-value award” granted under the 2006 Plan count against the share limit described above as 1.33 shares for every one share issued in connection with the award. For example, if the Company granted a stock bonus award covering 100 shares of its common stock under the 2006 Plan, 133 shares would be charged against the share limit with respect to that award. For this purpose, a “full-value award” generally means any award granted under the 2006 Plan other than a stock option or SAR. Stock options and SARs will be counted against the share limit on a share-for-share basis.
Shares that are subject to or underlie awards which expire or for any reason are canceled or terminated, are forfeited, fail to vest, or for any other reason are not paid or delivered under the 2006 Plan will again be available for subsequent awards under the 2006 Plan. The following types of shares will not be available for future award grant purposes under the 2006 Plan: (1) shares subject to a stock option or SAR that are not issued or delivered as a result of the net settlement of the award; (2) shares used to pay the exercise price or withholding taxes related to an outstanding award; or (3) shares repurchased on the open market using the proceeds of the exercise of a stock option.
No employee may receive options or SARs under the 2006 Plan that cover more than 250,000 shares cumulatively in any fiscal year, except that options or SARs covering up to an additional 250,000 shares may be granted in connection with a person’s initial employment with the Company.

Types of Awards
Under the 2006 Plan we can grant stock options and stock-settled SARs. However, only employees may receive Incentive Stock Options. The 2006 Plan also allows us to grant to our employees, Directors and consultants awards of restricted stock, stock bonuses and other forms of awards granted or denominated in the Company’s common stock or units of the Company’s common stock.
Stock Options: The Compensation Committee may grant stock options to participants subject to the terms and conditions established by the Compensation Committee. A stock option represents a right to purchase a specified number of shares of our common stock at a certain exercise price during a specified period. A stock option may be in the form of an Incentive Stock Option or a stock option that does not qualify for incentive treatment (a “Nonqualified Stock Option”) under the Code. The option award agreement will specify the vesting, exercisability and other terms of the award. The maximum term of an option granted under the 2006 Plan is six years (or five years in the case of an Incentive Stock Option granted to an employee who at the time owns more than 10% of the total combined voting power of all classes of the capital stock of the Company).
SARs: The Compensation Committee may grant SARs to participants subject to the terms and conditions established by the Compensation Committee. The term of a SAR may not exceed six years. When exercised, a SAR entitles the participant to a payment based on the excess of the fair market value of a share of common stock on the exercise date over the fair market value of a share of common stock on the grant date. Payment shall be made solely in shares of our common stock. The SAR award agreement will specify the vesting, exercisability and other terms of the award.
Restricted Stock Units: The Compensation Committee may grant RSUs to participants subject to the terms and conditions established by the Compensation Committee. RSUs give recipients the right to acquire a specified number of shares of stock at a future date upon the satisfaction of certain conditions, including any vesting arrangement, established by the Compensation Committee and as set forth in an RSU agreement. Generally an RSU is to be settled promptly after vesting by delivery of the shares subject to the RSU award. If the vesting date occurs during a trading blackout period, certain of our RSU award agreements provide for the automatic deferral of stock delivery until the end of such blackout period.

Exercise or Purchase Price
The exercise price of each Incentive Stock Option, Nonqualified Stock Option and SAR granted under the 2006 Plan will be determined by the Compensation Committee, but will be not less than 100% of the “Fair Market Value” (as defined in the 2006 Plan) of our common stock on the date of grant (or 110% of Fair Market Value in the case of an Incentive Stock Option granted to an employee who at the time owns more than 10% of the total combined voting power of all classes of the capital stock of the Company). Whether an option granted under the 2006 Plan is intended to be an Incentive Stock Option or a Nonqualified Stock Option will be determined by the Compensation Committee at the time the Compensation Committee acts to grant the option and will be set forth in the related stock option agreement. “Fair Market Value” for purposes of the 2006 Plan means the closing price of a share of common stock on a national exchange on which shares of common stock are then trading, if any, on the last market trading day on or before the grant date. If there is no listing or trading of common stock either on a national exchange or over-the-counter, the price will be determined by the Compensation Committee in its discretion. On March 20, 2020, the Fair Market Value was $2.49 per share based on the closing price of the common stock as reported on the Nasdaq Global Market.
In the discretion of the Compensation Committee, the exercise price of any option or SAR granted under the 2006 Plan and the sale price of any shares sold under the 2006 Plan will be payable in full in cash, by check or by the optionee’s promissory note (subject to any limitations of applicable law) delivered at the time of exercise. RSUs may only be settled in shares of our common stock. In the discretion of the Compensation Committee and upon receipt of all regulatory approvals, an optionee may be permitted to deliver as payment in whole or in part of the exercise price certificates for our common stock or other property deemed appropriate by the Compensation Committee. So-called cashless exercises as permitted under applicable rules and regulations of the SEC and the Federal Reserve Board also will be permitted in the discretion of the Compensation Committee.
Irrespective of the manner of payment of the exercise price of an option or the purchase price for shares, the delivery of shares pursuant to the exercise or purchase will be conditioned upon payment by the optionee or purchaser of amounts sufficient to enable us to pay all applicable federal, state and local withholding taxes.

Transferability of Awards
An award granted under the 2006 Plan will be nontransferable by the recipient other than by will or the laws of descent and distribution and will be exercisable during the recipient’s lifetime only by the recipient or by his or her guardian or legal representative, except as otherwise specifically provided for in the award agreement. More particularly, an award may not be assigned, transferred (except as provided in the preceding sentence), pledged or hypothecated (whether by operation of law or otherwise), and will not be subject to execution, attachment or similar process, except as otherwise specifically provided for in the award agreement.

Conditions to Issuance of Stock Certificates; Legends
In order to enforce any restrictions imposed upon common stock issued upon exercise of any option or SAR granted under or any shares sold or issued pursuant to the 2006 Plan, the Compensation Committee may cause a legend or legends to be placed on any share certificates representing such common stock.

Adjustments upon Changes in Capitalization, Merger and Consolidation
If our outstanding shares of common stock are changed into or exchanged for cash or a different number or kind of shares or securities of Pixelworks or of another corporation through reorganization, recapitalization, reclassification, stock split-up, reverse stock split, stock dividend, stock consolidation, stock combination, stock reclassification or similar transaction, an appropriate adjustment will be made by the Compensation Committee in the number and kind of shares as to which awards may be granted, as well as in the price per share of the common stock covered by each outstanding award. In the event we sell all or substantially all of our assets or merge with or into another company, the Compensation Committee may (a) arrange to have the surviving or successor entity assume or grant replacement options with appropriate adjustments in the number and kind of securities and option prices, or (b) accelerate the vesting of and shorten the period during which options are exercisable. No fractional shares of common stock will be issued on account of any of the foregoing adjustments.
If we are dissolved or liquidated, each outstanding award will terminate immediately prior to the consummation of the dissolution or liquidation unless the Compensation Committee, in its sole discretion, declares that all awards will terminate as of a fixed date and accelerates the vesting schedule of all outstanding awards.

Amendment and Termination
The Board may at any time suspend, amend or terminate the 2006 Plan and may, with the consent of an award holder, make such modifications to the terms and conditions of such recipient’s award as it deems advisable; provided, however, that the Company must obtain shareholder approval of any amendment to the extent necessary to comply with Rule 16b-3 or with Section 422 of the Code or with rules promulgated by Nasdaq. The amendment, suspension or termination of the 2006 Plan will not, however, without the consent of the participant to be affected, alter or impair any rights or obligations under any award.

Privileges of Stock Ownership
A participant in the 2006 Plan will not be entitled to the privilege of stock ownership as to any shares of common stock unless and until they are actually issued to the participant.

Stock Retention Requirement for Certain Executive Officers
At the 2018 Annual Meeting, the shareholders approved an amendment and restatement of the 2006 Plan which requires the principal executive officer, principal financial officer and chief operating officer, if any, who receive any future awards to hold the shares of common stock issued pursuant thereto (net of shares withheld or disposed of to pay applicable income and employment taxes due by the participant) for a period of twelve (12) months following the later of the date of issuance of the shares to the participant or, in the case of shares issued as restricted stock, the date of vesting of such shares. This holding period requirement is included in the award agreements for executive officers and ceases to apply (i) following the participant's termination of employment with the Company, (ii) at such time as the participant has met such share ownership guidelines as may be adopted by the Board and as are applicable to the participant, or (iii) the occurrence of a merger, asset sale or similar event involving the sale of the Company.

Termination
Unless earlier terminated by the Board or the Compensation Committee, the 2006 Plan will terminate automatically as of the close of business on April 10, 2029. The termination of the 2006 Plan will not affect the validity of any award agreement outstanding at the date of such termination. However, if the shareholders approve this proposal to amend and restate the 2006 Plan, then the term will be extended through April 7, 2030, the day preceding the tenth anniversary of the effective date of the Board's approval of such amendment and restatement.

Certain United States Federal Income Tax Consequences to Recipients of Awards

The following is only a summary of certain United States federal income tax consequences to recipients of awards under the 2006 Plan and is for general information purposes only. This summary is based on the United States federal income tax laws now in effect, and as currently interpreted, and does not take into account possible changes in such laws or interpretations. Furthermore, this summary is not intended to be exhaustive and, among other considerations, does not describe state, local or foreign tax consequences. This summary does not consider the United States federal income tax consequences to recipients in light of their individual circumstances or to recipients subject to special treatment under the federal income tax laws. THIS SUMMARY IS NOT INTENDED AS TAX ADVICE TO ANY PERSON AND RECIPIENTS OF AWARDS SHOULD CONSULT THEIR OWN TAX ADVISORS FOR ANY FEDERAL, STATE, LOCAL AND FOREIGN TAX EFFECTS ON THEIR INDIVIDUAL CIRCUMSTANCES.

Under the Code, neither the grant nor the exercise of Incentive Stock Options is a taxable event to the optionee (except to the extent an optionee may be subject to alternative minimum tax); rather, the optionee is subject to tax only upon the sale of the common stock acquired upon exercise of the Incentive Stock Option. Upon such a sale, the entire difference between the amount realized upon the sale and the exercise price of the option will be taxable to the optionee. Subject to certain holding period requirements, such difference will be taxed as a capital gain rather than as ordinary income.

Recipients who receive Nonqualified Stock Options or SARs will be subject to taxation upon exercise of such options or SARs on the spread between the Fair Market Value of the common stock on the date of exercise and the exercise price of such options or SARs. This spread is treated as ordinary income to the recipient, and the Company is permitted to deduct as a compensation expense a corresponding amount. Nonqualified Stock Options and SARs do not give rise to a tax preference item subject to the alternative minimum tax.

The current federal income tax consequences of other awards authorized under the 2006 Plan generally follow certain basic patterns: nontransferable restricted stock subject to a substantial risk of forfeiture results in income recognition equal to the excess of the Fair Market Value over the price paid (if any) only at the time the restrictions lapse (unless the recipient elects to accelerate recognition as of the date of grant); stock bonuses, stock units and other stock-based awards are generally subject to tax at the time of payment; and compensation otherwise effectively deferred is taxed when paid. In each of the foregoing cases, the Company will generally have a corresponding deduction at the time the participant recognizes income.

If an award is accelerated under the 2006 Plan in connection with a “change in control” (as this term is used in section 280G of the Code), the employee may be subject to an additional tax of 20% and the Company may not be permitted to deduct the portion of the compensation as valued for the purposes of section 280G of the Code attributable to the acceleration if it exceeds certain threshold limits under the Code.

THE FOREGOING IS ONLY A SUMMARY OF THE EFFECT OF FEDERAL INCOME TAXATION UPON PARTICIPANTS AND THE COMPANY WITH RESPECT TO THE GRANT AND EXERCISE OF AWARDS UNDER THE 2006 PLAN. IT DOES NOT PURPORT TO BE COMPLETE, AND DOES NOT DISCUSS THE TAX CONSEQUENCES OF A SERVICE PROVIDER’S DEATH OR THE PROVISIONS OF THE INCOME TAX LAWS OF ANY MUNICIPALITY, STATE OR FOREIGN COUNTRY IN WHICH THE SERVICE PROVIDER MAY RESIDE.

Other

In addition to a potential loss of deduction under section 280G of the Code in connection with a change in control, Section 162(m) of the Code generally disallows a tax deduction to public companies for compensation over $1,000,000 paid to the CEO and certain other executive officers in any taxable year of the company. Qualifying performance-based compensation was not subject to the deduction limit if certain requirements are met. However, as discussed below under "— Deductibility of Executive Compensation," the performance-based exception to Section 162(m) of the Code has been repealed for tax years beginning in 2018 under the Tax Cuts and Jobs Act, subject to a transition rule for compensation paid pursuant to a written binding contract that was in effect as of November 2, 2017.

The 2006 Plan is not a tax-qualified deferred compensation plan under 401(a) of the Code, and is not subject to the provisions of the Employee Retirement Income Security Act of 1974, as amended.

Section 409A of the Code provides certain requirements for non-qualified deferred compensation arrangements with respect to an individual's deferral and distribution elections and permissible distribution events. Awards granted under the 2006 Plan with a deferral feature will be subject to the requirements of Section 409A. If an award is subject to and fails to satisfy the requirements of Section 409A, the recipient of that award may recognize ordinary income on the amounts deferred under the award, to the extent vested, which may be prior to when the compensation is actually or constructively received. Also, if an award that is subject to Section 409A fails to comply with Section 409A's provisions, Section 409A imposes an additional 20% federal income tax on compensation recognized as ordinary income, as well as interest on such deferred compensation. Certain states have enacted laws similar to Section 409A which impose additional taxes, interest and penalties on non-qualified deferred compensation arrangements. We will also have withholding and reporting requirements with respect to such amounts.

Aggregate Past Grants Under the 2006 Plan
Along with the new award grants discussed below, executives continue to receive benefits under the 2006 Plan related to prior-year service, including stock options that will vest or become exercisable (or continue to be exercisable) and RSUs that will vest or settle. These awards are key components of the Company’s total compensation, governance and retention practices. Since the inception of the 2006 Plan, Mr. DeBonis has received stock options relating to 350,000 shares and RSUs relating to 988,139 shares, Mr. Nader has received RSUs relating to 275,000 shares, Mr. Moore has received stock options relating to 361,665 shares and RSUs relating to 415,500 shares, Ms. Bunszel has received stock options relating to 33,484 shares and RSUs relating to 18,075 shares, Mr. Gibson has received stock options relating to 15,999 shares and RSUs relating to 112,042 shares, Mr. Heneghan has received stock options relating to 15,999 shares and RSUs relating to 112,042 shares, Mr. Sanquini has received stock options relating to 10,000 shares and RSUs relating to 177,419 shares, and Dr. Tupman has received stock options relating to 10,000 shares and RSUs relating to 95,070 shares. Overall, under the 2006 Plan, our current executive officers as a group have received stock options relating to 350,000 shares and RSUs relating to 1,263,139 shares, our non-executive officer employees (including former employees) as a group have received options relating to 5,781,895 shares and RSUs relating to 8,403,968 shares, and our current non-employee directors as a group have received options relating to 85,482 shares and RSUs relating to 514,648 shares. No equity awards have been granted under the 2006 Plan to an associate of any of our directors, executive officers, or director nominees, and no other person received 5% or more of the total equity awards granted under the 2006 Plan since its inception.

New Plan Benefits Under the 2006 Plan
The grant of additional stock-based awards under the 2006 Plan in the future and the nature of any such awards are subject to the discretion of the Compensation Committee (or, in the case of awards to non-employee Directors, the Board). Accordingly, other than the annual grants to our non-employee Directors, it is not possible to determine the number, amount and type of awards to be granted under the 2006 Plan as a result of the proposed amendment (or that would have been granted in 2019 had this proposed amendment of the 2006 Plan then been in effect). The annual grants on the date of the Annual Meeting for non-employee Directors will vest on the earlier of the day before the next annual meeting that follows the grant date and the first anniversary of the grant date. The following table shows the amount of such awards (without reflecting the effect of the 2006 Plan’s fungible share feature that allots 1.33 shares for each 1 share covered by RSU awards).

Name and Position	Market Value of RSUs ($)	Number of shares subject to RSU's
All current directors who are not executive officers, as a group (5 persons)	370,000	148,595	(1)

(1)
The annual RSU award to be granted to the five non-employee Directors on the date of the Annual Meeting will cover that number of shares equal to $74,000 divided by the average 30-day closing price of our stock. For purposes of estimating the number of shares to be subject to these RSUs during 2020, the March 20, 2020 closing price of $2.49 has been used.

Equity Compensation Plans
For more information on our equity compensation plans, please see the section titled “ — Information About Our Equity Compensation Plans” below.

Required Vote

The Board believes that approval of the 2006 Plan will promote the Company’s interests and the interests of its shareholders and continue to enable the Company to attract, retain and reward persons important to its success.
All members of the Board and all of the Company’s executive officers are eligible for awards under the 2006 Plan and thus have a personal interest in the approval of the amendment and restatement of the 2006 Plan.

The affirmative vote of the holders of a majority of the votes cast at the Annual Meeting will be required to approve this proposal.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR THE APPROVAL OF
THE AMENDED AND RESTATED PIXELWORKS, INC. 2006 STOCK INCENTIVE PLAN AS DESCRIBED ABOVE AND SET FORTH IN APPENDIX A HERETO.

INFORMATION ABOUT OUR EQUITY COMPENSATION PLANS
The following table provides information as of December 31, 2019 with respect to the shares of the Company’s common stock that may be issued under the Company’s existing equity compensation plans:

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights (1)		Weighted average exercise price of outstanding options, warrants and rights (2)	Number of securities remaining available for issuance under compensation plans (excluding securities in first column) (3)
Equity Compensation Plans Approved by Security-holders (4)	3,718,260	(5)	$2.87	1,440,236
Equity Compensation Plans Not Approved by Security-holders	—		—	—
Total	3,718,260		$2.87	1,440,236

(1)
Excludes purchase rights under the 2010 Employee Stock Purchase Plan (the “ESPP”). The ESPP provides for 18 month offering periods with purchases every six months. Under the ESPP, each eligible employee may purchase shares of the Company’s common stock on each purchase date, with a maximum annual purchase amount of $25,000. The purchase price per share is equal to 85% of the lower of the fair market value of the common stock on (i) the offering date or (ii) the purchase date.

(2)	Represents the weighted-average exercise price of outstanding stock options.

(3)
Includes 127,299 shares that were available for future issuance under the ESPP and 1,312,937 shares that were available for future issuance under the 2006 Plan. The shares available for awards under the 2006 Plan are, subject to certain other limits under the plan, generally available for any type of award authorized under that plan, including stock options, stock appreciation rights, restricted and unrestricted stock awards and other stock-based awards.

(4)	Consists of the 2006 Plan and the 2010 ESPP.

(5)	Includes 533,484 options and 3,184,776 full-value awards.

PROPOSAL NO. 3: APPROVAL OF AMENDED AND RESTATED EMPLOYEE STOCK PURCHASE PLAN

Overview
The Company is requesting that shareholders approve, in its entirety, the amendment and restatement of the Pixelworks, Inc. Employee Stock Purchase Plan, as approved by the Board and subject to shareholder approval (the “ESPP”). The approval of this amendment and restatement of the ESPP will (i) extend the term by ten years and (ii) increase the maximum number of shares of our common stock authorized for issuance over the term of the ESPP by 2,000,000 shares.
Under the ESPP, shares of the Company’s common stock will be available for purchase by eligible employees who elect to participate in the ESPP. Eligible employees will be entitled to purchase, by means of payroll deductions, limited amounts of the Company’s common stock during periodic Offering Periods. The ESPP will not be effective without shareholder approval.
The Board believes that the ESPP will help the Company retain and motivate eligible employees and help further align the interests of eligible employees with those of the Company’s shareholders.
Purpose of the Request for Approval
The ESPP is an important component of the overall compensation package we offer to our employees and our ability to attract and retain employees would be harmed if we could no longer continue the ESPP. The ESPP is currently set to terminate on July 31, 2020. The amendment and restatement of the ESPP will extend the term for an additional ten years. Upon its initial approval by shareholders, the ESPP had a term of ten years.
The amendment and restatement also ensures that we will have a sufficient reserve of our common stock available under the ESPP to provide eligible employees with the continuing opportunity to acquire a stock ownership interest in the Company through participation in a payroll deduction based employee stock purchase plan. As of March 20, 2020, there were approximately 25,194 shares available for issuance under the ESPP, which are not expected to be sufficient to satisfy our equity needs on the upcoming purchase date of July 31, 2020 under the ESPP. If this amendment and restatement to add 2,000,000 shares to the ESPP and extend the term by ten years is approved, it is expected there will be sufficient shares available under the ESPP to satisfy our equity needs through the end of the extended term.
When considering the number of additional shares to add to the ESPP, the Compensation Committee reviewed, among other things, the potential dilution to the Company’s current shareholders as measured by burn rate and overhang and potential future usage. Annual purchases under the ESPP for the preceding three years, on average, have resulted in total annual issuances of approximately 177,000 shares of common stock for an average nominal annual burn rate of approximately 0.5%. The “burn rate” is the ratio of the number of shares of common stock issued under the ESPP during a year to the number of the Company’s weighted average common shares outstanding at the corresponding year end.
The approximately 25,194 shares currently available under the ESPP represent an overhang of less than 1% based on the number of the Company’s 39,247,988 outstanding common shares as of March 20, 2020. If the amendment and restatement of the ESPP is approved, the additional 2,000,000 shares would increase the overhang to 5.2%. We calculate overhang as the total of (a) shares available for issuance under the ESPP, divided by (b) the total number of common shares outstanding and the shares available for issuance under the ESPP.
The ESPP is broad-based and provides eligible employees the opportunity to acquire a stock ownership interest in the Company through periodic payroll deductions directly from eligible earnings that are applied towards the purchase of our common stock at a discount from the then current market price. The ESPP does not provide for discretionary grants. As discussed in more detail below, the ability to purchase the Company’s common stock under the ESPP is limited. As of March 20, 2020, approximately 93 employees of the Company and its subsidiaries, were eligible to participate in the ESPP.
If our shareholders do not approve this proposal, the amendment and restatement of the ESPP will not become effective and the ESPP will continue in its current form.
Summary Description of the ESPP
The principal terms of the ESPP are summarized below. The following summary is qualified in its entirety by the full text of the ESPP, which is attached as Appendix B to this Proxy Statement.
Purpose
The purpose of the ESPP is to provide eligible employees with an opportunity to purchase shares of the Company’s common stock at a favorable price and upon favorable terms in consideration of the participating employees’ continued services. The ESPP is intended to provide an additional incentive to participating eligible employees to remain in the Company’s employ and to advance the best interests of the Company and its shareholders.

Operation of the ESPP
The ESPP will generally operate in overlapping 18-month periods referred to as “Offering Periods.” Each Offering Period will generally consist of three consecutive six-month periods referred to as “Purchase Periods.” The last day of each Purchase Period is referred to as a “Purchase Date.” The determination of the duration of future Offering Periods and Purchase Periods may be changed from time to time. However, an Offering Period may not be shorter than three months and may not be longer than 27 months. Although the ESPP gives us flexibility to change the structure of future Offering Periods and Purchase Periods, at present we expect to continue the practice of each Offering Period consisting of three consecutive six-month Purchase Periods commencing on each August 1 and February 1. The Company may change, if it so desires, the Offering Periods and Purchase Periods in the future.
On the first day of each Offering Period (referred to as the “Grant Date”), each eligible employee who has timely filed a valid election to participate in the ESPP for that Offering Period will be granted an option to purchase shares of the Company’s common stock. A participant must designate in his or her election the percentage of his or her compensation to be withheld from his or her pay during that Offering Period for the purchase of stock under the ESPP. The participant’s contributions under the ESPP will be credited to a bookkeeping account in his or her name. Subject to certain limits, a participant generally may elect to terminate (but may not otherwise increase or decrease) his or her contributions to the ESPP during a Purchase Period. A participant generally may elect to increase, decrease or terminate his or her contributions to the ESPP effective with the first Purchase Period that commences after the election is received. Amounts contributed to the ESPP constitute general corporate assets of the Company and may be used for any corporate purpose.
Each option granted under the ESPP will automatically be exercised on the last day of each Purchase Period that occurs during the Offering Period with respect to which it was granted (referred to as the “Purchase Date”). The number of shares acquired by a participant upon exercise of his or her option will be determined by dividing the participant’s ESPP account balance as of the applicable Purchase Date by the “Option Price” for that Purchase Period. The determination of the Option Price for a Purchase Period may be changed from time to time, except that in no event may the Option Price for a Purchase Period be lower than the lesser of (i) 85% of the fair market value of a share of the Company’s common stock on the applicable Grant Date, or (ii) 85% of the fair market value of a share of the Company’s common stock on the applicable Purchase Date. Although the ESPP gives us flexibility to change the method for setting the Option Price, we expect to continue to set the Option Price under the ESPP using the formula described above. We may change, if we desire, the method for establishing the Option Price in the future provided that any change we make is permitted by the ESPP and will not take effect until the next Purchase Period after the change. A participant’s ESPP account will be reduced upon exercise of his or her option by the amount used to pay the Option Price of the shares acquired by the participant. No interest will be paid to any participant or credited to any account under the ESPP.
Eligibility
Only certain employees will be eligible to participate in the ESPP. To be eligible to participate in an Offering Period, on the Grant Date of that period an individual must:

•	be employed by the Company or one of its subsidiaries that has been designated as a participating subsidiary; and

•	be customarily employed for more than twenty hours per week.
Limits on Authorized Shares; Limits on Contributions
If shareholders approve the amendment and restatement of the ESPP, a maximum of 3,300,000 shares of our common stock may be purchased under the ESPP.
Participation in the ESPP is also subject to the following limits:

•	A participant cannot contribute less than 1% or more than 10% of his or her compensation to the purchase of stock under the ESPP in any one payroll period.

•	A participant cannot purchase more than 3,000 shares of the Company’s common stock under the ESPP with respect to any one Purchase Period.

•
A participant cannot purchase more than $25,000 of stock (valued at the start of the applicable Offering Period and without giving effect to any discount reflected in the purchase price for the stock) under the ESPP in any one calendar year.

•
A participant will not be granted an option under the ESPP if it would cause the participant to own stock and/or hold outstanding options to purchase stock representing 5% or more of the total combined voting power or value of all classes of stock of the Company or one of its subsidiaries or to the extent it would exceed certain other limits under the U.S. Internal Revenue Code (the “Code”).

We have the flexibility to change the 1% and 10% contribution limits and the individual share limit referred to above from time to time without shareholder approval. However, we cannot increase the aggregate-share limit under the ESPP, other than to reflect stock splits and similar adjustments as described below, without shareholder approval. The $25,000 and the 5% ownership limitations referred to above are required under the Code.

Anti-dilution Adjustments
As is customary in stock incentive plans of this nature, the number and kind of shares available under the ESPP, as well as ESPP purchase prices and share limits, are subject to adjustment in the case of certain corporate events. These events include reorganizations, mergers, combinations, consolidations, recapitalizations, reclassifications, stock splits, stock dividends, asset sales or other similar unusual or extraordinary corporate events, or extraordinary dividends or distributions of property to our shareholders.
Termination of Participation
A participant’s election to participate in the ESPP will generally continue in effect for all Offering Periods until the participant files a new election that takes effect or the participant ceases to participate in the ESPP. A participant’s participation in the ESPP generally will terminate if, prior to the applicable Purchase Date, the participant ceases to be employed by the Company or one of its participating subsidiaries or the participant is no longer scheduled to work more than 20 hours per week.
If a participant’s ESPP participation terminates during an Offering Period for any of the reasons discussed in the preceding paragraph, he or she will no longer be permitted to make contributions to the ESPP for that Offering Period and, subject to limited exceptions, his or her option for that Offering Period will automatically terminate and his or her ESPP account balance will be paid to him or her in cash without interest. However, a participant’s termination from participation will not have any effect upon his or her ability to participate in any succeeding Offering Period, provided that the applicable eligibility and participation requirements are again then met.
Transfer Restrictions
A participant’s rights with respect to options or the purchase of shares under the ESPP, as well as contributions credited to his or her ESPP account, may not be assigned, transferred, pledged or otherwise disposed of in any way except by will or the laws of descent and distribution.
Administration
The ESPP is administered by the Board or by a committee appointed by the Board. The Board has appointed the Compensation Committee of the Board as the current administrator of the ESPP. The administrator has full power and discretion to adopt, amend or rescind any rules and regulations for carrying out the ESPP and to construe and interpret the ESPP. Decisions of the ESPP administrator with respect to the ESPP are final and binding on all persons.
No Limit on Other Plans
The ESPP does not limit the ability of the Board or any committee of the Board to grant awards or authorize any other compensation, with or without reference to the Company’s common stock, under any other plan or authority.
Amendments
The Board generally may amend or terminate the ESPP at any time and in any manner, provided that the then-existing rights of participants are not materially and adversely affected thereby. Shareholder approval for an amendment to the ESPP will only be required to the extent necessary to meet the requirement of Section 423 of the Code or to the extent otherwise required by law or applicable stock exchange rules. The ESPP administrator also may, from time to time, without shareholder approval and without limiting the Board’s amendment authority, designate those subsidiaries of the Company whose employees may participate in the ESPP and, subject only to certain limitations under the Code, change the ESPP’s eligibility rules.
Termination
If shareholders approve the amendment and restatement of the ESPP, no new Offering Periods will commence under the ESPP on or after July 31, 2030, unless the Board terminates the ESPP earlier. The ESPP will also terminate earlier if all of the shares authorized under the ESPP have been purchased.
New Plan Benefits
The benefits to be received by or allocated to eligible employees under the ESPP as a result of the amendment and restatement of the ESPP cannot be determined at this time because the amount of contributions set aside to purchase shares of the Company’s common stock under the ESPP (subject to the limitations discussed above) is entirely within the discretion of each participant. No shares of common stock have been issued with respect to the 2,000,000 share increase for which shareholder approval is sought under this proposal. Should such shareholder approval not be obtained, then the 2,000,000 share increase will not be implemented.

Historical Plan Benefits
The following table shows, as to each of the individuals or groups indicated, the aggregate number of shares of common stock purchased under the ESPP since its inception through January 31, 2020. No shares of common stock have been purchased under the ESPP by (i) any individual director nominee who is not an employee, (ii) the current non-employee directors as a group, or (iii) any associate of any of our directors (including nominees) or executive officers. No person received 5% or more of the total shares of common stock purchased under the ESPP since its inception.

Aggregate Purchases under the ESPP
Name and Position	Aggregate Number of Purchased Shares
Todd A. DeBonis	—
President and CEO
Steven L. Moore	32,870
Former Vice President, CFO, Secretary and Treasurer
Elias N. Nader	—
Vice President and CFO
All current executive officers as a group (2 persons)	—
All current and former employees, excluding current executive officers as a group	1,274,806
Federal Income Tax Consequences of the ESPP
Following is a general summary of the current federal income tax principles applicable to the ESPP. The following summary is not intended to be exhaustive and, among other considerations, does not describe the deferred compensation provisions of Section 409A of the U.S. Internal Revenue Code to the extent an award is subject to and does not satisfy those rules, nor does it describe state, local or international tax consequences.
The ESPP is intended to qualify as an “employee stock purchase plan” under Section 423 of the U.S. Internal Revenue Code. Participant contributions to the ESPP are made on an after-tax basis. That is, a participant’s ESPP contributions are deducted from compensation that is taxable to the participant and for which the Company is generally entitled to a tax deduction.
Generally, no taxable income is recognized by a participant with respect to either the grant or exercise of his or her ESPP option. The Company will have no tax deduction with respect to either of those events. A participant will generally recognize income (or loss) only upon a sale or disposition of any shares that the participant acquires under the ESPP. The particular tax consequences of a sale of shares acquired under the ESPP depend on whether the participant has held the shares for a “Required Holding Period” before selling or disposing of the shares. The Required Holding Period starts on the date that the participant acquires the shares under the ESPP and ends on the later of (1) two years after the Grant Date of the Offering Period in which the participant acquired the shares, or (2) one year after the Purchase Date on which the participant acquired the shares.
If the participant holds the shares for the Required Holding Period and then sells the shares at a price in excess of the purchase price paid for the shares, the gain on the sale of the shares will be taxed as ordinary income to the participant to the extent of the lesser of (1) the amount by which the fair market value of the shares on the Grant Date of the Offering Period in which the participant acquired the shares exceeded the purchase price of the shares (calculated as though the shares had been purchased on the Grant Date), or (2) the gain on the sale of the shares. Any portion of the participant’s gain on the sale of the shares not taxed as ordinary income will be taxed as long-term capital gain. If the participant holds the shares for the Required Holding Period and then sells the shares at a price less than the purchase price paid for the shares, the loss on the sale will be treated as a long-term capital loss to the participant. The Company will not be entitled to a tax deduction with respect to any shares held by the participant for the Required Holding Period, regardless of whether the shares are eventually sold at a gain or a loss.

The participant has a “Disqualifying Disposition” if the participant disposes of the shares before the participant has held the shares for the Required Holding Period. If the participant sells the shares in a Disqualifying Disposition, the participant will realize ordinary income in an amount equal to the difference between the purchase price paid for the shares and the fair market value of the shares on the Purchase Date on which the participant acquired the shares, and the Company generally will be entitled to a corresponding tax deduction. In addition, if the participant makes a Disqualifying Disposition of the shares at a price in excess of the fair market value of the shares on the Purchase Date, the participant will realize capital gain in an amount equal to the difference between the selling price of the shares and the fair market value of the shares on the Purchase Date. Alternatively, if the participant makes a Disqualifying Disposition of the shares at a price less than the fair market value of the shares on the Purchase Date, the participant will realize a capital loss in an amount equal to the difference between the fair market value of the shares on the Purchase Date and the selling price of the shares. The Company will not be entitled to a tax deduction with respect to any capital gain realized by a participant.
Securities Underlying Awards
The closing price of a share of the Company’s common stock as of March 20, 2020 was $2.49 per share.
Equity Compensation Plan Information
For more information on our equity compensation plans, please see the section titled “Information About Our Equity Compensation Plans” below.
Required Vote
The Board believes that approval of the amendment and restatement of the ESPP will promote the Company’s interests and the interests of its shareholders and continue to enable the Company to attract, retain and reward persons important to its success.
Members of the Board who are not employees are not eligible to participate in the ESPP. All of the Company’s executive officers are eligible to participate in the ESPP and thus have a personal interest in the amendment and restatement of the ESPP.
The affirmative vote of the holders of a majority of the votes cast at the Annual Meeting will be required to approve this proposal.
THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR THE APPROVAL OF
THE AMENDED AND RESTATED EMPLOYEE STOCK PURCHASE PLAN AS DESCRIBED
ABOVE AND SET FORTH IN APPENDIX B HERETO.

PROPOSAL NO. 4: ADVISORY VOTE ON EXECUTIVE COMPENSATION
We are asking shareholders to approve, on an advisory basis, the compensation of our Named Executive Officers as disclosed in the Compensation Overview, the Summary Compensation Table and the related compensation tables and narrative.
As described in the “Executive Compensation — Compensation Overview” section of this proxy statement, the Compensation Committee has structured our executive compensation program to achieve the following key objectives:

•
Pay for performance: Achieved by linking components of executive compensation to individual contributions as well as corporate results. Further, long-term incentive awards, granted in the form of stock options or restricted stock awards, are designed to reward executive officers for the creation of long-term shareholder value.

•	Recognize fiscal responsibility and corporate stewardship: Achieved by providing limited perquisites and double trigger change in control benefits and no tax gross-ups.

•	Attract and motivate the best executives to the Company: Achieved by creating compensation packages that are at the midpoint of comparable companies with which we compete for executive talent.
We urge shareholders to read the “Executive Compensation — Compensation Overview,” which describes in more detail how our executive compensation policies and procedures operate and are designed to achieve our compensation objectives, as well as the Summary Compensation Table and related compensation tables and narrative, which provide detailed information on the compensation of our Named Executive Officers. The Compensation Committee and the Board of Directors believe that the policies and procedures articulated in the “Executive Compensation — Compensation Overview” are effective in achieving our goals and that the compensation of our Named Executive Officers reported in this proxy statement has supported and contributed to our success.
In accordance with Section 14A of the Exchange Act, and as a matter of good corporate governance, we are asking shareholders to approve the following advisory resolution at the Annual Meeting:
RESOLVED, that the compensation paid to the Company's Named Executive Officers, as disclosed pursuant to the Securities and Exchange Commissions's compensation disclosure rules, including the compensation tables and narrative discussions is hereby approved, on an advisory basis.
This advisory resolution, commonly referred to as a "say-on-pay" resolution, is not binding on the Board. Although non-binding, the Board and the Compensation Committee will review and consider the voting results when making future decisions regarding executive compensation programs. Consistent with the shareholders’ 2019 advisory vote on the frequency of holding an advisory vote on Pixelworks’ executive compensation, we are seeking an advisory vote on executive compensation every year until the next required shareholder vote on the frequency of shareholder votes on executive compensation.
Required Vote
The affirmative vote of the holders of a majority of the votes cast at the Annual Meeting will be required to approve this proposal.
THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR APPROVAL,
ON AN ADVISORY BASIS, OF OUR EXECUTIVE COMPENSATION
AS DESCRIBED IN THIS PROXY STATEMENT.

INFORMATION ABOUT OUR EXECUTIVE OFFICERS
The following table sets forth, as of March 20, 2020, information about the executive officers of the Company.

Name	Age	Position
Todd A. DeBonis	55	President and CEO
Eliad N. Nader	55	Vice President and CFO
The information provided below is biographical information about each of our executive officers as of March 20, 2020.
TODD A. DEBONIS — Information concerning Mr. DeBonis is set forth under “Proposal No. 1: Election of Directors.”
ELIAS N. NADER joined Pixelworks in September 2019 as Vice President and Chief Financial Officer. Prior to joining Pixelworks, Mr. Nader served as the Interim President and Chief Executive Officer of Sigma Designs, Inc. (“Sigma”) since January 26, 2018 and as Sigma’s Chief Financial Officer since April 2014. Prior to that, Mr. Nader also served as Sigma’s interim Chief Financial Officer and as Sigma’s Corporate Controller. Prior to joining Sigma, Mr. Nader served as a chief financial officer consultant with various companies in Europe and the Middle East from October 2011 to September 2012. From June 2010 to September 2011, Mr. Nader served as group Chief Financial Officer with Imperial Jet Europe GmbH, a VIP business aircraft company based in Europe and the Middle East. From June 2005 to June 2010, Mr. Nader served as corporate controller at Dionex Corporation, a chromatography company based in Sunnyvale, California. Mr. Nader currently serves on the board of directors of LMP Automotive Holdings Inc., a private company. Mr. Nader is a graduate of San Jose State University.

EXECUTIVE COMPENSATION
Compensation Overview
This Compensation Overview describes the material elements of compensation awarded to, earned by or paid to the Company’s executive officers. Our executive officers in 2019 were:
•Todd A. DeBonis, President and CEO
•Steven L. Moore, Former Vice President, CFO, Secretary and Treasurer
•Elias N. Nader, Vice President and CFO
These individuals are listed in the “Summary Compensation Table” below and referred to in this Proxy Statement as the "Named Executive Officers." In September 2019, Mr. Moore resigned as our Chief Financial Officer and Mr. Nader was appointed to replace Mr. Moore as our Chief Financial Officer.
Recap of Fiscal Year 2019
Compensation of our Named Executive Officers is intended to facilitate the achievement of annual corporate goals as well as the performance of long-term business objectives. During 2019, mobile revenue increased over 170% with Iris visual processing solutions launched in six smartphones, we entered into collaborative agreements with key mobile partners, video content in TrueCut format expanded to more than 20,000 hours and video delivery revenue grew 23% in support of demand for transcoding solutions.
Revenue is one of the performance metrics used to determine payout of incentive compensation under our Senior Management Bonus Plan. As described in more detail below in the section entitled, "Annual Cash Incentives" each of the performance metrics is individually evaluated and payout is made only if the minimum threshold for each is met. In 2019, we achieved revenue of $69 million, but did not achieve positive non-GAAP adjusted EBITDA. Because the minimum thresholds of $78 million in revenue and $5 million in non-GAAP adjusted EBITDA were not met, our Named Executive Officers did not receive a payout under the Executive Management Bonus Plan in 2019. Non-GAAP adjusted EBITDA is a non-GAAP financial measure and is derived from GAAP net income (loss).
Role of the Compensation Committee
The Compensation Committee is directly responsible for overseeing the Company’s compensation programs and may not delegate its authority in this respect to any other persons. Annually, the Compensation Committee evaluates the performance of our CEO and other executive officers and determines compensation in light of the goals and objectives of the compensation program for that year. As part of that responsibility, the Compensation Committee determines all compensation for the Company’s Named Executive Officers. For executive officers other than the CEO, the Compensation Committee considers the recommendation of the CEO in making its compensation determinations.
From time to time, the Compensation Committee retains the services of independent compensation consultants to review a wide variety of factors relevant to CEO, executive and Director compensation, trends in CEO, executive and Director compensation, and the identification of relevant peer companies. The Compensation Committee makes all determinations regarding the engagement, fees, services of our compensation consultants, and our compensation consultants report directly to our Compensation Committee. During 2019, the Compensation Committee directly engaged Compensia, an independent compensation consultant, (the "Compensation Consultant") to provide executive and director compensation consulting services which included a review of our executive and director compensation programs, an update as to executive and director compensation trends generally and among our peer companies, and recommendations regarding our compensation programs. The Compensation Consultant did not provide any other services to the Company and did not provide services in excess of $120,000. In connection with its engagement of the Compensation Consultant, the Compensation Committee considered various factors bearing upon the Compensation Consultant’s independence prescribed by the Nasdaq listing rules including, but not limited to, the amount of fees paid to the Compensation Consultant, its policies and procedures designed to prevent conflicts of interest, and the existence of any business or personal relationship that could impact independence. After reviewing these and other factors, the Compensation Committee determined that the Compensation Consultant was independent and that its engagement did not present any conflicts of interest.

Executive Compensation Program Objectives and Philosophy
The objectives of the Company’s executive compensation program are as follows:

1.	Attract and motivate the best executives to the Company;

2.	Reflect our pay for performance philosophy;

3.	Reward executives for their contributions to the Company’s strategic and financial success and for creating shareholder value; and

4.	Recognize fiscal responsibility and corporate stewardship.
The Compensation Committee’s executive compensation decisions are based on the following core principles:

1.
Link pay to performance. The components of our executive compensation package are linked to individual contribution as well as corporate results. Long-term incentive awards, granted in the form of stock options or restricted stock unit awards, are designed to reward executive officers for the creation of long-term shareholder value.

2.	Provide competitive compensation. Our compensation programs are designed to be competitive within the various markets in which we compete for executive talent.

3.	Establish levels of compensation that are appropriate for the size and financial condition of the Company.

Shareholder Advisory Vote on Executive Compensation
At our 2019 annual meeting of shareholders, our shareholders cast an advisory vote on the compensation of our Named Executive Officers (a “say-on-pay” vote). A majority (96%) of the votes cast at that meeting (including abstentions but excluding broker non-votes) approved, on an advisory basis, the compensation of our Named Executive Officers that was set forth in the related proxy statement. In evaluating our executive compensation program following this advisory vote, the Compensation Committee has considered the results of the say-on-pay vote as well as other factors discussed in this Compensation Overview. While each of these factors informed the Compensation Committee’s decisions regarding the compensation of our Named Executive Officers, the Compensation Committee has not implemented significant changes to our executive compensation program since that time.

Data Considered in Determining Executive Compensation
In establishing executive compensation, the Compensation Committee does not engage in formal benchmarking activities, but does review the compensation practices of other companies as background information for its compensation decisions. Data provided by the Compensation Consultant is focused on companies in the semiconductor industry and companies with similar total revenue as Pixelworks (the “Peer Group”). In 2019, the Peer Group had annual median revenue of $81 million compared with the Company’s annual 2019 revenue of $69 million. Although, we target our total direct compensation (as defined below) levels at the midpoint for comparable positions at the Peer Group, it is only one of many other factors, including the qualitative factors described below, that are evaluated by the Compensation Committee, and no specific weightings are attached to any of these factors and the emphasis placed on each factor may differ from individual to individual. During 2019, we considered data from the following Peer Group:

Adesto Technologies Corporation	Airgain, Inc.	Aquantia Corporation
AXT, Inc.	CEVA, Inc.	DSP Group, Inc.
EMCORE Corporation	Everspin Technologies, Inc.	GSI Technology, Inc.
Immersion Corporation	Impinj, Inc.	Intermolecular, Inc.
inTEST Corporation	Intevac, Inc.	Kopin Corporation
Maxwell Technologies, Inc.	PDF Solutions, Inc.

Elements of Our Executive Compensation Program
Our executive compensation program consists of fixed and variable cash compensation and equity-based compensation (together with cash compensation, “total direct compensation”), as well as severance and change of control benefits. When setting executive compensation, the Compensation Committee does not target a specific mix of fixed and variable compensation; however, the Compensation Committee does believe that variable cash compensation and equity-based compensation should constitute a significant portion of total compensation and that compensation should vary based on performance.
Additionally, the Compensation Committee does not target a specific mix of short-term variable compensation and long-term variable compensation. Typically, cash incentives are awarded after consideration of the accomplishment of financial, product and market development goals, and long-term incentives are aimed at aligning the interests of our Named Executive Officers with those of shareholders by focusing on long-term growth and stock performance. The Compensation Committee views all of these objectives as critical.
The following narrative describes each component of our executive compensation program, explains why each is included in the program and provides details of certain specific compensation arrangements for the Named Executive Officers for fiscal year 2019.
Base Salaries
The Compensation Committee believes that it is appropriate for our executive officers to receive a competitive level of fixed compensation in the form of a base salary. Base salaries provide a stable source of fixed income for the executive officers and help promote retention.
None of our Named Executive Officers have employment agreements or other contractual rights to receive fixed base salaries. Instead, base salaries for the Named Executive Officers are determined by the Compensation Committee based on its annual review and from time to time. When determining the appropriate base salary for each executive, the Compensation Committee considers a variety of factors, such as the executive’s experience, job responsibilities and performance, the base salaries paid for similar positions with respect to both comparable companies and the Compensation Committee’s general knowledge of the industry, the Company’s financial performance and position, and recommendations from the CEO (as to executive officers other than himself). No specific performance goals or weightings are attached to any of these factors in establishing base salaries, and the emphasis placed on each factor may differ from individual to individual.
The base salary earned by each Named Executive Officer during 2019 is reported in the “Summary Compensation Table” below.
Annual Cash Incentives
The Named Executive Officers are generally eligible to receive cash bonuses each year as determined by the Compensation Committee. In accordance with our compensation program, objectives related to rewarding the Named Executive Officers for their contributions to the Company’s strategic and financial success, the Compensation Committee’s intent is to set challenging yet attainable financial and operational goals for the Named Executive Officers to work toward in the coming year. The 2019 target bonus for Mr. DeBonis, was equal to 100% of his annual base salary and the 2019 target bonuses for Mr. Moore and Mr. Nader were equal to 50% of each of their 2019 base salaries. Target bonus rates were unchanged from their levels in 2018.
On December 29, 2009, the Compensation Committee approved the form of the Company’s Senior Management Bonus Plan (the “Plan”). Under the Plan, annual bonuses for Named Executive Officers are based on the attainment of specific goals, as established by the Compensation Committee from year to year, that relate to the following performance measures:

•	Revenue;

•	Non-GAAP earnings before interest, taxes, depreciation and amortization (“adjusted EBITDA”); and

•	Achievement of specified operational objectives.
Adjusted EBITDA is a non-GAAP financial metric. Our 2019 non-GAAP earnings differ from our 2019 GAAP earnings due to the exclusion of inventory step-up and backlog amortization, amortization of acquired intangible assets, restructuring charges, stock-based compensation expense and gain on sale of patents.

Additionally, the Plan provides that no bonus will be paid under the Plan unless minimum threshold targets for the revenue and non-GAAP adjusted EBITDA performance measures are achieved. For 2019, the minimum threshold for revenue was $78 million and the minimum threshold for positive non-GAAP adjusted EBITDA was $2 million. During 2019, the minimum threshold for revenue was not achieved and thus no bonus amounts were awarded under the Plan. Since the minimum threshold for revenue was not achieved, the Company’s performance with respect to 2019 specified operational objectives was not evaluated by the Compensation Committee. The Compensation Committee believes that the Plan’s revenue and non-GAAP adjusted EBITDA thresholds for 2019 were appropriate based on their review of the Company’s operating plan for 2019, the Company’s historical performance and the industry outlook at the relevant time. The Compensation Committee evaluates the Plan’s threshold and performance goals closely each year to secure a proper level of rigor to align with our pay for performance philosophy.
Long-Term Equity Awards
The Compensation Committee believes that the Named Executive Officers' long-term compensation should be directly linked to the value provided to shareholders. In 2019, the Named Executive Officers' long-term compensation was awarded in the form of RSUs. The RSUs granted in 2019 vest over a three-year period and thus encourage long-term perspective and retention.
The Compensation Committee determines the size and frequency of each Named Executive Officer's equity awards annually by assessing the relative position and responsibilities of each executive, individual performance of each executive, anticipated contributions of each executive to the Company, previous equity-based awards granted to such executive, and awards given to similar positions among comparable companies (with no specific performance goals or weightings assigned to the foregoing factors). In general, executive officers receive an initial grant of equity on their date of hire. The Compensation Committee may grant additional equity awards to recognize increased responsibilities or special contributions, to retain executives or to recognize other special circumstances. Currently, our long-term equity awards are time-based which is consistent with practices among our peer group.
On March 1, 2019, the Compensation Committee awarded Mr. DeBonis 248,139 RSUs. On February 13, 2019 the Compensation Committee awarded Mr. Moore 75,000 RSUs. On September 16, 2019, the Compensation Committee awarded Mr. Nader 250,000 RSUs in connection with his appointment as Chief Financial Officer.
Mr. DeBonis's RSUs vested 33% on February 14, 2020, and will vest 33% on February 15, 2021 and 34% on February 15, 2022, subject to continued service through each vesting date.
Mr. Moore’s RSUs were originally scheduled to vest 33% on February 14, 2020, 33% on February 15, 2021 and 34% on February 15, 2022, subject to continued service through each vesting date. Mr. Moore's awards continued to vest per the terms of the September 12, 2019 Transition Agreement, such that the RSUs vested with respect to 24,750 shares on February 14, 2020. The remaining units were canceled on March 6, 2020, the end of Mr. Moore's consulting period.
Mr. Nader’s RSUs will vest in equal annual installments over four years on August 14, 2020, August 13, 2021, August 15, 2022, and August 15, 2023, subject to continued service through each vesting date.
The 2019 stock awards described above were granted under the 2006 Plan.
Additionally, in February 2020, the Compensation Committee awarded Mr. Debonis an award of 250,000 RSUs and Mr. Nader an award of 25,000 RSUs. Each award will vest as follows: 33% on February 15, 2021, 33% on February 15, 2022 and 34% of February 15, 2023.
Severance Benefits Payable Upon Termination or Change in Control
Individual agreements with each Named Executive Officer provide for severance benefits payable upon certain involuntary terminations of their employment with the Company. The benefits may be provided to incentivize executives to join the Company, to incentivize executives to remain with the Company, or to compensate executives when they are asked to take on new or extraordinary responsibilities. The Compensation Committee believes that the benefits provided are comparable with those provided to individuals in similar positions at similar companies.
Additionally, the Compensation Committee believes that the occurrence, or potential occurrence, of a change of control transaction will create uncertainty regarding the continued employment of executives. To encourage executives to remain employed with the Company during an important time when their prospects for continued employment following the transaction are often uncertain, the Company provides executives with severance benefits if their employment is involuntarily terminated in connection with a change of control (i.e. double trigger).
A description of the specific severance benefits provided for each Named Executive Officer is included below under “Potential Payments Upon Termination or Change in Control.”

Other Compensation Considerations and Policies
Deductibility of Executive Compensation
Section 162(m) of the Internal Revenue Code of 1986, as amended, generally disallows a tax deduction to public companies for compensation over $1,000,000 paid to the CEO and certain other executive officers. The performance-based exception to Section 162(m) of the Code has been repealed for tax years beginning in 2018 under the Tax Cuts and Jobs Act. As a result, compensation paid to the CEO and certain other executive officers in excess of $1,000,000 is not deductible unless it qualifies for transition relief applicable for compensation paid pursuant to a written binding contract that was in effect as of November 2, 2017. The stock option component of the current compensation program was intended by our Compensation Committee to qualify for exemption from the $1,000,000 deduction limit. However, because of the ambiguities and uncertainties as to the interpretation of the scope of the application of the transition relief under the legislation repealing the performance-based exception to Section 162(m) of the Code, no assurance can be given that compensation originally intended to satisfy the requirements for exemption from Section 162(m) of the Code will, in fact, be fully deductible, even in the case of existing contracts and awards in place on November 2, 2017. Nevertheless, we believe that a substantial portion of our current executive compensation program will be deductible under the $1,000,000 limit. We reserve the right to design programs that recognize a full range of performance criteria important to our success, even where the compensation paid under such programs may not be deductible. The Compensation Committee will continue to monitor the tax and other consequences of our executive compensation program as part of its primary objective of ensuring that compensation paid to our executive officers is reasonable, performance-based and consistent with the goals of Pixelworks and its shareholders.
Assessment of Risk
The Compensation Committee annually reviews the elements of compensation for our Named Executive Officers to determine whether any portion of the overall program encourages excessive risk taking. The Compensation Committee’s current assessment is that although the majority of compensation provided to our Named Executive Officers is performance-based, our compensation programs do not encourage excessive or unnecessary risk taking. The Compensation Committee believes that the design of these compensation programs encourages our Named Executive Officers to remain focused on both short-term and long-term strategic goals. Safeguards integrated into the Company’s compensation practices include: (1) the balance of short-term and long-term incentive compensation; (2) the use of time-based vesting criteria in long-term incentive awards to align holders’ interests with the Company’s prospects; (3) the use of multiple performance metrics in the annual cash incentive plan, each linked to overall Company progress as opposed to narrow targets; (4) the limitation of maximum payouts under our annual incentive program as well as the reservation of Compensation Committee negative discretion to reduce amounts payable thereunder; and (5) the limitation on annual awards under the Company’s stock incentive plan.
Stock Ownership, Holding or Retention Guidelines
Our 2006 Stock Plan was amended effective April 5, 2018, to require the principal executive officer, principal financial officer and chief operating officer, if any, who receive any future awards after the amendment effective date to hold the shares of common stock issued pursuant thereto (net of shares withheld or disposed of to pay applicable income and employment taxes due by the participant) for 12 months.
There are currently no other equity ownership, holding or retention requirements or guidelines that our Named Executive Officers or other employees must meet or maintain.
Policy Against Hedging
Our Policy Against Disclosure of Confidential Information and Insider Trading prohibits directors, officers, employees and consultants from engaging in any form of hedging transactions in our stock, including through the use of financial instruments such as prepaid variable forwards, equity swaps, collars and exchange funds, or pledging our stock as collateral for a loan, trading in our securities on a short-term basis, purchases of our securities on margin, short sales of our securities and buying or selling puts or calls, or their equivalent positions, on our securities.
Our Executive Compensation Recovery Policy
In light of the Sarbanes-Oxley Act of 2002, Section 954 of the Dodd-Frank Wall Street Reform and Consumer Protection Act and changing market practices, the Board of Directors adopted, in April 2019, an Executive Compensation Recovery Policy. Under this policy “Covered Executives” (including current and former CEOs and any senior executives or employees selected by the Board) are required to reimburse the Company for up to three years of any “Excess Incentive Compensation” determined, in whole or in part, by financial results that are later restated due to material noncompliance with financial reporting requirements (other than a retroactive change in generally accepted accounting principles).

This policy applies to all incentive compensation paid to Covered Executives that was granted, calculated or vested based on financial reporting measures for current and future years, without regard to whether the misstatement was the fault of the Covered Executive. Unless the Board determines that doing so would be impractical or (to the extent permitted by law) would result in a disproportionately adverse tax impact on the Covered Executive, the Board must attempt to recoup from each Covered Employee the difference between any amounts paid in the prior three years based on an erroneous financials pertaining to fiscal years starting on or after January 1, 2019 and the amount that would have been paid had the financial statements been correct in the first instance (“Excess Incentive Compensation”).
The Board has the discretion to determine what methods will be used to recover the Excess Incentive Compensation, including requiring the Covered Executive make a cash reimbursement, offsetting any gain on unsettled equity grants, cancelling of outstanding awards (including vested awards) and instituting any other recovery action permitted by law.
In order to ensure the enforceability of the Executive Compensation Recovery Policy, appropriate language will be included in future executive employment and award agreements and each Covered Executive will be required to sign an Executive Compensation Recovery Policy Acknowledgement and Agreement agreeing to the terms of this policy as a condition to receiving future awards or payments of incentive compensation.
The Board has implemented this policy in order to provide additional shareholder protections, and any right to recovery under this policy is in addition to (and does not diminish) any provisions in employment or award agreements that relate to the clawback of compensation, forfeiture of awards or the cancellation of equity grants due to misconduct, early termination or underperformance.
Narrative to 2019 Summary Compensation Table
Please see "Compensation Overview" above for a complete description of compensation plans pursuant to which the amounts listed under the "Summary Compensation Table" were paid or awarded and the criteria for such payment, including targets for payment of annual incentives, as well as performance criteria on which such payments were based. The Compensation Overview section also describes the equity awards provided as part of the Company's executive compensation program. The vesting of option awards and RSUs are as described in the tables below.
Summary Compensation Table
The following table sets forth the compensation of our Named Executive Officers for services rendered during 2019 and 2018. The Summary Compensation table should be read in conjunction with the tables and narrative descriptions that follow as well as the Compensation Overview previously presented.

Name and Position	Year	Salary		Stock Awards (1) (2)	Non-Equity Incentive Plan Compensation	All Other		Total
Todd A. DeBonis	2019	$425,000		$1,000,000	$—	$—		$1,425,000
President and CEO	2018	415,192		850,000	246,637	—		1,511,829
Steven L. Moore	2019	250,630	(3)	282,000	—	352,830	(4)	885,460
Former Vice President, CFO, Secretary and Treasurer	2018	275,000		276,250	79,794			631,044
Elias N. Nader	2019	74,731	(5)	967,500	—	—		1,042,231
Vice President and CFO	2018	—		—	—	—		—

(1)
Except as noted below, this column represents the aggregate grant date fair value of RSU awards granted during the applicable year calculated in accordance with ASC Topic 718. For additional information on the valuation assumptions used for the grants, see Note 15 to the Company’s consolidated financial statements in our Annual Report on Form 10-K for the fiscal year ended December 31, 2019.

(2)
The values listed below relate to 248,139 RSUs granted to Mr. DeBonis on March 1, 2019 and 200,000 RSUs granted to him on May 9, 2018, 75,000 RSUs granted to Mr. Moore on February 13, 2019 and 65,000 RSUs granted to him on May 9, 2018, as well as 250,000 RSUs granted to Mr. Nader on September 16, 2019.

(3)	Amount reflects the salary Mr. Moore received until he terminated as an employee on October 4, 2019.

(4)
Mr. Moore received $167,635 in cash severance payments, his 2019 target annual bonus of $143,688 and $41,507 in healthcare continuation benefits in accordance with the terms of his Transition and Consulting Agreements dated September 12, 2019.

(5)	Amount reflects the portion of Mr. Nader’s annual base salary of $290,000 received by Mr. Nader from his appointment as Chief Financial Officer through the end of 2019.

Outstanding Equity Awards at 2019 Fiscal Year-End
The following tables present option and restricted stock awards outstanding for the Named Executive Officers as of December 31, 2019.

	Option Awards					Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable		Option exercise price per share ($)	Option expiration date	Number of Shares or Units of Stock that Have Not Vested (#)		Market Value of Shares or Units of Stock That Have Not Vested ($) (1)
Todd A. DeBonis	342,708	7,292	(2)	$2.46	1/4/2022	—		—
	—	—		—	—	47,600	(3)	186,592
	—	—		—	—	134,000	(4)	525,280
	—	—		—	—	248,139	(5)	972,705
Steven L. Moore	—	—		—	—	23,800	(3)	93,296
	—	—		—	—	46,200	(6)	181,104
Elias N. Nader	—	—		—	—	250,000	(7)	980,000

(1)	The market value of the shares is determined by multiplying the number of shares reported in the table by the closing price per common share of our common stock of $3.92 on December 31, 2019.

(2)	Options vested on January 31, 2020.

(3)	RSUs vested on February 15, 2020.

(4)	RSUs vested 66,000 on February 14, 2020 and will vest 68,000 on February 15, 2021.

(5)	RSUs vested 81,885 on February 14, 2020 and will vest 81,886 on February 15, 2021 and 84,368 on February 15, 2022.

(6)	RSUs vested on February 14, 2020.

(7)	RSUs will vest 62,500 on August 14, 2020, 62,500 on August 13, 2021, 62,500 on August 15, 2022 and 62,500 on August 15, 2023.

Potential Payments Upon Termination or Change in Control
The Company has entered into the following arrangements with the Named Executive Officers that provide for severance benefits on certain terminations of employment. In each case, the severance benefits described below are contingent upon the individual providing a release of claims in favor of the Company.
Change of Control and Severance Agreement with Todd A. DeBonis and Elias Nader
On January 4, 2016, the Company entered into a Change of Control and Severance Agreement with Todd A. DeBonis and on April 11, 2019, the Company entered into an Amended and Restated Change of Control Agreement with Mr. DeBonis (the “DeBonis Severance Agreement”). On September 16, 2019, the Company entered into a Change of Control and Severance Agreement with Mr. Nader (the “Nader Severance Agreement,” and collectively, the “Severance Agreements”). Each of the DeBonis Severance Agreement and the Nader Severance Agreement provides for certain benefits in the event of an “involuntary termination.” An “involuntary termination” is a termination by the Company without “cause” or by the applicable named executive officer for “good reason” (as each of those terms is defined in the DeBonis Severance Agreement and the Nader Severance Agreement).
The Severance Agreements provide that in the event an involuntary termination occurs within six months prior to, or within twenty-four (24) months following for Mr. DeBonis and within twelve (12) months following for Mr. Nader, a “change of control” (as such term is defined in the Severance Agreements), the named executive officer will be entitled to the following benefits: (i) a lump sum cash payment equal to twelve (12) months of his base salary and the then-current year's target bonus as in effect as of the date of such involuntary termination or, if following the change of control and if greater, as in effect immediately prior to the change of control; (ii) accelerated vesting of all outstanding equity awards granted to him by the Company prior to the change of control; and (iii) the same level of Company-paid health coverage and benefits at the levels in effect on the day preceding the termination of the named executive officer until the earlier of when he (and any eligible dependents) is no longer eligible to receive continuation coverage pursuant to COBRA, or twelve (12) months from the date of termination. In the event of an involuntary termination that occurs within six months prior to a change of control, any acceleration of vesting of options and shares triggered by the change of control will occur immediately prior to the change of control and the named executive officer will have a minimum of six months following the change of control to exercise the options (or longer if a longer period would otherwise be applicable).
In the event of an involuntary termination apart from a change of control, Mr. DeBonis would receive the same cash severance and health benefits as if the termination occurred within six months prior to, or within twenty-four (24) months following, a change of control, as described above, but will only receive accelerated vesting in those outstanding equity awards that would otherwise have vested during the twelve (12) months following such termination. In this event, the benefits would be calculated as if the date of the change of control were immediately following the date of the involuntary termination.
In the event of an involuntary termination apart from a change of control, Mr. Nader would receive the same cash severance and health benefits as if the termination occurred within six months prior to, or within twelve (12) months following, a change of control, as described above, but will only receive accelerated vesting in his outstanding equity awards if his termination of employment occurs at least one year after his commencement of employment. If his termination is at least one year and less than two years after his commencement of employment by the Company, Mr. Nader will receive six months accelerated vesting and if his termination of employment is at least two years following his commencement of employment by the Company, Mr. Nader will receive twelve (12) months accelerated vesting. For purposes of this accelerated vesting, awards with annual vesting periods which straddle the acceleration period are treated as vesting in equal monthly amounts instead of annually. In this event, the benefits would be calculated as if the date of the change of control were the same as the date of the involuntary termination.
In the event the severance benefits under the Severance Agreements would be treated as excess parachute payments subject to excise taxes, the benefits would either be reduced to a level that would not trigger the excise taxes or would be paid in full, whichever results in the named executive officer retaining a greater benefit on an after-tax basis.

Transition Agreement and Consulting Agreement with Steven Moore
On September 12, 2019, the Company entered into a Transition Agreement and a Consulting Agreement with Mr. Moore. Pursuant to the terms of the Transition Agreement, Mr. Moore terminated as an employee on October 4, 2019. In return for a release from Mr. Moore, the Company paid Mr. Moore a severance amount equal to $167,635 (less applicable tax withholdings) and a target bonus for 2019 of $143,688, and agreed to provide COBRA continued health care coverage at the premium level in effect prior to his termination for Mr. Moore and his dependents for the eighteen (18) month period following his termination of employment. Pursuant to the terms of the Consulting Agreement, Mr. Moore provided consulting services to the Company from October 4, 2019 through March 6, 2020, pursuant to which he advised on projects assigned to him by the Company and was paid $119,740 for the term of the Consulting Agreement for such services. Mr. Moore also continued to vest on his outstanding equity awards during the consulting period. As of December 31, 2019, Mr. Moore was also eligible for the accelerated vesting of 100% of his outstanding equity awards in the event of his termination without cause (as defined in his Amended and Restated Change of Control and Severance Agreement (the “Moore Severance Agreement”) or due to death or disability, and in the event of a Change of Control (as defined in the Moore Severance Agreement) within six (6) months following the end of his consulting period.

PROPOSAL NO. 5: RATIFICATION OF THE APPOINTMENT OF INDEPENDENT
REGISTERED PUBLIC ACCOUNTING FIRM
The Audit Committee of the Board (the “Audit Committee”), which is composed entirely of independent Directors, has selected Armanino LLP ("Armanino"), independent registered public accounting firm, as the auditors of the Company for the year ending December 31, 2020. The submission of this matter for approval by shareholders is not legally required; however, as a matter of good corporate practice, our shareholders are being asked to ratify this appointment. Before selecting Armanino, the Audit Committee considered the firm’s qualifications as independent registered public accountants and concluded that based on its prior performance and its reputation for integrity and competence, it is qualified.
In the event the shareholders fail to ratify the appointment, the Audit Committee will reconsider its selection but may elect to retain Armanino. Even if the appointment is ratified, the Audit Committee, in its sole discretion, may direct the appointment of a different independent registered public accounting firm at any time during the fiscal year if the Audit Committee determines that such a change would be in the best interest of the Company and its shareholders.
On March 16, 2020, the Audit Committee approved the dismissal of KPMG LLP (“KPMG”) as the Company’s independent registered public accounting firm effective immediately and appointed Armanino as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2020. KPMG served as the Company’s independent registered public accounting firm for the year ending December 31, 2019 and 2018.
Representatives of Armanino and KPMG will be at the Annual Meeting and will be available to respond to appropriate questions. Neither Armanino nor KPMG plans to make a statement, but will have the opportunity to make one if desired.
KPMG’s reports on the Company’s consolidated financial statements for the fiscal years ended December 31, 2019 and 2018 did not contain an adverse opinion or a disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principle, except that:

•
KPMG’s report on the consolidated financial statements of Pixelworks, Inc. and subsidiaries as of December 31, 2018 and for each of the years in three-year period ended December 31, 2018, contained a separate paragraph stating that “As discussed in Note 2 to the consolidated financial statements, the Company has changed its method of accounting for revenue in 2018 due to the adoption of Accounting Standards Codification 606, Revenue from Contracts with Customers.”

•
KPMG’s report on the consolidated financial statements of Pixelworks, Inc. and subsidiaries as of December 31, 2019 and for each of the years in three-year period ended December 31, 2019, contained a separate paragraph stating that “The Company has changed its method of accounting for leases as of January 1, 2019, due to the adoption of Accounting Standards Codification 842, Leases, and its method of accounting for revenue as of January 1, 2018, due to the Adoption of Accounting Standard Codification 606, Revenue from Contracts with Customers, as discussed in Note 2 and Note 10, respectively, to the consolidated financial statements.

During the fiscal years ended December 31, 2019 and 2018, and the subsequent interim periods through March 16, 2020, there were (i) no disagreements with KPMG on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, any of which, if not resolved to KPMG’s satisfaction, would have caused KPMG to make reference thereto in their reports on the financial statements for such fiscal years, and (ii) no “reportable events” within the meaning of Item 304(a)(1)(v) of Regulation S-K except for the material weakness existing at March 31, 2018, June 30, 2018, September 30, 2018, December 31, 2018, March 31, 2019, June 30, 2019 and September 30, 2019, as reported in the Company’s Form 10-K/A filed on August 9, 2019 and the Forms 10-Q filed on August 12, 2019 and November 8, 2019, as follows:
The Company did not have a control to review the appropriateness of an accrual based on applicable statutes of limitation due to ineffective risk assessment of the continued existence of the liability.
The Audit Committee has discussed this reportable event with KPMG and has authorized KPMG to respond fully to the inquiries of Armanino related to this reportable event

During the fiscal years ended December 31, 2018, and 2019, and the subsequent interim periods through March 16, 2020, neither the Company nor anyone on its behalf has consulted with Armanino regarding (i) the application of accounting principles to a specific transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company’s financial statements, and neither a written report or oral advice was provided to the Company that Armanino concluded was an important factor considered by the Company in reaching a decision as to any accounting, auditing, or financial reporting issue, (ii) any matter that was the subject of a disagreement within the meaning of Item 304(a)(1)(iv) of Regulation S-K, or (iii) any reportable event within the meaning of Item 304(a)(1)(v) of Regulation S-K.
Required Vote
The affirmative vote of the holders of a majority of the votes case at the Annual Meeting will be required to approve this proposal.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR THE
RATIFICATION OF THE APPOINTMENT OF ARMANINO LLP TO SERVE AS THE
COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR
THE FISCAL YEAR ENDING DECEMBER 31, 2020.

Principal Accounting Fees and Services
The following table sets forth the aggregate fees paid to KPMG during 2019 and 2018:

	2019	2018
Audit Fees (1)	$595,000	$542,500
Audit-Related Fees	—	—
Tax Fees	—	—
All Other Fees	—	—
Total	$595,000	$542,500

(1)
Audit Fees: Consists of fees billed for services rendered for the integrated audit of the Company’s annual financial statements and reviews of the Company’s interim condensed consolidated financial statements. Also includes fees billed for reviews of registration statements and consents related to documents filed with the SEC.

Pre-Approval of Audit and Permissible Non-Audit Services
The Audit Committee pre-approves any engagement under which the Company’s independent registered accounting firm provides audit or permissible non-audit services to the Company. The Audit Committee has adopted a policy for the pre-approval of these services. Under the policy, pre-approval may be general and apply to services that will be performed over an extended period of time, or specific. General pre-approvals apply for one year. The Company’s CFO and independent registered public accounting firm must provide the Audit Committee with the following information for each service to be approved: (i) the type of service to be performed; (ii) a detailed description of each particular service; and (iii) a range of fees and type of fee arrangement. Throughout the year, the Audit Committee will review any revisions to the estimates of audit and non-audit fees initially approved.
The authority to pre-approve services may be delegated to one or more designated members of the Audit Committee. If a designated member does pre-approve services, the pre-approval is reported to the full Audit Committee at its next regularly scheduled meeting. During the approval process, the Audit Committee considers the impact of the types of services and the related fees on the independence of the registered public accountant. The services and fees must be deemed compatible with the maintenance of such accountant's independence, including compliance with SEC rules and regulations. During 2019 and 2018, the Audit Committee pre-approved 100% of the services provided by KPMG.

AUDIT COMMITTEE REPORT
The information contained in the report below does not constitute soliciting material and should not be deemed filed or incorporated by reference into any other Company filing under the Securities Act or the Exchange Act, except to the extent the Company specifically incorporates it by reference therein.
As further described in its charter, the Audit Committee oversees the corporate accounting, financial reporting practices and financial statement audits of the Company. Management has responsibility for the financial statements and the reporting process, including the systems of internal controls. The Company’s independent registered public accounting firm is responsible for planning and conducting audits in accordance with U.S. generally accepted auditing standards and for issuing an opinion about whether the financial statements are presented fairly, in all material respects, in accordance with U.S. generally accepted accounting principles and on the effectiveness of the Company's internal controls over financial reporting. The Audit Committee is responsible for overseeing the conduct of these activities by management and the Company’s independent registered public accounting firm.
Audit Committee members are not professional accountants or auditors, and their functions are not intended to duplicate or to certify the activities of management and the independent audit firm. The Audit Committee serves a Board-level oversight role, in which it provides advice, counsel, and direction to management and to the auditors on the basis of the information it receives, discussions with management and the auditors, and the experience of the Audit Committee members in business, financial, and accounting matters.
In this context, the Audit Committee has reviewed and discussed the audited consolidated financial statements and the Company’s internal control over financial reporting for the year ended December 31, 2019, with management and KPMG (with and without management present), and management has represented to the Audit Committee that Pixelworks’ audited consolidated financial statements were prepared in accordance with U.S. generally accepted accounting principles. The Audit Committee’s review included a discussion with management of the quality of Pixelworks’ accounting principles, the reasonableness of significant estimates and judgments, and the clarity of disclosure in Pixelworks’ financial statements, including the disclosures related to critical accounting estimates.
The Audit Committee discussed with KPMG the matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board (“PCAOB”) and the SEC. Additionally, the Audit Committee has received from KPMG the written disclosures and letter required by the applicable requirements of the PCAOB regarding KPMG’s communications with the Audit Committee concerning independence and has discussed KPMG’s independence with KPMG.
The Audit Committee has also evaluated the performance of KPMG, including, among other things, the amount of fees paid to KPMG for audit services related to the year ended December 31, 2019.
Based on the reviews and discussions referred to above, and subject to the limitations of the Audit Committee’s role and responsibilities referred to in the Audit Committee Charter, the Audit Committee recommended to the Board, and the Board has approved, the inclusion of the Company’s audited consolidated financial statements in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2019.

Respectfully submitted,

Daniel J. Heneghan, Chairman
C. Scott Gibson
Richard L. Sanquini

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
The following table sets forth information regarding the beneficial ownership as of March 20, 2020 of our common stock by:

(i)	Each person known by the Company to be the beneficial owner of more than five percent of the Company’s common stock;

(ii)	Each Director and each Director nominee of the Company;

(iii)	Each Named Executive Officer (as defined below) of the Company; and

(iv)	All current executive officers and Directors as a group.
Applicable percentage ownership is based on 39,247,988 shares of common stock outstanding at March 20, 2020. Based on our review of statements filed with the SEC pursuant to Section 13(d) or 13(g) of the Exchange Act, as of March 20, 2020, we had no beneficial owners of more than five percent of our common stock, except as noted below. For purposes of computing the amounts reported under "Number of Shares Beneficially Owned" and "Percentage Beneficially Owned" for each person or group of persons named below, the number of shares subject to stock options and RSUs that become exercisable or vest within 60 days of March 20, 2020 (which are shown in the columns to the right) are deemed to be outstanding, but are not deemed to be outstanding for purposes of computing the beneficial ownership of any other person or group of persons.

Name and Address of Beneficial Owner (1)	Number of Shares Beneficially Owned	Percentage Beneficially Owned	Number of Shares Subject to Options Exercisable Within 60 Days of March 20, 2020	Number of RSUs That Vest Within 60 Days of March 20, 2020
5% or Greater Shareholders:
John A. Kryzanowski (2)	3,275,000	8.3%	—	—
Directors, Nominees and Named Executive Officers:
Amy L. Bunszel	27,144	*	9,069	18,075
C. Scott Gibson	157,130	*	—	18,075
Daniel J. Heneghan	228,041	*	—	18,075
Richard L. Sanquini	233,911	*	—	18,075
David J. Tupman	116,920	*	10,000	18,075
Todd A. DeBonis	935,556	2.4%	350,000	—
Steven L. Moore	524,916	1.4%	—	—
Elias N. Nader	—	—%	—	—
All current directors and executive officers as a group (7 persons)	1,698,702	4.3%	369,069	90,375

*	Less than 1%.

(1)
Unless otherwise indicated in these footnotes, each of the beneficial owners listed has, to our knowledge, sole investment and voting power with respect to the indicated shares of common stock, subject to community property laws, where applicable. Unless otherwise indicated, the address for each individual listed above is c/o Pixelworks, Inc., 226 Airport Parkway, Ste. 595, San Jose, California 95110.

(2)
Based on schedule 13G/A filed on January 8, 2020 by Mr. John A. Kryzanowski who reported beneficial ownership with respect to, and has voting and dispositive power over, 3,275,000 shares. The address of the reporting person is c/o Shartsis Friese LLP, One Maritime Plaza, 18th Floor, San Francisco, CA 94111.

CERTAIN RELATIONSHIPS AND RELATED PERSON TRANSACTIONS
Historically, we have not entered into transactions with related persons. Other than the compensation arrangements with Directors and executive officers described elsewhere in this Proxy Statement, during the year ended December 31, 2019, there were no relationships or transactions, nor are there any currently proposed transactions in which:

•	we have been or are to be a participant;

•	the amount involved exceeds or will exceed $120,000; and

•
any of our Directors, nominees for Director, executive officers or beneficial holders of more than 5% of our capital stock, or any immediate family member of or person sharing the household with any of these individuals (other than tenants or employees);

had or will have a direct or indirect material interest.
Indemnification Agreements
We have entered into indemnification agreements with each of our current Directors and executive officers. These agreements require us to indemnify these individuals to the fullest extent permitted under Oregon law against liabilities that may arise by reason of their service to us, and to advance expenses incurred as a result of any proceeding against them as to which they could be indemnified. We also intend to enter into indemnification agreements with our future Directors and executive officers.
Procedures for Approval of Related Party Transactions
In accordance with its charter, the Audit Committee is responsible for reviewing all related party transactions for potential conflicts of interest. The Company will not enter into any related party transactions without prior Audit Committee approval or ratification. Related party transactions are those that are required to be disclosed under applicable SEC rules. Currently, this review and approval requirement applies to any transaction in which the amount involved exceeds $120,000, and in which any of the following persons will have a direct or indirect material interest: (a) any of our Directors or executive officers, (b) any nominee for election as a Director, (c) any security holder who is known to us to own of record or beneficially more than 5% of our common stock, or (d) any member of the immediate family of any of the persons described in the foregoing clauses (a) through (c).
In the event that management becomes aware of any related person transaction, management will present information regarding the proposed transaction to the Audit Committee for review. In its review, the Audit Committee will take into account any information regarding the transaction or related person that would be material to investors in light of the particular circumstances, which information may include the following:

•	The related person’s interest in the transaction;

•	The impact on a Director’s independence;

•	The approximate dollar value of the amount involved in the transaction;

•	The approximate dollar value of the amount of the related person’s interest in the transaction;

•	Whether the transaction was undertaken in the ordinary course of business;

•	Whether the terms of the transaction are no less favorable to the Company than terms that could have been reached with an unrelated party;

•	The availability of other sources for comparable products or services; and

•	The purpose, and potential benefits to the Company, of the transaction.

OTHER BUSINESS
As of the date of this Proxy Statement, the Board does not know of any other matters to be presented for action by the shareholders at the Annual Meeting. If, however, any other matters not now known are properly brought before the Annual Meeting, proxies held by the Board will be voted on such other matters as determined by a majority of the Board.

DATE FOR SUBMISSION OF SHAREHOLDER PROPOSALS
If a shareholder wishes to present a proposal to be included in the Company’s 2021 proxy statement, the proponent and the proposal must comply with the proxy proposal submission rules of the SEC. Any such proposal must be received by the Company no later than December 17, 2020. If the Company changes the date of its 2021 annual meeting by more than 30 days from the date of the 2020 annual meeting, the deadline is a reasonable time before the Company begins to print and send its proxy materials. Shareholders interested in submitting such a proposal are advised to contact knowledgeable counsel with regard to the detailed requirements of the applicable securities laws. The submission of a shareholder proposal does not guarantee that it will be included in the Company’s proxy statement.
Alternatively, under the Company’s Second Amended and Restated Bylaws, a proposal or nomination of a Director that a shareholder submits outside the processes of SEC Rule 14a-8 must be delivered to or mailed and received at the Company’s principal executive offices by the Secretary of the Company not less than 60 days nor more than 90 days prior to the date of the annual meeting. In the event we provide less than 60 days’ notice or prior public disclosure of the date of the annual meeting, the shareholder proposal or nomination must be received not later than the close of business on the tenth day following the day on which such notice of the date of the annual meeting was mailed or such public disclosure was made. A shareholder’s submission must include certain specific information concerning the proposal or nominee, as the case may be, in accordance with the Second Amended and Restated Bylaws: (a) a brief description of the business desired to be brought before the meeting and reasons for conducting such business at the meeting; (b) the name and address, as they appear on our books, of the shareholder proposing such business; (c) the class and number of shares of our securities that are beneficially owned by the shareholder; (d) any material interest of the shareholder in such business; and (e) any other information that is required to be provided by such shareholder pursuant to proxy proposal submission rules of the SEC. The presiding officer of the meeting may refuse to acknowledge any matter not made in compliance with the foregoing procedure.
In relation to shareholder proposals and nominations, in certain instances the Company may exercise discretionary voting authority under proxies held by the Board. For instance, if the Company does not receive a shareholder proposal or nomination 60 days prior to the date of the annual meeting (or, in the event the Company provides less than 60 days’ notice or prior public disclosure of the date of the annual meeting, the shareholder proposal or nomination is received later than the close of business on the tenth day following the day on which such notice of the date of the annual meeting was mailed or such public disclosure was made), the Company may exercise discretionary voting authority under proxies held by the Board on such shareholder proposal. However, if the Company changes the date of its 2021 annual meeting by more than 30 days from the date of the 2020 annual meeting and the shareholder submits the proposal or nomination pursuant to Rule 14a-8, the Company may exercise discretionary voting authority if the proposal or nomination is not received in a reasonable time before the Company begins to print and send its proxy materials. In addition, even if the Company is notified of a shareholder proposal or nomination within the time requirements discussed above, if the shareholder does not comply with certain requirements of the Exchange Act, the Company may exercise discretionary voting authority under proxies held by the Board on such shareholder proposal or nomination if the Company includes advice in its proxy statement on the nature of the matter and how the Company intends to exercise its discretion to vote on the matter.

ADDITIONAL INFORMATION
We are required to file annual, quarterly and current reports, proxy statements and other information with the SEC. These filings are not deemed to be incorporated by reference into this Proxy Statement. We make these filings available on our Internet website at www.pixelworks.com, free of charge, as soon as practicable after we electronically file such reports with the SEC. Additionally, the Company will provide, without charge, on the written request of any beneficial owner of shares of the Company’s common stock entitled to vote at the Annual Meeting, a copy of the Company’s Annual Report as filed with the SEC on Form 10-K for the year ended December 31, 2019. Written requests should be mailed to Pixelworks, Inc., Attn: Secretary, 226 Airport Parkway, Ste. 595, San Jose, CA, 95110.

BY ORDER OF THE BOARD OF DIRECTORS

Todd A. DeBonis
President and Chief Executive Officer (Principal Executive Officer)
San Jose, California
April 16, 2020

VOTE BY INTERNET - www.proxyvote.com
Use the Internet to transmit your voting instructions and for electronic delivery of information until 11:59 P.M. Eastern Time on May 14, 2020. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

Pixelworks, Inc. c/o Broadridge PO Box 1342 Brentwood, NY 11717
ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS
If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 PM Eastern Time on May 14, 2020. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:
KEEP THIS PORTION FOR YOUR RECORDS
DETACH AND RETURN THIS PORTION ONLY
THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.
				For All	Withhold All	For All Except		To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below.
The Board of Directors recommends you vote FOR the following:				o	o	o
1.	Election of Directors

Nominees

01	Todd A. DeBonis	02	Amy L. Bunszel		03	C. Scott Gibson	04	Daniel J. Heneghan	05	Richard L. Sanquini
06	David J. Tupman

Your Board of Directors recommends that you vote FOR Proposals 2, 3, 4 and 5.										For	Against	Abstain
2	Approval of Amended and Restated 2006 Stock Incentive Plan.									o	o	o
3	Approval of Amended and Restated 2010 Employee Stock Purchase Plan.									o	o	o
4	Advisory approval of the company's executive compensation									o	o	o
5	Ratification of Armanino LLP as Pixelworks' independent registered public accounting firm for the year ending December 31, 2020.									o	o	o

Note: Such other business as may properly come before the meeting or any adjournment thereof.
For address change / comments, mark here. (see reverse for instructions)					o

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name, by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]					Date		Signature (Joint Owners)			Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Form 10-K, Notice & Proxy Statement is/are available at www.proxyvote.com

PIXELWORKS, INC. PROXY FOR THE ANNUAL MEETING OF SHAREHOLDERS MAY 15, 2020 PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints Todd A. DeBonis and Elias N. Nader as proxies, with power of substitution to vote on behalf of the undersigned all shares that the undersigned may be entitled to vote at the Annual Meeting of Shareholders of Pixelworks, Inc. on May 15, 2020 and any adjournments thereof, with all powers that the undersigned would possess if personally present.

Whether or not you expect to attend the annual meeting, please vote these shares.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS GIVEN, THIS PROXY WILL BE VOTED "FOR" THE NOMINEES IN PROPOSAL 1, AND "FOR" PROPOSALS 2, 3, 4 AND 5. WHETHER OR NOT VOTING DIRECTIONS ARE MADE, EACH OF THE PROXIES IS AUTHORIZED TO VOTE IN HIS DISCRETION ON SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE ANNUAL MEETING OR ANY SUCH ADJOURNMENT OR POSTPONEMENT THEREOF.

Address change / comments:

(If you noted any Address Changes and/or Comments above, please mark corresponding box on the reverse side.)

(Continued and to be signed on reverse side)

APPENDIX A
PIXELWORKS, INC.
AMENDED AND RESTATED 2006 STOCK INCENTIVE PLAN
1. Purposes of the Plan. The purposes of this Stock Incentive Plan are to attract, retain and reward individuals who can and do contribute to the Company's success by providing Employees and Consultants an opportunity to share in the equity of the Company and to more closely align their interests with the Company and its shareholders.
2. Definitions. As used herein, the following definitions shall apply:
2.1. Administrator” shall mean the Board or any of its Committees appointed to administer the Plan, in accordance with Section 4.1.
2.2. “Award” shall mean an award of an Option, SAR or Sale of Shares under the Plan.
2.3. “Award Agreement” shall mean a written agreement between the Company and a Grantee evidencing the terms and conditions of an individual Award grant. The Award Agreement is subject to the terms and conditions of the Plan.
2.4. “Board” shall mean the Board of Directors of the Company.
2.5. “Code” shall mean the Internal Revenue Code of 1986, as amended.
2.6. “Committee” shall mean a committee appointed by the Board in accordance with Section 4.1 of the Plan.
2.7. “Common Stock” shall mean the common stock of the Company.
2.8. “Company” shall mean Pixelworks, Inc., an Oregon corporation.
2.9. “Consultant” shall mean any non-Employee who is engaged by the Company or any Parent or Subsidiary to render consulting services and is compensated for such consulting services and any Director of the Company whether compensated for such services or not.
2.10. “Continuous Status as an Employee or Consultant” shall mean the absence of any interruption or termination of service as an Employee or Consultant. Continuous Status as an Employee or Consultant shall not be considered interrupted in the case of: (i) any sick leave, military leave, or any other leave of absence approved by the Company; provided, however, that for purposes of Incentive Stock Options, any such leave is for a period of not more than ninety days or reemployment upon the expiration of such leave is guaranteed by contract or statute, provided, further, that on the ninety-first day of such leave (where re-employment is not guaranteed by contract or statute) the Grantee's Incentive Stock Option shall automatically convert to a Nonqualified Stock Option; or (ii) transfers between locations of the Company or between the Company, its Parent, its Subsidiaries or its successor.
2.11. “Director” shall mean a member of the Board.

2.12. “Disability” shall mean total and permanent disability as defined in Section 22(e)(3) of the Code.
2.13. “Employee” shall mean any person, including Officers and Directors, employed by the Company or any Parent or Subsidiary. Neither the payment of a director's fee by the Company nor service as a Director or Consultant shall be sufficient to constitute “employment” by the Company.
2.14. “Exchange Act” shall mean the Securities Exchange Act of 1934, as amended.
2.15. “Fair Market Value” shall mean, as of any date, the value of a Share determined as follows:
2.15.1. If the Common Stock is listed on any established stock exchange or a national market system, including without limitation the Nasdaq National Market or the Nasdaq SmallCap Market of the Nasdaq Stock Market, Fair

Market Value shall be the closing sales price for a Share (or the closing bid, if no sales were reported) as quoted on such exchange or system on the date of determination, as reported in The Wall Street Journal or such other source as the Administrator deems reliable; provided, if the date of determination does not fall on a day on which the Common Stock has traded on such securities exchange or market system, the date on which the Fair Market Value shall be established shall be the last day on which the Common Stock was so traded prior to the date of determination, or such other appropriate day as shall be determined by the Administrator, in its sole discretion;
2.15.2. If the Common Stock is regularly quoted by a recognized securities dealer but selling prices are not reported, Fair Market Value shall be the mean between the high bid and low asked prices for a Share on the date of determination, as reported in The Wall Street Journal or such other source as the Administrator deems reliable; provided, if the date of determination does not fall on a day on which the Common Stock has been so quoted, the date on which the Fair Market Value shall be established shall be the last day on which the Common Stock was so quoted prior to the date of determination, or such other appropriate day as shall be determined by the Administrator, in its sole discretion;
2.15.3. In the absence of an established market for the Common Stock, the Fair Market Value of a Share shall be determined in good faith by the Administrator.
2.16. “Grantee” shall mean an Employee or Consultant who has been granted an Award hereunder, or the permitted successor or legal representative of such Employee or Consultant.
2.17. “Incentive Stock Option” shall mean an Option intended to qualify as an incentive stock option within the meaning of Section 422 of the Code.
2.18. “Nonqualified Stock Option” shall mean an Option not intended to qualify as an incentive stock option within the meaning of Section 422 of the Code.
2.19. “Notice of Grant” shall mean a written notice evidencing certain terms and conditions of an individual Award. The Notice of Grant is part of the Award Agreement.
2.20. “Officer” shall mean a person who is an officer of the Company within the meaning of Section 16 of the Exchange Act and the rules and regulations promulgated thereunder.

2.21. “Option” shall mean an Incentive Stock Option or a Nonqualified Stock Option granted pursuant to the Plan.
2.22. “Optioned Stock” shall mean the Shares subject to an Option or Stock Appreciation Right.
2.23. “Parent” shall mean a “parent corporation,” whether now or hereafter existing, as defined in Section 424(e) of the Code.
2.24. “Plan” shall mean this Amended and Restated 2006 Stock Incentive Plan.
2.25. “Rule 16b-3” shall mean Rule 16b-3 of the Exchange Act or any successor to Rule 16b-3, as in effect when discretion is being exercised with respect to the Plan.
2.26. “Sale” or “Sold” shall include, with respect to the sale of Shares under the Plan, the sale of Shares for any form of consideration specified in Section 8.2, as well as a grant of Shares for consideration in the form of past or future services. For purposes of clarity, a “Sale” of Shares or Shares “Sold” shall include, without limitation, awards of stock bonuses, restricted stock, stock units, performance stock, performance units or similar rights to acquire Shares, whether upon the passage of time, the occurrence of one or more events, the satisfaction of performance criteria or other conditions, or any combination thereof.
2.27. “Share” shall mean a share of the Common Stock, as adjusted in accordance with Section 11 of the Plan.
2.28. “Stock Appreciation Right” or “SAR” shall mean a right to receive from the Company, with respect to each Share as to which the SAR is exercised, payment in an amount equal to the excess of the Share's Fair Market Value on the exercise date over its Fair Market Value on the date the SAR was granted. Such payment will be made solely in Shares valued at Fair Market Value on the exercise date.

2.29. “Subsidiary” shall mean a “subsidiary corporation,” whether now or hereafter existing, as defined in Section 424(f) of the Code.
3. Stock Subject to the Plan.
3.1. Subject to the provisions of Section 3.2 below and the provisions of Section 11 of the Plan, the maximum aggregate number of Shares which may be subject to Awards under the Plan is 19,683,333 shares. (All share limits in the Plan are presented after giving effect to the Company's 1-for-3 stock split in June 2008.) The Shares may be authorized, but unissued, or reacquired Common Stock. Shares issued in respect of any “full-value award” granted under the Plan shall be counted against the foregoing share limit for the Plan as 1.33 shares for every one share issued in connection with such award. (For example, if a stock bonus of 100 shares of Common Stock is granted under the Plan, 133 shares shall be charged against the share limit in connection with that award.) For this purpose, a “full-value award” means any Award under the Plan that is not an Option or SAR.
3.2. If an Option or SAR should expire, or become unexercisable for any reason, or is otherwise terminated or forfeited, without having been exercised in full, the Optioned Stock which was subject thereto shall, unless the Plan shall have been terminated, become available for future Option or SAR grants and/or Sales under the Plan. If any Shares issued pursuant to a Sale or exercise of an Option or SAR shall be reacquired, canceled or forfeited for any reason, such Shares shall become available for future Option or SAR grants and/or Sales under the Plan, unless the Plan shall have been terminated. If any reacquired, canceled or forfeited Shares were originally issued upon exercise of an Incentive Stock Option, then once so reacquired, canceled or forfeited, such Shares shall not be considered to have been issued for purposes of applying the limitation set forth in Section 3.3 below. Notwithstanding the foregoing, the following shares of Stock may not again be made available for issuance as awards under the Plan: (i) shares of Stock not issued or delivered as a result of the net settlement of an outstanding Option or SAR, (ii) shares of Stock used to pay the exercise price or withholding taxes related to an outstanding award, or (iii) shares of Stock repurchased on the open market with the proceeds of the exercise price of an Option.
3.3. Notwithstanding any other provision of this Section 3, but subject to the adjustment provisions of Section 11.1 of the Plan, the maximum number of Shares that may be issued upon the exercise of Incentive Stock Options shall be 19,683,333.
4. Administration of the Plan.
4.1. Procedure.
4.1.1. Multiple Administrative Committees. If permitted by Rule 16b-3, the Plan may be administered by different Committees with respect to Directors, Officers who are not Directors, and Employees who are neither Directors nor Officers.
4.1.2. Administration With Respect to Directors and Officers Subject to Section 16(b). With respect to Award grants to Employees who are also Officers or Directors subject to Section 16(b) of the Exchange Act, the Plan shall be administered by (A) the Board, if the Board may administer the Plan in compliance with the rules governing a plan intended to qualify as a discretionary plan under Rule 16b-3, or (B) a Committee designated by the Board to administer the Plan, which Committee shall be constituted to comply with the rules, if any, governing a plan intended to qualify as a discretionary plan under Rule 16b-3. Once appointed, such Committee shall continue to serve in its designated capacity until otherwise directed by the Board. From time to time the Board may increase the size of the Committee and appoint additional members, remove members (with or without cause) and substitute new members, fill vacancies (however caused), and remove all members of the Committee and thereafter directly administer the Plan, all to the extent permitted by the rules, if any, governing a plan intended to qualify as a discretionary plan under Rule 16b-3. With respect to persons subject to Section 16 of the Exchange Act, transactions under the Plan are intended to comply with all applicable conditions of Rule 16b-3. To the extent any provision of the Plan or action by the Administrator fails to so comply, it shall be deemed null and void, to the extent permitted by law and deemed advisable by the Administrator.
4.1.3. Administration With Respect to Other Persons. With respect to Award grants to Employees or Consultants who are neither Directors nor Officers of the Company, the Plan shall be administered by the Board or a Committee designated by the Board, which Committee shall be constituted to satisfy the legal requirements relating to the administration of stock option plans under applicable corporate and securities laws and the Code. Once appointed, such Committee shall serve in its designated capacity until otherwise directed by the Board. The Board may increase the size of the Committee and appoint additional members, remove members (with or without cause) and substitute new members, fill vacancies (however caused), and remove all members of the Committee and thereafter directly administer the Plan, all to the extent permitted by the legal requirements relating to the administration of stock option plans under state corporate and securities laws and the Code.

4.2. Powers of the Administrator. Subject to the provisions of the Plan, and in the case of a Committee, subject to the specific duties delegated by the Board to such Committee, the Administrator shall have the authority, in its discretion:
4.2.1. to grant Awards or SARs;
4.2.2. to authorize Sales of Shares hereunder;
4.2.3. to determine, upon review of relevant information, the Fair Market Value of a Share;
4.2.4. to determine the exercise/purchase price per Share of Options or SARs to be granted or Shares to be Sold, which exercise/purchase price shall be determined in accordance with Section 8.1 of the Plan;
4.2.5. to determine the Employees or Consultants to whom, and the time or times at which, Options or SARs shall be granted and the number of Shares to be represented by each Option or SAR;
4.2.6. to determine the Employees or Consultants to whom, and the time or times at which, Shares shall be Sold and the number of Shares to be Sold;
4.2.7. to administer and interpret the Plan;
4.2.8. to prescribe, amend and rescind rules and regulations relating to the Plan;
4.2.9. to determine the terms and provisions of each Option or SAR granted (which need not be identical) and, with the consent of the holder thereof, modify or amend each Option or SAR;
4.2.10. to determine the terms and provisions of each Sale of Shares (which need not be identical) and, with the consent of the purchaser thereof, modify or amend each Sale;
4.2.11. to accelerate (with the consent of the Grantee) the exercise date of any Option;
4.2.12. to accelerate (with the consent of the Grantee or purchaser of Shares) the vesting restrictions applicable to Shares Sold or Options or SARs granted under the Plan;
4.2.13. to authorize any person to execute on behalf of the Company any instrument required to effectuate the grant of an Option, SAR or Sale of Shares previously granted or authorized by the Administrator;
4.2.14. to determine the transfer or vesting restrictions, repurchase rights or other restrictions applicable to Shares issued under the Plan;
4.2.15. to establish, on a case-by-case basis, different terms and conditions pertaining to exercise or vesting rights upon termination of employment, but only at the time of an Option or SAR grant or Sale of Shares;
4.2.16. to approve forms for use under the Plan; and

4.2.17. to make all other determinations deemed necessary or advisable for the administration of the Plan.
Notwithstanding any other provision herein, except in connection with a corporate transaction involving the Company (including, without limitation, any stock dividend, stock split, extraordinary cash dividend, recapitalization, reorganization, merger, consolidation, split-up, spin-off, combination, or exchange of shares), the terms of outstanding awards may not be amended to reduce the exercise price of outstanding Options or SARs or cancel outstanding Options or SARs in exchange for cash, other awards or Options or SARs with an exercise price that is less than the exercise price of the original Options or SARs without shareholder approval.
4.3. Effect of Administrator's Decision. All decisions, determinations and interpretations of the Administrator shall be final and binding on all Grantees and any other holders of any Shares Sold under the Plan.
5. Eligibility.
5.1. Persons Eligible. Awards may be granted only to Employees and Consultants. Incentive Stock Options may be granted only to Employees. An Employee or Consultant who has been granted an Award may, if he or she is otherwise eligible, be granted additional Awards.
5.2. ISO Limitation. To the extent that the aggregate Fair Market Value of Shares subject to a Grantee's Incentive Stock Options granted by the Company, any Parent or Subsidiary which become exercisable for the first time during any calendar year (under all plans of the Company or any Parent or Subsidiary) exceeds $100,000, such excess Options shall be treated as Nonqualified Stock Options. For purposes of this Section 5.2, Incentive Stock Options shall be taken into account in the order in which they were granted, and the Fair Market Value of the Shares shall be determined as of the time of grant.
5.3. Section 5.2 Limitations. Section 5.2 of the Plan shall apply only to an Option evidenced by an Award Agreement which sets forth the intention of the Company and the Grantee that such Option shall qualify as an Incentive Stock Option. Section 5.2 of the Plan shall not apply to any Option evidenced by an Award Agreement which sets forth the intention of the Company and the Grantee that such Option shall be a Nonqualified Stock Option.
5.4. No Right to Continued Employment. The Plan shall not confer upon any Grantee any right with respect to continuation of employment or consulting relationship with the Company, nor shall it interfere in any way with his or her right or the Company's right to terminate their employment or consulting relationship at any time, with or without cause.
5.5. Other Limitations. The following limitations shall apply to grants of Options or SARs to Employees:
5.5.1. No Employee shall be granted, in any fiscal year of the Company, Options or SARs to acquire more than 250,000 Shares.
5.5.2. In connection with his or her initial employment, an Employee may be granted Options or SARs for up to an additional 250,000 Shares which shall not count against the limit set forth in subsection 5.5.1 above.

5.5.3. The foregoing limitations shall be adjusted proportionately in connection with any change in the Company's capitalization as described in Section 11.
6. Term of Plan. The Plan shall become effective upon the earlier to occur of its adoption by the Board or its approval by the shareholders of the Company as described in Section 17 of the Plan. It shall continue in effect for a term of ten (10) years, unless sooner terminated under Section 13 of the Plan. However, if the Company's shareholders approve an increase in the number of Shares available for issuance under section 3.1, such increase shall be deemed the adoption of a new plan with respect to the increased number of Shares, which may be issued for a term of ten (10) years following the date of such increase.
7. Term of Options and SARs. The term of each Option and SAR shall be stated in the Notice of Grant; provided, however, that in no event shall the term of any Option or SAR exceed six (6) years from the date of grant. However, in the case of an Incentive Stock Option granted to a Grantee who, on the date the Incentive Stock Option is granted, owns stock representing more than ten percent (10%) of the voting power of all classes of stock of the Company or any Parent or Subsidiary, the term of the Incentive Stock Option shall be five (5) years from the date of grant thereof or such shorter term as may be provided in the Notice of Grant.
8. Exercise/Purchase Price and Consideration.

8.1. Exercise/Purchase Price. The per Share exercise/purchase price for the Shares to be issued pursuant to exercise of an Option or SAR or a Sale of Shares shall be such price as is determined by the Administrator, but shall be subject to the following:
8.1.1. In the case of an Incentive Stock Option
(1) granted to an Employee who, at the time of the grant of such Incentive Stock Option, owns more than ten percent (10%) of the voting power of all classes of stock of the Company or any Parent or Subsidiary, the per Share exercise price shall be at least one hundred ten percent (110%) of the Fair Market Value on the date of the grant.
(2) granted to any other Employee, the per Share exercise price shall be at least one hundred percent (100%) of the Fair Market Value on the date of grant.
8.1.2. In the case of a Nonqualified Stock Option, SAR or Sale, the per Share exercise/purchase price shall be at least one hundred percent (100%) of the Fair Market Value on the date of grant or Sale, as the case may be.
8.2. Consideration. The consideration to be paid for the Shares to be issued upon exercise of an Option or pursuant to a Sale, including the method of payment, shall be determined by the Administrator. In the case of an Incentive Stock Option, the Administrator shall determine the acceptable form of consideration at the time of grant. Such consideration may consist of:
8.2.1. cash;
8.2.2. check;
8.2.3. promissory note;
8.2.4. transfer to the Company of Shares which
(1) in the case of Shares acquired upon exercise of an Option, have been owned by the Grantee for more than six months on the date of transfer, and
(2) have a Fair Market Value on the date of transfer equal to the aggregate exercise price of the Shares to be acquired;
8.2.5. if and so long as the Common Stock is registered under Section 12(b) or 12(g) of the Exchange Act, delivery of a properly executed exercise notice together with irrevocable instructions to a broker to promptly deliver to the Company the amount of sale or loan proceeds required to pay the exercise price;
8.2.6. such other consideration and method of payment for the issuance of Shares to the extent permitted by legal requirements relating to the administration of stock option plans and issuances of capital stock under applicable corporate and securities laws and the Code; or
8.2.7. any combination of the foregoing methods of payment.
If the Fair Market Value of the number of whole Shares transferred or the number of whole Shares surrendered is less than the total exercise price of the Option, the shortfall must be made up in cash or by check. Notwithstanding the foregoing provisions of this Section 8.2, the consideration for Shares to be issued pursuant to a Sale may not include, in whole or in part, the consideration set forth in subsection 8.2.5 above.
9. Exercise of Option or SAR.
9.1. Procedure for Exercise; Rights as a Shareholder. Any Option or SAR granted hereunder shall be exercisable at such times and under such conditions as determined by the Administrator, including performance criteria with respect to the Company and/or the Grantee, and as shall be permissible under the terms of the Plan.
An Option or SAR may not be exercised for a fraction of a Share. If the exercise of a SAR would result in the issuance of a fractional Share, the Shares to be issued shall be rounded to the nearest whole Share.

An Option or SAR shall be deemed to be exercised when written notice of such exercise has been given to the Company in accordance with the terms of the Option or SAR by the Grantee and full payment for the Shares with respect to which the Option is exercised has been received by the Company. Full payment may, as authorized by the Administrator, consist of any consideration and method of payment allowable under the Award Agreement and Section 8.2 of the Plan. Each Grantee who exercises an Option or SAR shall, upon notification of the amount due (if any) and prior to or concurrent with delivery of the certificate representing the Shares, pay to the Company amounts necessary to satisfy applicable federal, state and local tax withholding requirements. A Grantee must also provide a duly executed copy of any stock transfer agreement then in effect and determined to be applicable by the Administrator. Until the issuance (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company) of the stock certificate evidencing such Shares, no right to vote or receive dividends or any other rights as a shareholder shall exist with respect to the Optioned Stock represented by such stock certificate, notwithstanding the exercise of the Option or SAR. No adjustment will be made for a dividend or other right for which the record date is prior to the date the stock certificate is issued, except as provided in Section 11 of the Plan. Subject to section 3, exercise of an Option or settlement of a SAR shall decrease the number of Shares thereafter available, both for purposes of the Plan and for issuance under the Option or SAR by the number of Shares issued upon such exercise.

9.2. Termination of Employment or Consulting Relationship. In the event that a Grantee's Continuous Status as an Employee or Consultant terminates (other than upon the Grantee's death or Disability), the Grantee may exercise his or her Option or SAR, but only within such period of time as is determined by the Administrator, and only to the extent that the Grantee was entitled to exercise it at the date of termination (but in no event later than the expiration of the term of such Option or SAR as set forth in the Notice of Grant). In the case of an Incentive Stock Option, the Administrator shall determine such period of time (in no event to exceed three (3) months from the date of termination) when the Option is granted. If, at the date of termination, the Grantee is not entitled to exercise his or her entire Option or SAR, the unexercisable portion of the Option or SAR shall, unless otherwise expressly provided by the Administrator, terminate on the date of such termination and the Shares covered by such portion shall revert to the Plan. If, after termination, the Grantee does not exercise the remaining portion of his or her Option or SAR within the time specified by the Administrator, such portion of the Option or SAR shall terminate, and the Shares covered by such portion shall revert to the Plan.

9.3. Disability of Grantee. In the event that a Grantee's Continuous Status as an Employee or Consultant terminates as a result of the Grantee's Disability, the Grantee may exercise his or her Option or SAR at any time within twelve (12) months from the date of such termination, but only to the extent that the Grantee was entitled to exercise it at the date of such termination (but in no event later than the expiration of the term of such Option or SAR as set forth in the Notice of Grant). If, at the date of termination, the Grantee is not entitled to exercise his or her entire Option or SAR, the unexercisable portion of the Option or SAR shall, unless otherwise expressly provided by the Administrator, terminate on the date of such termination and the Shares covered by such portion shall revert to the Plan. If, after termination, the Grantee does not exercise the remaining portion of his or her Option or SAR within the time specified herein, such portion of the Option or SAR shall terminate, and the Shares covered by such portion shall revert to the Plan.
9.4. Death of Grantee. In the event of the death of a Grantee, the Option or SAR may be exercised at any time within twelve (12) months following the date of death (but in no event later than the expiration of the term of such Option or SAR as set forth in the Notice of Grant), by the Grantee's estate or by a person who acquired the right to exercise the Option or SAR by bequest or inheritance, but only to the extent that the Grantee was entitled to exercise the Option or SAR at the date of death. If, at the time of death, the Grantee was not entitled to exercise his or her entire Option or SAR, the unexercisable portion of the Option or SAR shall, unless otherwise expressly provided by the Administrator, terminate on the date of such termination and the Shares covered by such portion shall revert to the Plan. If, after death, the Grantee's estate or a person who acquired the right to exercise the Option or SAR by bequest or inheritance does not exercise the remaining portion of the Option or SAR within the time specified herein, such portion of the Option or SAR shall terminate, and the Shares covered by such portion shall revert to the Plan.
9.5. Rule 16b-3. Options or SARs, as well as Sales of Shares, granted to persons subject to Section 16(b) of the Exchange Act must comply with Rule 16b-3 and shall contain such additional conditions or restrictions as may be required thereunder to qualify for the maximum exemption from Section 16 of the Exchange Act with respect to Plan transactions.

10. Nontransferability of Awards. Except as otherwise specifically provided in the Award Agreement, an Award may not be sold, pledged, assigned, hypothecated, transferred or disposed of in any manner other than by will, or by the laws of descent and distribution, and may be exercised during the lifetime of the Grantee only by the Grantee or, if incapacitated, by his or her legal guardian or legal representative.
11. Adjustments Upon Changes in Capitalization or Merger.
11.1. Changes in Capitalization. Subject to any required action by the shareholders of the Company, the number of shares of Common Stock covered by each outstanding Award and the number of shares of Common Stock which have been authorized for issuance under the Plan but as to which no Awards have yet been granted or which have been returned to the Plan upon cancellation or expiration of an Award, as well as the price per share of Common Stock covered by each such outstanding Award, shall be proportionately adjusted for any increase or decrease in the number of issued shares of Common Stock resulting from a stock split, reverse stock split, stock dividend, combination or reclassification of the Common Stock, or any other increase or decrease in the number of issued shares of Common Stock effected without receipt of consideration by the Company; provided, however, that conversion of any convertible securities of the Company shall not be deemed to have been “effected without receipt of consideration.” Such adjustment shall be made by the Administrator, whose determination in that respect shall be final, binding and conclusive. Except as expressly provided herein, no issuance by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number or price of Shares subject to an Award.
11.2. Dissolution or Liquidation. In the event of the proposed dissolution or liquidation of the Company, each outstanding Award will terminate immediately prior to the consummation of such proposed action, unless otherwise provided by the Administrator. The Administrator may, in the exercise of its sole discretion in such instances, declare that any Award shall terminate as of a date fixed by the Board and, in the case of Options and SARs, give each Grantee the right to exercise Grantee's Option or SAR as to all or any part of the Optioned Stock subject to the Option or SAR, including Shares as to which the Option or SAR would not otherwise be exercisable.

11.3. Merger or Asset Sale. Except as otherwise provided in an Award Agreement, in the event of a proposed sale of all or substantially all of the assets of the Company, or the merger of the Company with or into another corporation, each outstanding Award shall be assumed or an equivalent award shall be substituted by such successor corporation or a Parent or Subsidiary of such successor corporation, unless the Administrator determines, in the exercise of its sole discretion and in lieu of such assumption or substitution, that, in the case of Options and SARs, each Grantee shall have the right to exercise the Grantee's Options or SARs as to all or any part of the Optioned Stock subject to the Option or SAR, including Shares as to which the Option or SAR would not otherwise be exercisable. If the Administrator determines that an Option or SAR shall be exercisable in lieu of assumption or substitution in the event of a merger or sale of assets, the Administrator shall notify the Grantee that the Option or SAR shall be so exercisable for a period of thirty (30) days from the date of such notice or such shorter period as the Administrator may specify in the notice, and the Option or SAR will terminate upon the expiration of such period. For the purposes of this paragraph, the Option or SAR shall be considered assumed or substituted if, following the merger or sale of assets, the Option or SAR confers the right to purchase, for each Share of Optioned Stock subject to the Option or SAR immediately prior to the merger or sale of assets, the consideration (whether stock, cash, or other securities or property) received in the merger or sale of assets by holders of Common Stock for each Share held on the effective date of the transaction (and if holders were offered a choice of consideration, the type of consideration chosen by the holders of a majority of the outstanding Shares); provided, however, that if such consideration received in the merger or sale of assets was not solely common stock of the successor corporation or its Parent, the Administrator may, with the consent of the successor corporation, provide for the consideration to be received upon the exercise of the Option or SAR, for each Share of Optioned Stock subject to the Option or SAR, to be solely common stock of the successor corporation or its Parent substantially equal in Fair Market Value to the per share consideration received by holders of Common Stock in the merger or sale of assets. The determination of such substantial equality of value of consideration shall be made by the Administrator and its determination shall be conclusive and binding.
12. Time of Granting Awards. The date of grant of an Award shall, for all purposes, be the date on which the Administrator makes the determination granting such Award (or such later date as the Administrator may establish at the time of granting the Award). Notice of the determination shall be given to each Grantee within a reasonable time after the date of such grant.
13. Amendment and Termination of the Plan.
13.1. Amendment and Termination. The Board may amend or terminate the Plan from time to time in such respects as the Board may deem advisable.
13.2. Shareholder Approval. The Company shall obtain shareholder approval of any Plan amendment to the extent necessary and desirable to comply with Rule 16b-3 or with Section 422 of the Code (or any successor rule or statute or other applicable law, rule or regulation, including the requirements of any exchange or quotation system on which the Common Stock is listed or quoted). Such shareholder approval, if required, shall be obtained in such a manner and to such a degree as is required by the applicable law, rule or regulation.
13.3. Effect of Amendment or Termination. Any such amendment or termination of the Plan shall not affect Awards already granted, and such Awards shall remain in full force and effect as if this Plan had not been amended or terminated, unless mutually agreed otherwise between the Grantee and the Administrator, which agreement must be in writing and signed by the Grantee and the Administrator.
14. Conditions Upon Issuance of Shares. Shares shall not be issued pursuant to the exercise of an Option, SAR or a Sale unless the exercise of such Option, SAR or consummation of the Sale and the issuance and delivery of such Shares pursuant thereto shall comply with all relevant provisions of law, including, without limitation, the Securities Act of 1933, as amended, applicable state securities laws, the Exchange Act, the rules and regulations promulgated thereunder, and the requirements of any stock exchange (including Nasdaq) upon which the Shares may then be listed, and shall be further subject to the approval of counsel for the Company with respect to such compliance.
15. Reservation of Shares. The Company, during the term of this Plan, will at all times reserve and keep available such number of Shares as shall be sufficient to satisfy the requirements of the Plan.

16. Liability of Company.
16.1. Inability to Obtain Authority. Inability of the Company to obtain authority from any regulatory body having jurisdiction, which authority is deemed by the Company's counsel to be necessary to the lawful issuance and sale of any Shares hereunder, shall relieve the Company of any liability in respect of the failure to issue or sell such Shares as to which such requisite authority shall not have been obtained.
As a condition to the exercise of an Option or SAR or a Sale, the Company may require the person exercising such Option or SAR or to whom Shares are being Sold to represent and warrant at the time of any such exercise or Sale that the Shares are being purchased only for investment and without any present intention to sell or distribute such Shares if, in the opinion of counsel for the Company, such a representation is required by any of the aforementioned relevant provisions of law.
16.2. Grants Exceeding Allotted Shares. If the grant of an Award causes the aggregate number of Shares previously issued under the Plan and subject to then-outstanding Awards under the Plan to exceed, as of the date of grant, the number of Shares which may be issued under the Plan without additional shareholder approval, such Award shall be void with respect to such excess Shares, unless shareholder approval of an amendment sufficiently increasing the number of Shares subject to the Plan is timely obtained in accordance with Section 13 of the Plan.
17. Shareholder Approval. Continuance of the Plan shall be subject to approval by the shareholders of the Company within twelve (12) months before or after the date the Plan is adopted. Such shareholder approval shall be obtained in the manner and to the degree required under applicable federal and state law.
18. Tax Withholding. Upon any exercise, vesting, or payment of any Award, or upon the disposition of shares of Common Stock acquired pursuant to the exercise of an Incentive Stock Option prior to satisfaction of the holding period requirements of Section 422 of the Code, or upon any other tax withholding event with respect to any award, the Company or one of its Subsidiaries shall have the right at its option to:
(a) require the Grantee (or the Grantee's personal representative or beneficiary, as the case may be) to pay or provide for payment of at least the minimum amount of any taxes which the Company or one of its Subsidiaries may be required to withhold with respect to such Award event or payment; or
(b) deduct from any amount otherwise payable in cash (whether related to the Award or otherwise) to the Grantee (or the Grantee's personal representative or beneficiary, as the case may be) the minimum amount of any taxes which the Company or one of its Subsidiaries may be required to withhold with respect to such Award event or payment, except to the extent additional withholding does not result in adverse accounting treatment to the Company.
In any case where a tax is required to be withheld in connection with the delivery of shares of Common Stock under the Plan, the Administrator may in its sole discretion (subject to Section 14) require or grant (either at the time of the Award or thereafter) to the Grantee the right to elect, pursuant to such rules and subject to such conditions as the Administrator may establish, that the Company reduce the number of shares to be delivered by (or otherwise reacquire) the appropriate number of shares, valued in a consistent manner at their Fair Market Value or at the sales price in accordance with authorized procedures for cashless exercises, necessary to satisfy the minimum applicable withholding obligation on exercise, vesting or payment. In no event shall the shares withheld exceed the minimum whole number of shares required for tax withholding under applicable law.

19. Plan Not Funded. Awards payable under the Plan shall be payable in shares or from the general assets of the Company, and no special or separate reserve, fund or deposit shall be made to assure payment of such awards. No Grantee, beneficiary or other person shall have any right, title or interest in any fund or in any specific asset (including shares of Common Stock, except as expressly otherwise provided) of the Company or one of its Subsidiaries by reason of any Award hereunder. Neither the provisions of the Plan (or of any related documents), nor the creation or adoption of the Plan, nor any action taken pursuant to the provisions of the Plan shall create, or be construed to create, a trust of any kind or a fiduciary relationship between the Company or one of its Subsidiaries and any Grantee, beneficiary or other person. To the extent that a Grantee, beneficiary or other person acquires a right to receive payment pursuant to any Award hereunder, such right shall be no greater than the right of any unsecured general creditor of the Company.
20. Privileges of Stock Ownership. Except as otherwise expressly authorized by the Administrator, a Grantee shall not be entitled to any privilege of stock ownership as to any shares of Common Stock not actually delivered to and held of record by the participant. Except as expressly required by Section 11.1 or otherwise expressly provided by the Administrator, no adjustment will be made for dividends or other rights as a shareholder for which a record date is prior to such date of delivery.
21. Governing Law; Severability; Headings. The Plan, the Awards, all documents evidencing awards and all other related documents shall be governed by, and construed in accordance with the laws of the State of Oregon. If a court of competent jurisdiction holds any provision invalid and unenforceable, the remaining provisions of the Plan shall continue in effect. Captions and headings are given to the sections and subsections of the Plan solely as a convenience to facilitate reference. Such headings shall not be deemed in any way material or relevant to the construction or interpretation of the Plan or any provision thereof.
22. No Corporate Action Restriction. The existence of the Plan, the Award Agreements and the Awards granted hereunder shall not limit, affect or restrict in any way the right or power of the Board or the shareholders of the Company to make or authorize: (a) any adjustment, recapitalization, reorganization or other change in the capital structure or business of the Company or any Subsidiary, (b) any merger, amalgamation, consolidation or change in the ownership of the Company or any Subsidiary, (c) any issue of bonds, debentures, capital, preferred or prior preference stock ahead of or affecting the capital stock (or the rights thereof) of the Company or any Subsidiary, (d) any dissolution or liquidation of the Company or any Subsidiary, (e) any sale or transfer of all or any part of the assets or business of the Company or any Subsidiary, or (f) any other corporate act or proceeding by the Company or any Subsidiary. No participant, beneficiary or any other person shall have any claim under any award or award agreement against any member of the Board or the Administrator, or the Company or any employees, officers or agents of the Company or any Subsidiary, as a result of any such action.

23. Stock Retention Requirement for Executive Officers. The Award Agreement providing for an Award under the Plan to a participant who is the principal executive officer, principal financial officer or chief operating officer, if any, of the Company shall provide that the participant shall continue to hold the Shares issued in connection with the Award (net of Shares withheld or disposed of to pay applicable income and employment taxes due by the participant) for a period of twelve (12) months following the later of the date of issuance of the Shares to the participant or, in the case of Shares issued as restricted stock, the date of vesting of such Shares. This holding period requirement shall cease to apply (i) following the participant’s termination of employment with the Company, (ii) at such time as the participant has met such share ownership guidelines as may be adopted by the Board and as are applicable to the participant, or (iii) the occurrence of an event described in Section 11.3 (relating to a Merger or Asset Sale) or similar event involving the sale of the Company.

APPENDIX B

PIXELWORKS, INC.

2010 EMPLOYEE STOCK PURCHASE PLAN

1.	PURPOSE
The purpose of this Plan is to assist Eligible Employees in acquiring a stock ownership interest in the Corporation, at a favorable price and upon favorable terms, pursuant to a plan which is intended to qualify as an “employee stock purchase plan” under Section 423 of the Code. This Plan is also intended to encourage Eligible Employees to remain in the employ of the Corporation or a Participating Subsidiary and to provide them with an additional incentive to advance the best interests of the Corporation.

2.	DEFINITIONS
Capitalized terms used herein which are not otherwise defined shall have the following meanings.
“Account” means the bookkeeping account maintained by the Corporation, or by a recordkeeper on behalf of the Corporation, for a Participant pursuant to Section 7(a).
“Board” means the Board of Directors of the Corporation.
“Code” means the U.S. Internal Revenue Code of 1986, as amended from time to time.
“Commission” means the U.S. Securities and Exchange Commission.
“Committee” means the committee appointed by the Board to administer this Plan pursuant to Section 12.
“Common Stock” means the common stock, par value $0.001 per share, of the Corporation, and such other securities or property as may become the subject of Options pursuant to an adjustment made under Section 17.
“Compensation” means an Eligible Employee’s regular earnings and shall not include any overtime pay, sick pay, shift differential, shift premium, vacation pay, cash incentive compensation, commissions or cash bonuses. Compensation also includes any amounts contributed as salary reduction contributions to a plan qualifying under Section 401(k), 125 or 129 of the Code. Any other form of remuneration is excluded from Compensation, including (but not limited to) the following: prizes, awards, relocation or housing allowances, stock option exercises, stock appreciation right payments, the vesting or grant of restricted stock, the payment of stock units, performance awards, auto allowances, tuition reimbursement, perquisites, non-cash compensation and other forms of imputed income. Notwithstanding the foregoing, Compensation shall not include any amounts deferred under or paid from any nonqualified deferred compensation plan maintained by the Corporation or any Subsidiary.
“Contributions” means the bookkeeping amounts credited to the Account of a Participant pursuant to this Plan, equal in amount to the amount of Compensation that the Participant has elected to contribute for the purchase of Common Stock under and in accordance with this Plan.
“Corporation” means Pixelworks, Inc., an Oregon corporation, and its successors.
“Effective Date” means the date on which this Plan is initially approved by the shareholders of the Corporation.
“Eligible Employee” means any employee of the Corporation, or of any Subsidiary which has been designated in writing by the Committee as a “Participating Subsidiary.” Notwithstanding the foregoing, “Eligible Employee” shall not include any employee whose customary employment is twenty (20) hours or less per week.
“Exchange Act” means the U.S. Securities Exchange Act of 1934, as amended from time to time.

“Fair Market Value” on any date means:

(a)
if the Common Stock is listed or admitted to trade on a national securities exchange, the closing price of a share of Common Stock on such date on the principal national securities exchange on which the Common Stock is so listed or admitted to trade, or, if there is no trading of the Common Stock on such date, then the closing price of a share of Common Stock on such exchange on the next preceding date on which there was trading in the shares of Common Stock;

(b)	in the absence of exchange data required to determine Fair Market Value pursuant to the foregoing, the value as established by the Committee as of the relevant time for purposes of this Plan.
“Grant Date” means, with respect to an Offering Period, the first day of that Offering Period.
“Individual Limit” has the meaning given to such term in Section 4(b).
“Offering Period” means the period of eighteen (18) consecutive months commencing on each Grant Date as provided in Section 5; provided, however, that the Committee may declare, as it deems appropriate and in advance of the applicable Offering Period, a shorter (not to be less than three months) Offering Period or a longer (not to exceed 27 months) Offering Period.
“Option” means the stock option to acquire shares of Common Stock granted to a Participant pursuant to Section 8.
“Option Price” means the per share exercise price of an Option as determined in accordance with Section 8(b).
“Parent” means any corporation (other than the Corporation) in an unbroken chain of corporations ending with the Corporation in which each corporation (other than the Corporation) owns stock possessing 50% or more of the total combined voting power of all classes of stock in one or more of the other corporations in the chain.
“Participant” means an Eligible Employee who has elected to participate in this Plan and who has filed a valid and effective Subscription Agreement to make Contributions pursuant to Section 6.
“Participating Subsidiary” shall have the meaning given to such term in Section 19(c).
“Plan” means this Pixelworks, Inc. Employee Stock Purchase Plan, as it may be amended or restated from time to time.
“Purchase Date” means, with respect to a Purchase Period, the last day of that Purchase Period.
“Purchase Period” has the meaning set forth in Section 5.
“Subscription Agreement ” means the written agreement filed by an Eligible Employee with the Corporation pursuant to Section 6 to participate in this Plan.
“Subsidiary” means any corporation (other than the Corporation) in an unbroken chain of corporations (beginning with the Corporation) in which each corporation (other than the last corporation) owns stock possessing 50% or more of the total combined voting power of all classes of stock in one or more of the other corporations in the chain.

3.	ELIGIBILITY
Any person employed as an Eligible Employee as of the beginning of any given Offering Period (and who is not a Participant in any Offering Period then in effect) shall be eligible to participate in such Offering Period, subject to the Eligible Employee satisfying the requirements of Section 6.

4.	STOCK SUBJECT TO THIS PLAN; SHARE LIMITATIONS

(a)
Aggregate Share Limit. Subject to the provisions of Section 17, the capital stock that may be delivered under this Plan will be shares of the Corporation’s authorized but unissued Common Stock. The maximum number of shares of Common Stock that may be delivered pursuant to Options granted under this Plan is 3,300,000 shares, subject to adjustments pursuant to Section 17.

(b)
Individual Share Limit. The maximum number of shares of Common Stock that any one individual may acquire upon exercise of his or her Option with respect to any one Purchase Period is 3,000, subject to adjustments pursuant to Section 17 (the “Individual Limit”). The Committee may amend the Individual Limit, effective no earlier than the first Purchase Period commencing after the adoption of such amendment, without shareholder approval.

(c)
Shares Not Actually Delivered. Shares that are subject to or underlie Options, which for any reason are cancelled or terminated, are forfeited, fail to vest, or for any other reason are not paid or delivered under this Plan shall again, except to the extent prohibited by law, be available for subsequent Options under this Plan.

5.	OFFERING AND PURCHASE PERIODS

(a)
Offering Periods. During the term of this Plan, the Corporation will grant Options to purchase shares of Common Stock in each Offering Period to all Participants in that Offering Period. Unless otherwise specified by the Committee in advance of a particular Offering Period, each Offering Period will be of eighteen (18) months duration, with the first such Offering Period to commence on August 1, 2010, and a new Offering Period shall commence on each February 1 or August 1 thereafter such that more than one Offering Period may be in effect at any one time; provided, however, that no Eligible Employee may be a Participant in, or hold an outstanding Option with respect to, more than one Offering Period at any one time. In the event that the Fair Market Value of the Common Stock on any Purchase Date during an Offering Period is lower than the Fair Market Value of the Common Stock on the Grant Date of that Offering Period, that Offering Period will terminate on such Purchase Date, and each Participant in such terminated Offering Period will be automatically enrolled in the new Offering Period that commences on the February 1 or August 1, as applicable, that immediately follows such Purchase Date. Each Option shall become effective on the Grant Date of the Offering Period with respect to which the Option is granted. The term of each Option shall be the duration of the related Offering Period and shall end on the Purchase Date for the third and final Purchase Period of that Offering Period. Offering Periods shall continue until this Plan is terminated in accordance with Section 18 or 19, or, if earlier, until no shares of Common Stock remain available for Options pursuant to Section 4.

(b)
Purchase Periods. Unless otherwise specified by the Committee in advance of a particular Offering Period, each Offering Period will consist of three (3) Purchase Periods, and each Purchase Period will be of six (6) months duration. Purchase Periods shall commence each February 1 and August 1 and shall end the immediately following July 31 or January 31, respectively.

6.	PARTICIPATION

(a)
Enrollment. An Eligible Employee may become a participant in this Plan by completing a Subscription Agreement on a form approved by and in a manner prescribed by the Committee (or its delegate). To become effective, a Subscription Agreement must be signed by the Eligible Employee and be filed with the Corporation at the time specified by the Committee, but in all cases prior to the start of the Offering Period with respect to which it is to become effective, and must set forth a whole percentage (or, if the Committee so provides, a stated amount) of the Eligible Employee’s Compensation to be credited to the Participant’s Account as Contributions each pay period.

(b)
Contribution Limits. Notwithstanding the foregoing, a Participant may not elect to contribute less than one percent (1%) nor more than ten percent (10%) (or such other limit as the Committee may establish prior to the start of the applicable Offering Period) of his or her Compensation during any one pay period as Plan Contributions. The Committee also may prescribe other limits, rules or procedures for Contributions.

(c)
Content and Duration of Subscription Agreements. Subscription Agreements shall contain the Eligible Employee’s authorization and consent to the Corporation’s withholding from his or her Compensation the amount of his or her Contributions. An Eligible Employee’s Subscription Agreement, and his or her participation election and withholding consent thereon, shall remain valid for all Offering Periods until (1) the Eligible Employee’s participation terminates pursuant to the terms hereof, (2) the Eligible Employee files a new Subscription Agreement that becomes effective, or (3) the Committee requires that a new Subscription Agreement be executed and filed with the Corporation.

7.	METHOD OF PAYMENT OF CONTRIBUTIONS

(a)
Participation Accounts. The Corporation shall maintain on its books, or cause to be maintained by a recordkeeper, an Account in the name of each Participant. The percentage of Compensation elected to be applied as

Contributions by a Participant shall be deducted from such Participant’s Compensation on each payday during the period for payroll deductions set forth below and such payroll deductions shall be credited to that Participant’s Account as soon as administratively practicable after such date. A Participant may not make any additional payments to his or her Account. A Participant’s Account shall be reduced by any amounts used to pay the Option Price of shares acquired, or by any other amounts distributed pursuant to the terms hereof.

(b)
Payroll Deductions. Subject to such other rules as the Committee may adopt, payroll deductions with respect to an Offering Period shall commence as of the first day of the payroll period which coincides with or immediately follows the applicable Grant Date and shall end on the last date of the payroll period which coincides with or immediately precedes the applicable Purchase Date, unless sooner terminated by the Participant as provided in Section 7(d) or until his or her participation terminates pursuant to Section 11.

(c)
Changes in Contribution Elections for Next Purchase Period. A Participant may discontinue, increase, or decrease the level of his or her Contributions (within the Plan limits) by completing and filing with the Corporation, on such terms as the Committee (or its delegate) may prescribe, a new Subscription Agreement which indicates such election. Subject to any other timing requirements that the Committee may impose, an election pursuant to this Section 7(c) shall be effective with the first Purchase Period that commences after the Corporation’s receipt of such election. Except as contemplated by Section 7(d) and 7(e), changes in Contribution levels may not take effect during a Purchase Period. Other modifications or suspensions of Subscription Agreements are not permitted.

(d)
Withdrawal During an Offering Period. A Participant may terminate his or her Contributions during an Offering Period (and receive a distribution of the balance of his or her Account in accordance with Section 11) by completing and filing with the Corporation, in such form and on such terms as the Committee (or its delegate) may prescribe, a written withdrawal form which shall be signed by the Participant. Such termination shall be effective as soon as administratively practicable after its receipt by the Corporation. A withdrawal election pursuant to this Section 7(d) with respect to an Offering Period shall only be effective for a particular Purchase Period, however, if it is received by the Corporation prior to the Purchase Date of that Purchase Period (or such earlier deadline that the Committee may reasonably require to process the withdrawal prior to the applicable Purchase Date). Partial withdrawals of Accounts are not permitted.

(e)
Discontinuance of Contributions During a Purchase Period. A Participant may discontinue his or her Contributions at any time during a Purchase Period by completing and filing with the Corporation, on such terms as the Committee (or its delegate) may prescribe, a new Subscription Agreement which indicates such election. If a Participant elects to discontinue his or her Contributions pursuant to this Section 7(e), the Contributions previously credited to the Participant’s Account for that Purchase Period shall be used to exercise the Participant’s Option as of the applicable Purchase Date in accordance with Section 9 (unless the Participant makes a timely withdrawal election in accordance with Section 7(d), in which case such Participant’s Account shall be paid to him or her in cash in accordance with Section 11(a)).

(f)
Leaves of Absence. During leaves of absence approved by the Corporation or a Participating Subsidiary and meeting the requirements of Regulation Section 1.421-1(h)(2) under the Code, a Participant may continue participation in this Plan by cash payments to the Corporation on his normal paydays equal to the reduction in his Plan Contributions caused by his leave.

8.	GRANT OF OPTION

(a)
Grant Date; Number of Shares. On each Grant Date, each Eligible Employee who is a Participant during that Offering Period shall be granted an Option to purchase a number of shares of Common Stock. The Option shall be exercised on each Purchase Date that occurs during that Offering Period. The number of shares of Common Stock to be purchased upon exercise of the Option on each Purchase Date shall be determined by dividing the Participant’s Account balance as of that Purchase Date by the Option Price, subject to the limits of Section 8(c).

(b)
Option Price. The Option Price per share of the shares subject to an Option for a Purchase Period shall be the lesser of: (i) 85% of the Fair Market Value of a Share on the Grant Date of the Offering Period to which the Purchase Period relates; or (ii) 85% of the Fair Market Value of a Share on the Purchase Date of that Purchase Period; provided, however, that the Committee may provide prior to the start of any Purchase Period that the Option Price for that Purchase Period shall be determined by applying a discount amount (not to exceed 15%) to either (1) the Fair Market Value of a share of Common Stock on the Grant Date of the Offering Period to which the Purchase Period relates, or (2) the Fair Market Value of a share of Common Stock on the Purchase Date of that Purchase Period, or (3) the lesser of the Fair Market Value of a share of Common Stock on the Grant Date of the Offering Period to which the Purchase Period relates or the Fair Market Value of a share of Common Stock on the Purchase Date of that Purchase Period. Notwithstanding anything to the contrary in the preceding provisions of this Section 8(b), in no event shall the Option Price per share be less than the par value of a share of Common Stock.

(c)
Limits on Share Purchases. Notwithstanding anything else contained herein, the maximum number of shares subject to an Option for an Offering Period shall be subject to the Individual Limit in effect on the Grant Date of that Offering Period (subject to adjustment pursuant to Section 17) and any person who is otherwise an Eligible Employee shall not be granted any Option (or any Option granted shall be subject to compliance with the following limitations) or other right to purchase shares under this Plan to the extent:

(1)
it would, if exercised, cause the person to own stock (within the meaning of Section 423(b)(3) of the Code) possessing 5% or more of the total combined voting power or value of all classes of stock of the Corporation, or of any Parent, or of any Subsidiary; or

(2)
such Option causes such individual to have rights to purchase stock under this Plan and any other plan of the Corporation, any Parent, or any Subsidiary which is qualified under Section 423 of the Code which accrue at a rate which exceeds $25,000 of the fair market value of the stock of the Corporation, of any Parent, or of any Subsidiary (determined at the time the right to purchase such stock is granted, before giving effect to any discounted purchase price under any such plan) for each calendar year in which such right is outstanding at any time.

For purposes of the foregoing, a right to purchase stock accrues when it first become exercisable during the calendar year. In determining whether the stock ownership of an Eligible Employee equals or exceeds the 5% limit set forth above, the rules of Section 424(d) of the Code (relating to attribution of stock ownership) shall apply, and stock which the Eligible Employee may purchase under outstanding options shall be treated as stock owned by the Eligible Employee.

9.	EXERCISE OF OPTION

(a)
Purchase of Shares. Unless a Participant withdraws pursuant to Section 7(d) or the Participant’s Plan participation is terminated as provided in Section 11, his or her Option for the purchase of shares shall be exercised automatically on each Purchase Date for that Offering Period, without any further action on the Participant’s part, and the maximum number of whole shares of Common Stock subject to such Option (subject to the limits of Section 8(c)) shall be purchased at the Option Price with the balance of such Participant’s Account.

(b)
Account Balance Remaining After Purchase. If any amount which is not sufficient to purchase a whole share remains in a Participant’s Account after the exercise of his or her Option on the Purchase Date: (1) such amount shall be credited to such Participant’s Account for the next Purchase Period, if he or she is then a Participant; or (2) if such Participant is not a Participant in the next Purchase Period, or if the Committee so elects, such amount shall be refunded to such Participant as soon as administratively practicable after such date. If the share limit of Section 4(a) is reached, any amount that remains in a Participant’s Account after the exercise of his or her Option on the Purchase Date to purchase the number of shares that he or she is allocated shall be refunded to the Participant as soon as administratively practicable after such date. If any amount which exceeds the limits of Section 8(c)(1) remains in a Participant’s Account after the exercise of his or her Option on the Purchase Date, such amount shall be refunded to the Participant as soon as administratively practicable after such date. The Participant’s Account shall be reduced on a dollar-for-dollar basis by any amount used to purchase shares hereunder or any amount refunded to the Participant.

10.	DELIVERY OF SHARES
As soon as administratively practicable after the Purchase Date, the Corporation shall, in its discretion, either deliver to each Participant a certificate representing the shares of Common Stock purchased upon exercise of his or her Option, provide for the crediting of such shares in book entry form in the name of the Participant, or provide for an alternative arrangement for the delivery of such shares to a broker or recordkeeping service for the benefit of the Participant. In the event the Corporation is required to obtain from any commission or agency authority to issue any such certificate or otherwise deliver such shares, the Corporation will seek to obtain such authority. If the Corporation is unable to obtain from any such commission or agency authority which counsel for the Corporation deems necessary for the lawful issuance of any such certificate or other delivery of such shares, or if for any other reason the Corporation cannot issue or deliver shares of Common Stock and satisfy Section 21, the Corporation shall be relieved from liability to any Participant except that the Corporation shall return to each Participant to whom such shares cannot be issued or delivered the amount of the balance credited to his or her Account that would have otherwise been used for the purchase of such shares.

11.	TERMINATION OF EMPLOYMENT; CHANGE IN ELIGIBLE STATUS

(a)
General. Except as provided in Section 11(b) below, if a Participant ceases to be an Eligible Employee for any reason (including, without limitation, due to the Participant’s death, disability, quit, resignation or retirement, or due to a layoff or other termination of employment with or without cause), or if the Participant elects to withdraw from the Plan pursuant to Section 7(d), at any time prior to the last day of an Offering Period in which he or she participates, such Participant’s Account shall be paid to him or her (or, in the event of the Participant’s death, to the person or persons entitled thereto under Section 13) in cash, and such Participant’s Option and participation in the Plan shall automatically terminate as of the time that the Participant ceased to be an Eligible Employee.

(b)
Change in Eligible Status; Leave. If a Participant (1) ceases to be an Eligible Employee during a Purchase Period but remains an employee of the Corporation or a Subsidiary through the Purchase Date for that Purchase Period (for example, and without limitation, due to a change in the Participant’s employer from the Corporation or a Participating Subsidiary to a non-Participating Subsidiary, if the Participant’s employer ceases to maintain the Plan as a Participating Subsidiary but otherwise continues as a Subsidiary, or if the Participant’s customary level of employment no longer satisfies the requirements set forth in the definition of Eligible Employee), or (2) during a Purchase Period commences a sick leave, military leave, or other leave of absence approved by the Corporation or a Participating Subsidiary, and the leave meets the requirements of Treasury Regulation Section 1.421-1(h)(2) and the Participant is an employee of the Corporation or a Subsidiary or on such leave as of the applicable Purchase Date, such Participant’s Contributions shall cease (subject to Section 7(d) and Section 7(f)), and the Contributions previously credited to the Participant’s Account for that Purchase Period shall be used to exercise the Participant’s Option as of the applicable Purchase Date in accordance with Section 9 (unless the Participant makes a timely withdrawal election in accordance with Section 7(d), in which case such Participant’s Account shall be paid to him or her in cash in accordance with Section 11(a)).

(c)
Re-Enrollment. A Participant’s termination from Plan participation precludes the Participant from again participating in this Plan during that Offering Period. However, such termination shall not have any effect upon his or her ability to participate in any succeeding Offering Period, provided that the applicable eligibility and participation requirements are again then met. A Participant’s termination from Plan participation shall be deemed to be a revocation of that Participant’s Subscription Agreement and such Participant must file a new Subscription Agreement to resume Plan participation in any succeeding Offering Period.

(d)
Change in Subsidiary Status. For purposes of this Plan, if a Subsidiary ceases to be a Subsidiary, each person employed by that Subsidiary will be deemed to have terminated employment for purposes of this Plan, unless the person continues as an employee of the Corporation or another Subsidiary.

12.	ADMINISTRATION

(a)
The Committee. The Board shall appoint the Committee, which shall be composed of not less than two members of the Board. The Board may, at any time, increase or decrease the number of members of the Committee, may remove from membership on the Committee all or any portion of its members, and may appoint such person or persons as it desires to fill any vacancy existing on the Committee, whether caused by removal, resignation, or otherwise. The Board may also, at any time, assume the administration of all or a part of this Plan, in which case references (or relevant references in the event the Board assumes the administration of only certain aspects of this Plan) to the “Committee” shall be deemed to be references to the Board. Action of the Committee with respect to this Plan shall be taken pursuant to a majority vote or by the unanimous written consent of its members. No member of the Committee shall be entitled to act on or decide any matter relating solely to himself or herself or solely to any of his or her rights or benefits under this Plan.

(b)
Powers and Duties of the Committee. Subject to the express provisions of this Plan, the Committee shall supervise and administer this Plan and shall have the full authority and discretion: (1) to construe and interpret this Plan and any agreements defining the rights and obligations of the Corporation, any Subsidiary, and Participants under this Plan; (2) to further define the terms used in this Plan; (3) to prescribe, amend and rescind rules and regulations relating to the administration of this Plan (including, without limitation, deadlines for making elections or for providing any notices contemplated by this Plan, which deadlines may be more restrictive than any deadlines otherwise contemplated by this Plan); and (4) to make all other determinations and take such other action as contemplated by this Plan or as may be necessary or advisable for the administration of this Plan or the effectuation of its purposes. Notwithstanding anything else contained in this Plan to the contrary, the Committee may also adopt rules, procedures or sub-plans applicable to particular Subsidiaries or locations, which sub-plans may be designed to be outside the scope of Section 423 of the Code and need not comply with the otherwise applicable provisions of this Plan.

(c)
Decisions of the Committee are Binding. Any action taken by, or inaction of, the Corporation, any Subsidiary, the Board or the Committee relating or pursuant to this Plan and within its authority hereunder or under applicable law shall be within the absolute discretion of that entity or body and shall be conclusive and binding upon all persons.

(d)
Indemnification. Neither the Board nor any Committee, nor any member thereof or person acting at the direction thereof, shall be liable for any act, omission, interpretation, construction or determination made in good faith in connection with this Plan, and all such persons shall be entitled to indemnification and reimbursement by the Corporation in respect of any claim, loss, damage or expense (including, without limitation, attorneys’ fees) arising or resulting therefrom to the fullest extent permitted by law and/or under any directors and officers liability insurance coverage that may be in effect from time to time.

(e)
Reliance on Experts. In making any determination or in taking or not taking any action under this Plan, the Committee or the Board, as the case may be, may obtain and may rely upon the advice of experts, including professional advisors to the Corporation. No director, officer or agent of the Corporation or any Participating Subsidiary shall be liable for any such action or determination taken or made or omitted in good faith.

(f)	Delegation. The Committee may delegate ministerial, non-discretionary functions to individuals who are officers or employees of the Corporation or a Subsidiary.

13.	DESIGNATION OF BENEFICIARY
If the Committee permits beneficiary designations with respect to this Plan, then each Participant may file, on a form and in a manner prescribed by the Committee (or its delegate), a written designation of a beneficiary who is to receive any shares or cash from or with respect to such Participant’s Account under this Plan in the event of such Participant’s death. If a Participant is married and the designated beneficiary is not solely his or her spouse, spousal consent shall be required for such designation to be effective unless it is established (to the satisfaction of the Committee or its delegate) that there is no spouse or that the spouse cannot be located. The Committee may rely on the last designation of a beneficiary filed by a Participant in accordance with this Plan. Beneficiary designations may be changed by the Participant (and his or her spouse, if required) at any time on forms provided and in the manner prescribed by the Committee (or its delegate).
If a Participant dies with no validly designated beneficiary under this Plan who is living at the time of such Participant’s death (or in the event the Committee does not permit beneficiary designations under this Plan), the Corporation shall deliver all shares and/or cash payable pursuant to the terms hereof to the executor or administrator of the estate of the Participant, or if no such executor or administrator has been appointed, the Corporation, in its discretion, may deliver such shares and/or cash to the spouse or to any one or more dependents or relatives of the Participant, or if no spouse, dependent or relative is known to the Corporation, then to such other person as the Corporation may designate.
If a Participant’s death occurs before the end of an Offering Period or subsequent to the end of an Offering Period but prior to the delivery to him or her or for his or her benefit of any shares deliverable under the terms of this Plan, and the Corporation has notice of the Participant’s death, then any shares purchased for that Offering Period and any remaining balance of such Participant’s Account shall be paid to such beneficiary (or such other person entitled to such payment pursuant to this Section 13). If the Committee permits beneficiary designations with respect to this Plan, any such designation shall have no effect with respect to shares purchased and actually delivered (or credited, as the case may be) to or for the benefit of the Participant.

14.	TRANSFERABILITY
Neither Contributions credited to a Participant’s Account nor any Options or rights with respect to the exercise of Options or right to receive shares under this Plan may be anticipated, alienated, encumbered, assigned, transferred, pledged or otherwise disposed of in any way (other than by will, the laws of descent and distribution, or as provided in Section 13) by the Participant. Any such attempt at anticipation, alienation, encumbrance, assignment, transfer, pledge or other disposition shall be without effect and all amounts shall be paid and all shares shall be delivered in accordance with the provisions of this Plan. Amounts payable or shares deliverable pursuant to this Plan shall be paid or delivered only to (or credited in the name of, as the case may be) the Participant or, in the event of the Participant’s death, the Participant’s beneficiary pursuant to Section 13.

15.	USE OF FUNDS; INTEREST
All Contributions received or held by the Corporation under this Plan will be included in the general assets of the Corporation and may be used for any corporate purpose. Notwithstanding anything else contained herein to the contrary, no interest will be paid to any Participant or credited to his or her Account under this Plan (in respect of Account balances, refunds of Account balances, or otherwise). Amounts payable under this Plan shall be payable in shares of Common Stock or from the general assets of the Corporation and, except for any shares that may be reserved on the books of the Corporation for issuance with respect to this Plan, no special or separate reserve, fund or deposit shall be made to assure payment of amounts that may be due with respect to this Plan.

16.	REPORTS
Statements shall be provided (either electronically or in written form, as the Committee may provide from time to time) to Participants as soon as administratively practicable following each Purchase Date. Each Participant’s statement shall set forth, as of such Purchase Date, that Participant’s Account balance immediately prior to the exercise of his or her Option, the Option Price, the number of whole shares purchased and his or her remaining Account balance, if any.

17.	ADJUSTMENTS OF AND CHANGES IN THE STOCK
Upon or in contemplation of any reclassification, recapitalization, stock split (including a stock split in the form of a stock dividend), or reverse stock split; any merger, combination, consolidation, or other reorganization; split-up, spin-off, or any similar extraordinary dividend distribution in respect of the Common Stock (whether in the form of securities or property); any exchange of Common Stock or other securities of the Corporation, or any similar, unusual or extraordinary corporate transaction in respect of the Common Stock; or a sale of substantially all the assets of the Corporation as an entirety occurs; then the Committee shall equitably and proportionately adjust (1) the number and type of shares or the number and type of other securities that thereafter may be made the subject of Options (including the specific maxima and numbers of shares set forth elsewhere in this Plan), (2) the number, amount and type of shares (or other securities or property) subject to any or all outstanding Options, (3) the Option Price of any or all outstanding Options, and/or (4) the securities, cash or other property deliverable upon exercise of any outstanding Options, in each case to the extent necessary to preserve (but not increase) the level of incentives intended by this Plan and the then-outstanding Options.
Upon the occurrence of any event described in the preceding paragraph, or any other event in which the Corporation does not survive (or does not survive as a public company in respect of its Common Stock); then the Committee may make provision for a cash payment or for the substitution or exchange of any or all outstanding Options for cash, securities or property to be delivered to the holders of any or all outstanding Options based upon the distribution or consideration payable to holders of the Common Stock upon or in respect of such event.
The Committee may adopt such valuation methodologies for outstanding Options as it deems reasonable in the event of a cash or property settlement and, without limitation on other methodologies, may base such settlement solely upon the excess (if any) of the amount payable upon or in respect of such event over the Option Price of the Option.
In any of such events, the Committee may take such action sufficiently prior to such event to the extent that the Committee deems the action necessary to permit the Participant to realize the benefits intended to be conveyed with respect to the underlying shares in the same manner as is or will be available to shareholders generally.

18.	POSSIBLE EARLY TERMINATION OF PLAN AND OPTIONS
Upon a dissolution or liquidation of the Corporation, or any other event described in Section 17 that the Corporation does not survive or does not survive as a publicly-traded company in respect of its Common Stock, as the case may be, this Plan and, if prior to the last day of an Offering Period, any outstanding Option granted with respect to that Offering Period shall terminate, subject to any provision that has been expressly made by the Board for the survival, substitution, assumption, exchange or other settlement of this Plan and Options. In the event a Participant’s Option is terminated pursuant to this Section 18 without a provision having been made by the Board for a substitution, exchange or other settlement of the Option, such Participant’s Account shall be paid to him or her in cash without interest.

19.	TERM OF PLAN; AMENDMENT OR TERMINATION

(a)
Effective Date; Termination. Subject to Section 19(b), this Plan shall become effective as of the Effective Date. No new Offering Periods shall commence on or after the tenth anniversary of the Effective Date, and this Plan shall terminate as of the Purchase Date on or immediately following such date unless sooner terminated pursuant to Section 18 or this Section 19. In the event that during a particular Purchase Period all of the shares of Common Stock made available under this Plan are subscribed prior to the expiration of this Plan, this Plan and all outstanding Options hereunder shall terminate at the end of that Purchase Period and the shares available shall be allocated for purchase by Participants in that Purchase Period on a pro-rata basis determined with respect to Participants’ Account balances.

(b)
Board Amendment Authority. The Board may, at any time, terminate or, from time to time, amend, modify or suspend this Plan, in whole or in part and without notice. Shareholder approval for any amendment or modification shall not be required, except to the extent required by law or applicable stock exchange rules, or required under Section 423 of the Code in order to preserve the intended tax consequences of this Plan. No Options may be granted during any suspension of this Plan or after the termination of this Plan, but the Committee will retain jurisdiction as to Options then outstanding in accordance with the terms of this Plan. No amendment, modification, or termination pursuant to this Section 19(b) shall, without written consent of the Participant, affect in any manner materially adverse to the Participant any rights or benefits of such Participant or obligations of the Corporation under any Option granted under this Plan prior to the effective date of such change. Changes contemplated by Section 17 or Section 18 shall not be deemed to constitute changes or amendments requiring Participant consent.

(c)
Certain Additional Committee Authority. Notwithstanding the amendment provisions of Section 19(b) and without limiting the Board’s authority thereunder and without limiting the Committee’s authority pursuant to any other provision of this Plan, the Committee shall have the right (1) to designate from time to time the Subsidiaries whose employees may be eligible to participate in this Plan (including, without limitation, any Subsidiary that may first become such after the date shareholders first approve this Plan) (each a “Participating Subsidiary”), and (2) to change the service and other qualification requirements set forth under the definition of Eligible Employee in Section 2 (subject to the requirements of Section 423(b) of the Code and applicable rules and regulations thereunder). Any such change shall not take effect earlier than the first Purchase Period that starts on or after the effective date of such change. Any such change shall not require shareholder approval.

20.	NOTICES
All notices or other communications by a Participant to the Corporation contemplated by this Plan shall be deemed to have been duly given when received in the form and manner specified by the Committee (or its delegate) at the location, or by the person, designated by the Committee (or its delegate) for that purpose.

21.	CONDITIONS UPON ISSUANCE OF SHARES
This Plan, the granting of Options under this Plan and the offer, issuance and delivery of shares of Common Stock are subject to compliance with all applicable federal and state laws, rules and regulations (including but not limited to state and federal securities laws) and to such approvals by any listing, regulatory or governmental authority as may, in the opinion of counsel for the Corporation, be necessary or advisable in connection therewith. The person acquiring any securities under this Plan will, if requested by the Corporation and as a condition precedent to the exercise of his or her Option, provide such assurances and representations to the Corporation as the Committee may deem necessary or desirable to assure compliance with all applicable legal requirements.

22.	PLAN CONSTRUCTION

(a)
Section 16. It is the intent of the Corporation that transactions involving Options under this Plan (other than “Discretionary Transactions” as that term is defined in Rule 16b-3(b)(1) promulgated by the Commission under Section 16 of the Exchange Act, to the extent there are any Discretionary Transactions under this Plan), in the case of Participants who are or may be subject to the prohibitions of Section 16 of the Exchange Act, satisfy the requirements for exemption under Rule 16b-3(c) promulgated by the Commission under Section 16 of the Exchange Act to the maximum extent possible. Notwithstanding the foregoing, the Corporation shall have no liability to any Participant for Section 16 consequences of Options or other events with respect to this Plan.

(b)
Section 423. Except as the Committee may expressly provide in the case of one or more sub-plans adopted pursuant to Section 12(b), this Plan and Options are intended to qualify under Section 423 of the Code. Accordingly, all Participants are to have the same rights and privileges (within the meaning of Section 423(b)(5) of the Code and except as not required thereunder to qualify this Plan under Section 423) under this Plan, subject to differences in Compensation among Participants and subject to the Contribution and share limits of this Plan.

(c)
Interpretation. If any provision of this Plan or of any Option would otherwise frustrate or conflict with the intents expressed above, that provision to the extent possible shall be interpreted so as to avoid such conflict. If the conflict remains irreconcilable, the Committee may disregard the provision if it concludes that to do so furthers the interest of the Corporation and is consistent with the purposes of this Plan as to such persons in the circumstances.

23.	EMPLOYEES’ RIGHTS

(a)
No Employment Rights. Nothing in this Plan (or in any Subscription Agreement or other document related to this Plan) will confer upon any Eligible Employee or Participant any right to continue in the employ or other service of the Corporation or any Subsidiary, constitute any contract or agreement of employment or other service or effect an employee’s status as an employee at will, nor shall interfere in any way with the right of the Corporation or any Subsidiary to change such person’s compensation or other benefits or to terminate his or her employment or other service, with or without cause. Nothing contained in this Section 23(a), however, is intended to adversely affect any express independent right of any such person under a separate employment or service contract other than a Subscription Agreement.

(b)
No Rights to Assets of the Company. No Participant or other person will have any right, title or interest in any fund or in any specific asset (including shares of Common Stock) of the Corporation or any Subsidiary by reason of any Option hereunder. Neither the provisions of this Plan (or of any Subscription Agreement or other document related to this Plan), nor the creation or adoption of this Plan, nor any action taken pursuant to the provisions of this Plan will create, or be construed to create, a trust of any kind or a fiduciary relationship between the Corporation or any Subsidiary and any Participant, Beneficiary or other person. To the extent that a Participant, Beneficiary or other person acquires a right to receive payment pursuant to this Plan, such right will be no greater than the right of any unsecured general creditor of the Corporation.

(c)
No Shareholder Rights. A Participant will not be entitled to any privilege of stock ownership as to any shares of Common Stock not actually delivered to and held of record by the Participant. No adjustment will be made for dividends or other rights as a shareholder for which a record date is prior to such date of delivery.

24.	MISCELLANEOUS

(a)	Governing Law. This Plan, the Options, Subscription Agreements and other documents related to this Plan shall be governed by, and construed in accordance with, the laws of the State of Oregon.

(b)	Severability. If any provision shall be held by a court of competent jurisdiction to be invalid and unenforceable, the remaining provisions of this Plan shall continue in effect.

(c)
Captions and Headings. Captions and headings are given to the sections of this Plan solely as a convenience to facilitate reference. Such captions and headings shall not be deemed in any way material or relevant to the construction of interpretation of this Plan or any provision hereof.

(d)
No Effect on Other Plans or Corporate Authority. The adoption of this Plan shall not affect any other Corporation or Subsidiary compensation or incentive plans in effect. Nothing in this Plan will limit or be deemed to limit the authority of the Board or Committee (1) to establish any other forms of incentives or compensation for employees of the Corporation or any Subsidiary (with or without reference to the Common Stock), or (2) to grant or assume options (outside the scope of and in addition to those contemplated by this Plan) in connection with any proper corporate purpose; to the extent consistent with any other plan or authority. Benefits received by a Participant under an Option granted pursuant to this Plan shall not be deemed a part of the Participant’s compensation for purposes of the determination of benefits under any other employee welfare or benefit plans or arrangements, if any, provided by the Corporation or any Subsidiary, except where the Committee or the Board (or the Board of Directors of the Subsidiary that sponsors such plan or arrangement, as applicable) expressly otherwise provides or authorizes in writing.

25.	TAX WITHHOLDING
Notwithstanding anything else contained in this Plan herein to the contrary, the Corporation may deduct from a Participant’s Account balance as of a Purchase Date, before the exercise of the Participant’s Option is given effect on such date, the amount of taxes (if any) which the Corporation reasonably determines it or any Subsidiary may be required to withhold with respect to such exercise. In such event, the maximum number of whole shares subject to such Option (subject to the other limits set forth in this Plan) shall be purchased at the Option Price with the balance of the Participant’s Account (after reduction for the tax withholding amount).
Should the Corporation for any reason be unable, or elect not to, satisfy its or any Subsidiary’s tax withholding obligations in the manner described in the preceding paragraph with respect to a Participant’s exercise of an Option, or should the Corporation or any Subsidiary reasonably determine that it or an affiliated entity has a tax withholding obligation with respect to a disposition of shares acquired pursuant to the exercise of an Option prior to satisfaction of the holding period requirements of Section 423 of the Code, the Corporation or Subsidiary, as the case may be, shall have the right at its option to (1) require the Participant to pay or provide for payment of the amount of any taxes which the Corporation or Subsidiary reasonably determines that it or any affiliate is required to withhold with respect to such event or (2) deduct from any amount otherwise payable to or for the account of the Participant the amount of any taxes which the Corporation or Subsidiary reasonably determines that it or any affiliate is required to withhold with respect to such event.

26.	NOTICE OF SALE
Any person who has acquired shares under this Plan shall give prompt written notice to the Corporation of any sale or other transfer of the shares if such sale or transfer occurs (1) within the two-year period after the Grant Date of the Offering

Period with respect to which such shares were acquired, or (2) within the twelve-month period after the Purchase Date of the Purchase Period with respect to which such shares were acquired.